                                                                     Exhibit 4.1
                                                                  EXECUTION COPY








--------------------------------------------------------------------------------



                                INDENTURE

                        dated as of July 15, 1998

                             by and between


            AerCo LIMITED, a limited liability company incorporated
              in Jersey, Channel Islands, as issuer of the Notes,

                                      and

                       BANKERS TRUST COMPANY, as initial
                              trustee of the Notes



--------------------------------------------------------------------------------

   Reconciliation and tie between the Indenture, dated as of July 15, 1998, and the Trust Indenture Act of 1939, as amended. This reconciliation does not constitute part of the Indenture.



 Trust Indenture Act
   of 1939 Section     Indenture Section
 -------------------   -----------------
            310(a)(1)        6.09
               (a)(2)        6.09
                  (b)        6.08
                  311        6.08
               312(a)        2.07
               313(a)        6.10
               313(c)    6.10/6.11(c)
               314(a)    6.11(a) - (c)
               (a)(4)       6.11(d)
               (c)(1)        1.03
               (c)(2)        1.03
                  (e)        1.03
               315(b)        6.07
               315(d)        6.01
316(a)(last sentence)       1.04(c)
            (a)(1)(A)        4.12
            (a)(1)(B)        4.05
                  (b)        4.09
                  (c)       1.04(d)
            317(a)(1)     4.03; 13.04
               (a)(2)        4.10
                  (b)        2.04
               318(a)        13.13

                        TABLE OF CONTENTS



                           ARTICLE I


                               DEFINITIONS                                  PAGE
     Section 1.01.  Definitions...........................................    1
     Section 1.02.  Rules of Construction.................................   34
     Section 1.03.  Compliance Certificates and Opinions..................   35
     Section 1.04.  Acts of Noteholders...................................   36
     Section 1.05.  Incorporation by Reference of Trust Indenture Act.....   37

                             ARTICLE II

                             THE NOTES

    Section 2.01.  Amount Not to Exceed the Initial Outstanding Principal
       Balance; Terms; Form; Execution and Delivery.......................   38
    Section 2.02.  Restrictive Legends....................................   41
    Section 2.03.  Registrar and Paying Agent.............................   42
    Section 2.04.  Paying Agent to Hold Money in Trust....................   44
    Section 2.05.  Method of Payment......................................   44
    Section 2.06.  Minimum Denomination...................................   45
    Section 2.07.  Transfer and Exchange; Cancellation....................   45
    Section 2.08.  Mutilated, Destroyed, Lost or Stolen Notes.............   48
    Section 2.09.  Payments of Transfer Taxes.............................   48
    Section 2.10.  Refinancing of A-D Notes...............................   48
    Section 2.11.  Issuer Additional Notes................................   50
    Section 2.12.  Remaining Subclass D-1 Notes and Remaining Subclass E-1
    Notes.................................................................   51
    Section 2.13.  Special Transfer Provisions............................   52
    Section 2.14.  Temporary Definitive Registered Notes..................   54
    Section 2.15.  Statements to Noteholders..............................   55
    Section 2.16.  CUSIP, CINS AND ISIN Numbers...........................   56

                                  ARTICLE III

                      ACCOUNTS; PRIORITY OF PAYMENTS

    Section 3.01.  Establishment of Accounts..............................    56
    Section 3.02.  Investments of Cash....................................    61
    Section 3.03.  Closing Date Deposits, Withdrawals and Transfers.......    62
    Section 3.04.  Interim Deposits and Withdrawals.......................    62

                                     ii

   Section 3.05.  Interim Deposits and Withdrawals for Modification
                  Payments or Dispositions of Aircraft....................   64
   Section 3.06.  Calculation Date Calculations...........................   64
   Section 3.07.  Payment Date First Step Withdrawals and Transfers.......   66
   Section 3.08.  Payment Date Second Step Withdrawals....................   67
   Section 3.09.  Allocations of Principal Payments Among Subclasses
                  of the Notes............................................   72
   Section 3.10.  Certain Redemptions; Certain Premiums...................   73
   Section 3.11.  Adjustment of Class Percentages and Target
                  Principal Balances......................................   75

                                  ARTICLE IV

                           DEFAULT AND REMEDIES

   Section 4.01.  Events of Default.......................................   75
   Section 4.02.  Acceleration, Rescission and Annulment..................   77
   Section 4.03.  Other Remedies..........................................   78
   Section 4.04.  Limitation on Suits.....................................   78
   Section 4.05.  Waiver of Existing Defaults.............................   78
   Section 4.06.  Restoration of Rights and Remedies......................   79
   Section 4.07.  Remedies Cumulative.....................................   79
   Section 4.08.  Authority of Courts Not Required........................   79
   Section 4.09.  Rights of Noteholders to Receive Payment................   79
   Section 4.10.  Trustee May File Proofs of Claim........................   80
   Section 4.11.  Undertaking for Costs...................................   80
   Section 4.12.  Control by Noteholders..................................   80

                                   ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 5.01.  Representations and Warranties..........................   80
   Section 5.02.  General Covenants.......................................   83
   Section 5.03.  Operating Covenants.....................................   95

                                  ARTICLE VI

                                 THE TRUSTEE

   Section 6.01.  Acceptance of Trusts and Duties.........................  100
   Section 6.02.  Absence of Duties.......................................  100
   Section 6.03.  Representations or Warranties...........................  100
   Section 6.04.  Reliance; Agents; Advice of Counsel.....................  100
   Section 6.05.  Not Acting in Individual Capacity.......................  102

                                      iii

   Section 6.06.  No Compensation from Noteholders.......................    102
   Section 6.07.  Notice of Defaults.....................................    102
   Section 6.08.  May Hold Notes.........................................    103
   Section 6.09.  Corporate Trustee Required; Eligibility................    103
   Section 6.10.  Reports by Trustee.....................................    103
   Section 6.11.  Reports by the Issuer..................................    103

                                  ARTICLE VII

                             SUCCESSOR TRUSTEES

   Section 7.01.  Resignation and Removal of Trustee.....................    104
   Section 7.02.  Appointment of Successor...............................    104

                                 ARTICLE VIII

                                  INDEMNITY

   Section 8.01.  Indemnity..............................................    106

   Section 8.02.  Noteholders' Indemnity.................................    106

                                  ARTICLE IX

                                MODIFICATION

   Section 9.01.  Modification with Consent of Holders...................    106
   Section 9.02.  Modification Without Consent of Holders................    107
   Section 9.03.  Subordination and Priority of Payments.................    107
   Section 9.04.  Execution of Amendments by Trustee.....................    108
   Section 9.05.  Swap Providers.........................................    108
   Section 9.06.  Conformity with Trust Indenture Act....................    108

                                   ARTICLE X

                                SUBORDINATION

   Section 10.01.  Subordination of the Notes............................    108

                                  ARTICLE XI

                  DISCHARGE OF INDENTURE; DEFEASANCE

   Section 11.01.  Discharge of Liability on the Notes; Defeasance.......    110

                                   iv

   Section 11.02.  Conditions to Defeasance..............................   111
   Section 11.03.  Application of Trust Money............................   113
   Section 11.04.  Repayment to Issuer...................................   113
   Section 11.05.  Indemnity for Government Obligations and Corporate
                   Obligations...........................................   113
   Section 11.06.  Reinstatement.........................................   113

                                  ARTICLE XII

                                 GUARANTEE

   Section 12.01.  Guarantee.............................................   114
   Section 12.02.  Conditions to Effectiveness of Guarantee..............   116
   Section 12.03.  Ranking and Subordination of the Guarantees...........   116

                                 ARTICLE XIII

                               MISCELLANEOUS

   Section 13.01.  Right of Trustee to Perform...........................   117
   Section 13.02.  Waiver................................................   117
   Section 13.03.  Severability..........................................   118
   Section 13.04.  Restrictions on Exercise of Certain Rights............   118
   Section 13.05.  Notices...............................................   118
   Section 13.06.  Assignments...........................................   121
   Section 13.07.  Currency Conversion...................................   121
   Section 13.08.  Application to Court..................................   122
   Section 13.09.  Governing Law.........................................   122
   Section 13.10.  Jurisdiction..........................................   122
   Section 13.11.  Counterparts..........................................   123
   Section 13.12.  Table of Contents, Headings, Etc......................   123
   Section 13.13.  Trust Indenture Act...................................   123

                                                                            PAGE



                                   Schedules
                                   ---------

Schedule A   -     Initial Appraised Value of the Initial Aircraft
Schedule B   -     Issuer Subsidiaries

                                    Exhibits
                                    --------

Exhibit A-1  -     Form of Subclass A-1 Floating Rate Note
Exhibit A-2  -     Form of Subclass A-2 Floating Rate Note
Exhibit B    -     Form of Subclass B-1 Floating Rate Note
Exhibit C    -     Form of Subclass C-1 Floating Rate Note
Exhibit D    -     Form of Subclass D-1 Fixed Rate Note
Exhibit E    -     Form of Subclass E-1 Fixed Rate Note
Exhibit F    -     Concentration Limits
Exhibit G    -     Agents for Service of Process
Exhibit H    -     Insurance Provisions
Exhibit I    -     Form of Monthly Report to the Issuer and Each Rating Agency
Exhibit J    -     Form of Certificate of Transfer
Exhibit K    -     Core Lease Provisions

                                   Appendices
                                   ----------

Appendix A   -     Class Percentages
Appendix B   -     Target Principal Balances

      TRUST INDENTURE, dated as of July 15, 1998 (this "Indenture"), by and among AerCo LIMITED, a limited liability company incorporated in Jersey, Channel Islands ("AerCo"), as issuer of the Notes (the "Issuer"), and BANKERS TRUST COMPANY, as trustee of each subclass of Notes (the "Trustee").


                                   ARTICLE I

                                   DEFINITIONS


     Section 1.01. Definitions. For purposes of this Indenture, the following terms shall have the meanings indicated below:

     "A-C Note Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Initial Closing Date, between the Issuer and Morgan Stanley & Co. Incorporated.

     "A-D Notes" means the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

     "Acceleration Default" means any Event of Default of the type described in
Section 4.01(f) or 4.01(g) hereof.

     "Accounts" means the Rental Accounts, the Collection Account, the Defeasance/Redemption Account, the Expense Account, the Lessee Funded Account, the Aircraft Purchase Account and the Refinancing Account and any ledger and subledger accounts maintained therein in accordance with this Indenture.

     "Acquisition Agreements" means the Share Purchase Agreement, the ALPS 94-1 Share Purchase Agreement and any agreements pursuant to which Remaining or Substitute Aircraft or Issuer Additional Aircraft are acquired, the AerFi Share Purchase Agreement and the Cash Flow Swap Agreement.

     "Act", with respect to any Noteholder, has the meaning given to such term in Section 1.04 hereof.

     "Additional Aircraft" means the Issuer Additional Aircraft and the Guarantor Additional Aircraft.

     "Additional Issuance" has the meaning given to such term in Section 2.11 hereof.

     "Additional Lease" means, with respect to each Additional Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Additional Aircraft on the relevant Closing Date.

     "Additional Servicer" means a servicer of any Issuer Additional Aircraft pursuant to an Additional Servicing Agreement.

     "Additional Servicing Agreement" means any servicing agreement entered into to service any Issuer Additional Aircraft.

     "Adjusted Base Value" means, with respect to any Aircraft on any Calculation Date, the average of the Base Values of such Aircraft as determined by the Appraisals of such Aircraft delivered in connection with the Relevant Appraisal with respect to such Calculation Date.

     "Adjusted Portfolio Value" means, in respect of any Payment Date, the sum of the products of (i) the Adjusted Base Value of each Aircraft in the Portfolio on the Calculation Date preceding such Payment Date and (ii) the quotient obtained by dividing the applicable Depreciation Factor for such Aircraft on such Calculation Date by the applicable Depreciation Factor for such Aircraft as of the Relevant Appraisal with respect to such Calculation Date.

     "Administrative Agency Agreement" means the Administrative Agency Agreement dated as of the Initial Closing Date among the Administrative Agent, GPA Group, AerCo and the Issuer Subsidiaries parties thereto.

     "Administrative Agent" means GPA Administrative Services Limited, a company incorporated under the laws of Ireland, in its capacity as administrative agent under the Administrative Agency Agreement, including its successors in interest and permitted assigns, until a successor Person shall have become the administrative agent under such agreement, and thereafter "Administrative Agent" shall mean such successor Person.

     "AerCo Group" means the Issuer, any Issuer Subsidiary, any Guarantor and any Guarantor Subsidiary.

     "AerCo Group A-D Notes" means the AerCo Group Class A Notes, the AerCo Group Class B Notes, the AerCo Group Class C Notes and the AerCo Group Class D Notes.

     "AerCo Group Additional Notes" means the Issuer Additional Notes and the Guarantor Additional Notes.

     "AerCo Group Class A Notes" means the Class A Notes and the Guarantor Class A Additional Notes.

     "AerCo Group Class B Notes" means the Class B Notes and the Guarantor Class B Additional Notes.

     "AerCo Group Class C Notes" means the Class C Notes and the Guarantor Class C Additional Notes.

     "AerCo Group Class D Notes" means the Class D Notes and the Guarantor Class D Additional Notes.

     "AerCo Group Class E Notes" means the Class E Notes and the Guarantor Class E Additional Notes.

     "AerCo Group Fixed Rate Notes" means the AerCo Group Notes issued with a fixed rate of interest.

     "AerCo Group Floating Rate Notes" means the AerCo Group Notes issued with a floating or variable rate of interest.

     "AerCo Group Member" means the Issuer, any Guarantor, any Issuer Subsidiary or any Guarantor Subsidiary.

     "AerCo Group Notes" means the Notes and the Guarantor Additional Notes.

     "AerCo Group Refinancing Notes" means the Refinancing Notes and the "Refinancing Notes" referred to in a Guarantor Indenture.

     "AerCo Group Related Collateral Document" means any Related Collateral Document or any "Related Collateral Document" referred to in a Guarantor Indenture.

     "AerCo Ireland" means AerCo Ireland Limited, an Irish limited liability company with a registered number of 275814.

     "AerCo Ireland II" means AerCo Ireland II Limited, an Irish limited liability company with a registered number of 275810.

     "AerCoUSA" means AerCoUSA Inc., a Delaware corporation wholly-owned by the Issuer.

     "AerFi" means AerFi Belgium N.V., a company incorporated under the laws of Belgium with a registered number of 467.580.

     "AerFi Share Purchase Agreement" means the Share Purchase Agreement dated as of the date hereof between AerCo Ireland II and GPA Group.

     "affiliate" has the meaning given to such term in Section 5.02(b) hereof.

     "Agreed Currency" has the meaning given to such term in Section 13.07(a) hereof.

     "Agreed Value Payment" means a payment to be made by or on behalf of a Lessee under a Lease upon or following a Total Loss of an Aircraft with respect to such Total Loss.

     "Aircraft" means the Initial Aircraft and the Additional Aircraft.

     "Aircraft Agreement" has the meaning given to such term in Section 5.02(g) hereof.

     "Aircraft Owning Subsidiaries" means initially, ALPS 94-1, AerCo Ireland, AerCo Ireland II, AerCoUSA, any successor corporations and any other Issuer Subsidiaries holding title to an Aircraft.

     "Aircraft Purchase Account" has the meaning given to such term in Section 3.01(h) hereof.

     "Aircraft Sale" means any sale or other disposition of any Aircraft, including by reason of such Aircraft suffering a Total Loss.

     "Allowed Restructuring" has the meaning given to such term in Section 5.02(e) hereof.

     "ALPS 94-1" means Aircraft Lease Portfolio Securitization 94-1 Limited, a company incorporated with limited liability under the laws of Jersey, Channel Islands.

     "ALPS 94-1 (Belgium)" means ALPS 94-1 (Belgium) N.V., a company incorporated under the laws of Belgium with a registered number 392.073.

     "ALPS 94-1 Share Purchase Agreement" means the Share Purchase Agreement dated as of July 15, 1998, between Mourant & Co. Trustees Limited as trustees of the ALPS 94-1 Trust and the Issuer for all the outstanding share capital of ALPS 94-1.

     "Applicable Aviation Authority" means, in relation to any Aircraft, each governmental or regulatory authority that has responsibility for the supervision of civil aviation and/or the registration and operations of civil aircraft in the State of Registration of such Aircraft.

     "Applicable Law" means, with respect to any Person, all laws, rules, regulations and orders of governmental regulatory authorities applicable to such Person, including, without limitation, the regulations of each Applicable Aviation Authority applicable to such Person.


     "Applicable Procedures" means, with respect to any transfer or exchange of Book-Entry Interests, the rules and procedures of the Book-Entry Depositary, the Depository,

Euroclear and Cedel and any of their Participants and Indirect Participants that apply to such transfer or exchange.

     "Appraisal" means a desktop appraisal of the Base Value of an Aircraft made pursuant to Section 5.03(c) hereof.

     "Appraisers" has the meaning set forth in Section 5.03(c) hereof.

     "Assumed Portfolio Value" means, in respect of any Payment Date, the sum of the products of (i) the Initial Appraised Value of each Aircraft in the Portfolio on the Calculation Date preceding such Payment Date and (ii) the quotient obtained by dividing the Depreciation Factor applicable to such Aircraft on such Calculation Date by the Depreciation Factor applicable to such Aircraft on the relevant Closing Date.

     "Authorized Agent" means, with respect to the Notes of any subclass, any authorized Paying Agent or Registrar for the Notes of such subclass.

     "Available Collections Amount" means, as of any Calculation Date, amounts on deposit in the Collection Account less the Required Expense Amount determined as of such date.

     "Babcock & Brown" means Babcock & Brown Limited, a limited liability company organized under the laws of Ireland.

     "Bankers Trust" means Bankers Trust Company, a New York banking corporation currently located at Four Albany Street, New York, New York 10006.

     "Base Value" means the value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of the Aircraft's "highest and best use", presuming an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, adjusted to account for the maintenance status of such Aircraft (with certain assumptions as to use since the last reported status).

     "Basic Terms Modification" has the meaning given to such term in Section
9.01 hereof.

     "Belgian Security Documents" means the Pledge Agreement by AerFi to AerCo Ireland II, the Pledge Agreement from ALPS 94-1 (Belgium) to Pergola, the Share Pledge in respect of the shares of ALPS 94-1 (Belgium) and the Share Pledge in respect of the shares of AerFi, each dated as of the date hereof.

     "Board" means, with respect to the Issuer, the board of directors of the Issuer and, with respect to any AerCo Group Member other than the Issuer, an equivalent governing body.

     "Board Resolution" means a copy of a resolution certified as having been duly adopted by the Board of the Issuer and being in full force and effect on the date of such certification.

     "Book-Entry Depositary" means Bankers Trust in its capacity as book-entry depositary pursuant to the terms of the Deposit Agreement, including its successors in interest and permitted assigns.

     "Book-Entry Interest" means an indirect beneficial interest in a Global Note held through a corresponding Depositary Interest and shown on, and transferred only through, records maintained in book-entry form by the Depository (with respect to the Participants) and its Participants.

     "Business Day" means a day on which U.S. dollar deposits may be dealt in on the London inter-bank market and commercial banks and foreign exchange markets are open in New York, New York and London, England and, with respect to payments to or withdrawals from the Non-Trustee Accounts, a day on which the financial institution at which such account is located is open for business.

     "Calculation Date" means the fourth Business Day immediately preceding each Payment Date.

     "Cash Management Agreement" means the Cash Management Agreement dated as of the Initial Closing Date among AerCo, the Issuer Subsidiaries parties thereto, GPA Group, the Trustee, the Security Trustee and the Cash Manager.

     "Cash Manager" means GPA Cash Manager II Limited, a limited company organized under the laws of Ireland, in its capacity as cash manager under the Cash Management Agreement, including its successors in interest, until a successor Person shall have become the cash manager under that agreement, and thereafter, "Cash Manager" shall mean such successor Person.

     "Cedel" means Cedel Bank, societe anonyme.

     "Charitable Trust" means the charitable trust established under the laws of Jersey, Channel Islands, which beneficially owns 95% of the issued shares of the Issuer.

     "Charitable Trustee" means the trustee of the Charitable Trust.


     "Class A Notes" means, collectively, the Subclass A-1 Notes and the Subclass A-2 Notes, each substantially in the form attached as Exhibits A-1 and A-2 hereto, any

Refinancing Notes issued to refinance any subclass of the Class A Notes and any Issuer Additional Notes of such class.

     "Class B Notes" means the Subclass B-1 Notes, each substantially in the form attached as Exhibit B-1 hereto, any Refinancing Notes issued to refinance any subclass of the Class B Notes and any Issuer Additional Notes of such class.

     "Class C Notes" means the Subclass C-1 Notes, each substantially in the form attached as Exhibit C-1 hereto, any Refinancing Notes issued to refinance any subclass of the Class C Notes and any Issuer Additional Notes of such class.

     "Class D Notes" means the Subclass D-1 Notes, each substantially in the form attached as Exhibit D-1 hereto, any Refinancing Notes issued to refinance any subclass of the Class D Notes and any Issuer Additional Notes of such class.

     "Class E Note Accrued Interest Amount" means, on any Payment Date, the aggregate interest accrued on the Outstanding Principal Balance of the AerCo Group Class E Notes during the related Interest Accrual Period at the adjusted interest rate per annum set forth on the face of such AerCo Group Class E Notes (after giving effect to the Class E Note Primary Interest Amount paid on such Payment Date) and the aggregate interest accrued and unpaid from any prior Interest Accrual Period on the AerCo Group Class E Notes.

     "Class E Note Primary Interest Amount" means, on any Payment Date, the aggregate interest accrued on the Initial Outstanding Balance of the AerCo Group Class E Notes during the related Interest Accrual Period at a rate of 15% per annum.

     "Class E Note Representative" means the representative of the Noteholders of the Class E Notes selected by Holders of a majority of the Outstanding Principal Balance of the Class E Notes, initially GPA Group.

     "Class E Notes" means the Subclass E-1 Notes, each substantially in the form attached as Exhibit E-1 hereto and any Issuer Additional Notes of such class.

     "Class Percentage" means each of the Minimum Class Percentage, Scheduled Class Percentage and Supplemental Class Percentage.

     "Closing Date" means in the case of (i) the Initial Notes and the Initial Aircraft, the Initial Closing Date, (ii) any Remaining Subclass D-1 Notes, Remaining Subclass E-1 Notes, Refinancing Notes or AerCo Group Additional Notes, the relevant date of issuance of such Notes and (iii) any Additional Aircraft, the date of issuance of the AerCo Group Additional Notes issued to finance the acquisition of such Additional Aircraft.

     "Collateral" has the meaning given to such term in the Security Trust Agreement.

     "Collection Account" has the meaning given to such term in Section 3.01(b) hereof.

     "Collections" means, without duplication, (i) Rental Payments (other than Segregated Funds) and all other amounts received by any AerCo Group Member pursuant to any Lease or AerCo Group Related Collateral Document, (ii) the amount on deposit in the Collection Account in respect of the Liquidity Reserve Amount, (iii) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing (including any amounts received from any AerCo Group Member, whether by way of distribution, dividend, repayment of a loan or otherwise, and any proceeds received in connection with any Allowed Restructuring), (iv) the amount received by any AerCo Group Member in connection with any Aircraft Sale or otherwise received under any Aircraft Agreement, including sale proceeds, Total Loss Proceeds, Agreed Value Payments, proceeds of PRI, Requisition Compensation and all Partial Loss Proceeds, less, in each case, any expenses payable by such AerCo Group Member to any Person that is not an AerCo Group Member in connection therewith, (v) other amounts received by any AerCo Group Member from insurance with respect to any Aircraft, (vi) any amounts transferred from the Lessee Funded Account into the Collection Account in accordance with Section 3.07 hereof, (vii) any Swap Receipts, (viii) the proceeds of any investments of the funds in the Accounts (except to the extent that any such proceeds are required to be paid over to any Lessee under a Lease), (ix) any amounts transferred from the Aircraft Purchase Account into the Collection Account in accordance with
Section 3.04 hereof, (x) any amounts transferred from the Tax Defeasance Account into the Collection Account in accordance with Section 3.04 hereof,
(xi) prior to the delivery of the Remaining Aircraft or Substitute Aircraft,
(X) the amount of the rental and other payments received by GPA under the Leases of such Remaining Aircraft less (Y) the amount of the Investments on the funds on deposit in the Aircraft Purchase Account allocable to such Remaining Aircraft in respect of the period commencing on the day next following the preceding Calculation Date and ending on the Calculation Date of an Interest Accrual Period; provided that if GPA does not receive payments in full of such rental and other payments due during such period, the amount of Investments deducted from (Y) above will be reduced by multiplying a ratio the numerator of which is the amount of nonpayments in respect of such period and the denominator of which is the amount of rental and other payments due in respect of such period and (xii) any other amounts received by any AerCo Group Member other than (A) Segregated Funds, (B) funds to be applied in connection with a redemption under Section 3.10(a) or (b) under this Indenture or under any Guarantor Indenture, which shall be deposited in the Defeasance/Redemption Account, (C) funds received in connection with a Refinancing and (D) other amounts required to be paid over to any third party pursuant to any Related Document or Tax-Related Disposition Agreement, in each case subject to the restrictions set forth in this Indenture and any Guarantor Indenture.

     "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted or created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Company Secretary" means Mourant & Co. Secretaries Limited, including its successors in interest and permitted assigns.

     "Concentration Default" has the meaning given to such term in Section 5.02(g) hereof.

     "Concentration Limits" has the meaning given to such term in Section 5.03(a) hereof.

     "control" has the meaning given to such term in Section 5.02(b) hereof, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Core Lease Provisions" has the meaning given to such term in Section 5.03(f) hereof.

     "Corporate Obligations" has the meaning given to such term in Section
11.02 hereof.

     "Corporate Trust Office" means, with respect to the Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered and, with respect to the Trustee on the date hereof, shall be Four Albany Street, New York, New York 10006,
Attention: Corporate Trust and Agency Group--Structured Finance, Facsimile No:
+212-250-6439.

     "covenant defeasance" has the meaning given to such term in Section 11.01 hereof.

     "Credit Facility" means any letter of credit, guarantee or other credit enhancement or liquidity enhancement facility in favor of the Issuer.

     "D Note Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof between GPA Group and the Issuer.

     "DCR" means Duff and Phelps Credit Rating Co., and any successor thereto, or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "DCR" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer.

     "Default" means a condition, event or act which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.


     "Default Notice" means a notice given to the Issuer by Holders representing 25% of the aggregate Outstanding Principal Balance of the Senior Class of Notes, with a copy to the Trustee of each subclass of Notes, the Cash Manager and the Administrative Agent, declaring all Outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

     "Defeasance/Redemption Account" has the meaning given to such term in
Section 3.01(g) hereof.

     "Definitive Registered Notes" has the meaning given to such term in
Section 2.01(b) hereof.

     "Deposit Agreement" means the Note Depositary Agreement, dated as of July 15, 1998, between the Issuer and Bankers Trust, as Book-Entry Depositary, with respect to the Global Notes, as amended from time to time in accordance with the terms thereof.

     "Depositary Interest" means a certificateless depositary interest representing a 100% beneficial interest in a Global Note.

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Depreciation Factor" means, (i) with respect to each Initial Aircraft on any date of determination, if positive, the product of (1-kn) and 1.02n , where "n" equals the age of such Aircraft in years from the date of its manufacture and "k" equals a fraction, the numerator of which is 1 and the denominator of which is the Expected Useful Life of such Initial Aircraft and
(ii) with respect to each Additional Aircraft, the Depreciation Factor determined by the Board in connection with the issuance of the AerCo Group Additional Notes funding the acquisition of such Additional Aircraft.

     "Direction" has the meaning given to such term in Section 1.04(c) hereof.

     "DTC" means The Depository Trust Company.

     "Eligibility Requirements" has the meaning given to such term in Section 2.03(b) hereof.

     "Eligible Account" means a segregated trust account with an Eligible Institution.

     "Eligible Credit Facility" means any Credit Facility provided by, or supported with a further Credit Facility provided by, an Eligible Provider.


     "Eligible Institution" means (a) Bankers Trust, so long as it has (A) a long-term unsecured debt rating of A (or the equivalent) or better by each Rating Agency or (B) a certificate of deposit rating of A-1 by Standard & Poor's and P-1 by Moody's and is otherwise acceptable to DCR; and (b) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (A) a long-term unsecured debt rating of AA (or the equivalent) or better by each Rating Agency or (B) a certificate of deposit rating of A-l+ by Standard & Poor's, P-1 by Moody's and D-1 by DCR.

     "Eligible Provider" means a Person whose short-term unsecured debt is rated A-1+ by Standard & Poor's, P-1 by Moody's and D-1+ by DCR.

     "Encumbrance" has the meaning given to such term in Section 5.02(b) hereof.

     "Engine" means each engine installed on any Aircraft, or, where any such engine has been replaced under the terms of the relevant Lease, the engine replacing such engine, and includes any and all Parts incorporated in, installed on or attached to such engine.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

     "Event of Default", with respect to a class of Notes, has the meaning given to such term in Section 4.01 hereof.

     "Excess Amortization Date" means, with respect to (i) the Subclass A-1 Notes, July 15, 2000, (ii) the Subclass A-2 Notes, the Subclass B-1 Notes and the Subclass C-1 Notes, August 15, 1998, (iii) the Subclass D-1 Notes, July 15, 2010 and (iv) any Refinancing Notes or Issuer Additional Notes, the Excess Amortization Date established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means any securities of the Issuer containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to a Registration Rights Agreement and this Indenture.

     "Exchange Offer" has the meaning given to such term in the A-C Note Registration Rights Agreement.

     "Expected Final Payment Date" means with respect to (i) the Subclass A-1 Notes, July 15, 2000, (ii) the Subclass A-2 Notes, December 15, 2005, (iii) the Subclass B-1 Notes and the Subclass C-1 Notes, July 15, 2013, (iv) the Subclass D-1 Notes, April 15, 2014 and (v) any Refinancing Notes or Issuer Additional Notes, the Expected Final Payment Date established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes.


     "Expected Useful Life" means, with respect to each Initial Aircraft, 25 years from the date of manufacture except that any Initial Aircraft converted to freighter service shall have an Expected Useful Life of 15 years from the date of conversion and, with respect to any Issuer Additional Aircraft, the "Useful Life" established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of Issuer Additional Notes funding the acquisition of such Additional Aircraft.

     "Expense Account" has the meaning given to such term in Section 3.01(d) hereof.

     "Expenses" means, with respect to AerCo Group, collectively, any fees, costs, expenses or Taxes incurred by any AerCo Group Member in the course of the business activities permitted under Section 5.02(e) of this Indenture or under any Guarantor Indenture, including, without limitation, the fees and expenses of any Service Provider and the annual undertaking fee to the Charitable Trustee; provided, however, that Expenses shall not include any amount payable on the AerCo Group Notes, under any Swap Agreement or under any Credit Facilities or any other amounts ranking pari passu with or junior to interest payable on the AerCo Group Class A Notes in the priority of payments set forth under Section 3.08 hereof.

     "Extended Pool Factor" means, with respect to each subclass of AerCo Group Notes, the "Extended Pool Factor" set forth in the appendix to such Notes.

     "Extension Amount" has the meaning given to such term in Section 3.09 hereof.

     "Final Maturity Date" means with respect to (i) the Subclass A-1 Notes, the Subclass A-2 Notes, the Subclass B-1 Notes, the Subclass C-1 Notes, the Subclass D-1 Notes and the Subclass E-1 Notes, July 15, 2023 and (ii) any Refinancing Notes or Issuer Additional Notes, the date specified in the form of such Notes.

     "Fixed Rate Notes" means the Subclass D-1 Notes, the Subclass E-1 Notes and any Refinancing Notes or Issuer Additional Notes issued with a fixed rate of interest.

     "Floating Rate Notes" means the Subclass A-1 Notes, the Subclass A-2 Notes, the Subclass B-1 Notes, the Subclass C-1 Notes and any Refinancing Notes or Issuer Additional Notes issued with a floating or variable rate of interest.

     "Future Lease" means, with respect to each Aircraft, any aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement for such Aircraft as may be in effect at any time after the relevant Closing Date between the related AerCo Group Member (as lessor or vendor) and a Person not an AerCo Group Member (as lessee or purchaser), as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time, in each case other than any Initial Lease.

     "Global Notes" means any Rule 144A Global Notes, Regulation S Global Notes and any global Exchange Notes.

     "GPA" means GPA Group and its subsidiaries and affiliates.

     "GPA Group" means GPA Group plc, a public limited company incorporated in Ireland.

     "Guarantee" has the meaning given to such term in Section 5.02(f) hereof.

     "guarantee" has the meaning given to such term in Section 5.02(f) hereof.

     "Guarantor" means a special purpose vehicle, other than an Issuer Subsidiary, organized to (i) issue Guarantor Additional Notes pursuant to an indenture the terms of which are substantially identical to those of this Indenture, the proceeds of which shall be used to acquire Guarantor Additional Aircraft and (ii) guarantee the Notes.

     "Guarantor Additional Aircraft" means any aircraft held or acquired by a Guarantor or any Guarantor Subsidiary after the Initial Closing Date, excluding any such aircraft sold or disposed of by way of a completed Aircraft Sale.

     "Guarantor Additional Notes" has the meaning given to such term in Section
12.02 hereof.

     "Guarantor Class A Additional Note Guarantee" has the meaning given to such term in Section 12.03 hereof.

     "Guarantor Class A Additional Notes" means the Guarantor Additional Notes issued by a Guarantor ranking pari passu with the Class A Notes.

     "Guarantor Class B Additional Note Guarantee" has the meaning given to such term in Section 12.03 hereof.

     "Guarantor Class B Additional Notes" means the Guarantor Additional Notes issued by a Guarantor ranking pari passu with the Class B Notes.

     "Guarantor Class C Additional Note Guarantee" has the meaning given to such term in Section 12.03 hereof.

     "Guarantor Class C Additional Notes" means the Guarantor Additional Notes issued by a Guarantor ranking pari passu with the Class C Notes.

     "Guarantor Class D Additional Note Guarantee" has the meaning given to such term in Section 12.03 hereof.

     "Guarantor Class D Additional Notes" means the Guarantor Additional Notes issued by a Guarantor ranking pari passu with the Class D Notes.

     "Guarantor Class E Additional Note Guarantee" has the meaning given to such term in Section 12.03 hereof.

     "Guarantor Class E Additional Notes" means the Guarantor Additional Notes issued by a Guarantor ranking pari passu with the Class E Notes.

     "Guarantor Indenture" has the meaning given to such term in Section 12.02 hereof.

     "Guarantor Subsidiary" means each subsidiary of a Guarantor.

     "Guarantor Trustee" means a trustee or any successor trustee appointed in accordance with a Guarantor Indenture.

     "Holder" has the same meaning given to such term as the definition of "Noteholder" hereunder.

     "incur" has the meaning given to such term in Section 5.02(f) hereof.

     "Indebtedness" has the meaning given to such term in Section 5.02(f) hereof.

     "Indenture" has the meaning set forth in the preamble hereof.

     "Indirect Participant" means a Person who holds an interest through a Participant.

     "Initial Aircraft" means each of the aircraft (including any related Engines) identified in Schedule A hereto, any Remaining Aircraft and Substitute Aircraft delivered, excluding any such aircraft sold or disposed of by way of a completed Aircraft Sale.

     "Initial Appraised Value", in the case of each Initial Aircraft, means the average of the appraisals by each of the Initial Appraisers of the Base Value of such Aircraft as of March 1, 1998 and, in the case of any Additional Aircraft, the average of the appraisals by each of the Appraisers of the Base Value of such Aircraft as of a date not more than six months prior to the Closing Date for the issuance of the relevant AerCo Group Additional Notes.

     "Initial Appraisers" means Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited.

     "Initial Closing Date" means July 15, 1998.

     "Initial Lease" means, with respect to each Initial Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Initial Aircraft in existence on the date of this Agreement, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time.

     "Initial Notes" means the Subclass A-1 Notes, the Subclass A-2 Notes, the Subclass B-1 Notes, the Subclass C-1 Notes, the Subclass D-1 Notes (other than the Remaining Subclass D-1 Notes) and the Subclass E-1 Notes (other than the Remaining Subclass E-1 Notes).

     "Initial Outstanding Balance" means, with respect to any AerCo Group Notes, the initial total principal amount on the date of issuance therefor of such Notes unpaid and outstanding at any time.

     "Intercompany Loan" has the meaning given to such term in Section 5.02(f) hereof.

     "Intercompany Loan Agreements" has the meaning given to such term in the Security Trust Agreement.

     "Interest Accrual Period" means, as to each subclass of AerCo Group Notes, the period beginning on (and including) the relevant Closing Date with respect to such subclass of AerCo Group Notes and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided that the final Interest Accrual Period with respect to any subclass of AerCo Group Notes shall end on but exclude the Final Maturity Date with respect to such subclass of AerCo Group Notes (or, if earlier, with respect to any subclass of AerCo Group Notes repaid in full, the date such subclass of AerCo Group Notes is repaid in full). Account balances with respect to each Interest Accrual Period shall be determined by reference to the balances of funds on deposit in the Accounts on the Calculation Date immediately preceding each Payment Date.


     "Interest Amount" means, with respect to each subclass of AerCo Group A-D Notes, on any Payment Date, the amount of accrued and unpaid interest at the Stated Rate of Interest with respect to such subclass of AerCo Group A-D Notes on such Payment Date (including, to the fullest extent permitted by applicable law, interest on accrued and unpaid interest (excluding any unpaid Step-Up Interest) from any prior Interest Accrual Period at the Stated Rate of Interest for such subclass), determined in accordance with the terms of such subclass of AerCo Group A-D Notes. Any amount of Premium or interest on any subclass of AerCo Group A-D Notes not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Stated Rate of Interest for such AerCo Group A-D Notes from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the

Available Collections Amount therefor after making payments entitled to priority under Section 3.08 hereof.

     "investment" has the meaning given to such term in Section 5.02(c) hereof.

     "Irish Conduit Share Mortgage" means the Mortgage of Shares in Pergola Limited, dated as of the date hereof.

     "Irish Share Mortgages" means the Irish Conduit Share Mortgage and the Irish Subsidiary Share Mortgage.

     "Irish Subsidiary Share Mortgage" means the Mortgage of Shares in AerCo Ireland, AerCo Ireland II and Submortgage of Shares in Pergola Limited, dated as of the date hereof.

     "Issuer" has the meaning set forth in the preamble hereof.

     "Issuer Additional Aircraft" means any aircraft acquired by the Issuer or any Issuer Subsidiary after the Initial Closing Date (other than any Remaining Aircraft or Substitute Aircraft), excluding any such aircraft sold or disposed of by way of a completed Aircraft Sale.

     "Issuer Additional Notes" means any notes issued pursuant to this Indenture the proceeds of which are used to acquire Issuer Additional Aircraft.

     "Issuer Subsidiary" means each subsidiary of the Issuer existing on the Initial Closing Date and listed on Schedule B to this Indenture and any other subsidiary of the Issuer.

     "Jersey Debt Security Agreement" means the Debt Security Agreement between the Issuer and ALPS 94-1, dated as of the date hereof.

     "Jersey Share Security Agreement" means the Share Security Agreement in respect of the shares of ALPS 94-1, dated as of the date hereof.

     "Leases" means the Initial Leases, the Future Leases and the Additional Leases; provided that if, under any sub-leasing arrangement with respect to an Aircraft, the lessor thereof agrees to receive payments or collateral directly from, or is to make payments directly to the sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the "Lease".

     "legal defeasance" has the meaning given to such term in Section 11.01 hereof.


     "Lessee" means each Person who is the lessee of an Aircraft from time to time leased from any AerCo Group Member; provided that if, under any sub-leasing arrangement with respect to an Aircraft, the lessor thereof agrees to receive payments or collateral directly from, or is to make payments directly to, the sub-lessee, in any such case to the exclusion of the related Lessee, then the sub-lessee shall constitute the "Lessee".

     "Lessee Funded Account" has the meaning given to such term in Section 3.01(c) hereof.

     "LIBOR" means, unless otherwise specified, the London interbank offered rate for one month U.S. dollar deposits, determined pursuant to the Reference Agency Agreement.

     "Liquidity Reserve Amount" means an amount, initially approximately $56 million, and may be comprised of cash and/or Eligible Credit Facilities, which may be increased or decreased from time to time by the Board of the Issuer for any reason; provided that any such reduction, other than any reduction attributable solely to a decrease in the Security Deposit Reserve Amount as a result of AerCo entering into Future Leases requiring lower security deposits than expired Leases, shall be subject to Rating Agency Confirmation.

     "Listing Agent" means Banque Internationale a Luxembourg S.A.

     "Losses" means any loss, cost, charge, expense, interest, fee, payment, demand, liability, claim, action, proceeding, penalty, fine, damages, judgment, order or other sanction other than Taxes.

     "Minimum Class Percentage" means, with respect to the AerCo Group Class A Notes and the AerCo Group Class B Notes on any Payment Date, the "Minimum Class Percentage" set forth in Appendix A to this Indenture for such Payment Date, as such percentage shall be adjusted from time to time in accordance with Section
3.11 hereof.

     "Minimum Liquidity Reserve Amount" means an amount, initially equal to $15 million, which may be increased or decreased from time to time by the Board of the Issuer for any reason; provided that any such reduction shall be subject to Rating Agency Confirmation.

     "Minimum Principal Payment Amount" means, with respect to each class of AerCo Group A-D Notes on any Payment Date, the difference, if positive, between the aggregate Outstanding Principal Balance of such class of AerCo Group Notes and the Minimum Target Principal Balance of such class of AerCo Group Notes on such Payment Date.

     "Minimum Target Principal Balance" means, with respect to (i) the AerCo Group Class A Notes and the AerCo Group Class B Notes on any Payment Date, the product of (x) the Minimum Class Percentage for such class of AerCo Group Notes on such Payment Date and (y) the Assumed Portfolio Value in respect of such Payment Date; provided that, if on any Payment Date the Outstanding Principal Balance of AerCo Group Class A Notes is greater than the Adjusted Portfolio Value in respect of such Payment Date, then the

"Minimum Target Principal Balance" of AerCo Group Class A Notes shall be equal to the Scheduled Target Principal Balance of AerCo Group Class A Notes and (ii) the AerCo Group Class C Notes and the AerCo Group Class D Notes on any Payment Date, the "Minimum Target Principal Balance" set forth in Appendix A to this Indenture for such Payment Date, as such amount shall be adjusted from time to time in accordance with Section 3.11 hereof.

     "Modification Payment" has the meaning given to such term in Section 5.02(i) hereof.

     "Monthly Report" has the meaning given to such term in Section 2.15(a) hereof.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Net Sale Proceeds" has the meaning given to such term in Section 5.02(g) hereof.

     "Non-Trustee Accounts" has the meaning given to such term in Section 3.01(e) hereof.

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

     "Note Account" has the meaning given to such term in Section 3.01(i) hereof.

     "Noteholder" or "Holder" means (a) in the case of any Global Note, the bearer thereof, which shall initially be the Book-Entry Depositary and (b) in the case of any Definitive Registered Note, the Person in whose name such Note is registered from time to time.

     "Notes" means the Initial Notes, the Remaining Subclass D-1 Notes, the Remaining Subclass E-1 Notes, the Issuer Additional Notes and any Exchange Notes.

     "Note Target Price" has the meaning given to such term in Section 5.02(g) hereof.

     "Notices" has the meaning given to such term in Section 13.05 hereof.

     "Officer's Certificate" means a certificate signed by, with respect to the Issuer, any director and, with respect to a Guarantor or any other Person, any officer, director, trustee or equivalent representative.


     "Operating Bank" means Bankers Trust or any other Eligible Institution at which the Accounts are held; provided that (i) upon the resignation or removal and the replacement of the Senior Trustee pursuant to the terms of this Indenture, the successor trustee appointed hereunder shall be the Operating Bank; and (ii) if at any time the Operating Bank ceases to be an Eligible Institution, a successor operating bank shall be appointed by the Administrative Agent on behalf of the Security Trustee and all Accounts (other than the Non-Trustee Accounts) shall thereafter be transferred to and be maintained at such successor operating bank in the name of the Security Trustee and such successor operating bank shall thereafter be the "Operating Bank".

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, that meets the requirements of
Section 1.03 hereof.

     "Outstanding" means (a) with respect to the Notes of any class or subclass at any time, all Notes of such class or subclass theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee; (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been deposited in the applicable Note Account or distributed to Noteholders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Defeasance/Redemption Account; provided that if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.10(a) or 3.10(b) hereof, notice of such redemption shall have been given as provided in Section 3.10(c) hereof, or provision satisfactory to the Trustee shall have been made for giving such notice; and
(iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of this Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer); and (b) when used with respect to any other evidence of indebtedness shall mean, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

     "Outstanding Principal Balance" means, with respect to any AerCo Group Note or other evidence of indebtedness Outstanding, the total principal amount of such evidence of indebtedness unpaid and outstanding at any time as determined in the report to be delivered pursuant to Section 3.06 hereof.

     "Partial Loss" means, with respect to any Aircraft or related asset, any event or occurrence of loss, damage, destruction or the like which is not a Total Loss.

     "Partial Loss Proceeds" means, with respect to any Aircraft or related asset, the total proceeds of the insurance or reinsurance (other than in respect of liability insurance) paid in respect of any Partial Loss to any AerCo Group Member.

     "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Parts" means any part, component, appliance, accessory, instrument or other item of equipment (other than any Engine) installed in or attached to any Aircraft (or part thereof).

     "Paying Agent" has the meaning given to such term in Section 2.03 hereof. The term "Paying Agent" includes any additional Paying Agent.

     "Payment Date" means the 15th day of each month, commencing on August 17, 1998; provided that if any Payment Date would otherwise fall on a day which is not a Business Day, such Payment Date shall be the first following day which is a Business Day.

     "Permitted Account Investments" means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

           (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds);

           (b) demand deposits, time deposits or certificates of deposit of the Operating Bank or of depository institutions or trust companies organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds; provided that at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be at least "A-1+" by Standard & Poor's and "P-1" by Moody's and shall be acceptable to DCR or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of "AA" from Standard & Poor's and "Aa2" from Moody's and a confirmation that they are acceptable to DCR;

           (c) corporate or municipal debt obligations (i) having remaining maturities of no more than 365 days, or such lesser time as is required for the distribution of funds, having, at the time of the investment or contractual commitment to invest therein, a rating of at least "A-1+" or "AA" by Standard & Poor's and "P-1" or "Aa2" by Moody's and a confirmation that they are acceptable to DCR or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of "AA" from Standard & Poor's and "Aa2" from Moody's and a confirmation that they are acceptable to DCR;

           (d) investments in money market funds (including funds in respect of which the Trustee or any of its affiliates is investment manager or advisor) having a rating of at least "AA" by Standard & Poor's and "Aa2" by Moody's and a confirmation that they are acceptable to DCR;

           (e) notes or bankers' acceptances (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds) issued by any depository institution or trust company referred to in (b) above; or

           (f) any other investments approved pursuant to a Rating Agency Confirmation;

provided, however, that no investment shall be made in any obligations of any depository institution or trust company which has a contractual right to set off and apply any deposits held, and other indebtedness owing, by any AerCo Group Member to or for the credit or the account of such bank.

     "Permitted Accruals" has the meaning given to such term in Section 3.01(d) hereof.

     "Permitted Additional Aircraft Acquisition" has the meaning given to such term in Section 5.02(h) hereof.

     "Permitted Encumbrance" has the meaning given to such term in Section 5.02(b) hereof.

     "Permitted Tax-Related Disposition" has the meaning given to such term in
Section 5.02(g) hereof.

     "Person" means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

     "Pledged Debt" has the meaning given to such term in the Security Trust Agreement.

     "Pledged Stock" has the meaning given to such term in the Security Trust Agreement.

     "Pool Factor" means, with respect to each subclass of AerCo Group Notes on any Payment Date, the "Pool Factor" for such Payment Date set forth in the appendix to such Notes.

     "Portfolio" means, at any time, all Aircraft owned by AerCo Group.

     "Precedent Lease" has the meaning given to such term in Section 5.03(f) hereof.

     "PRI" has the meaning given to such term in Section 5.03(h) hereof.

     "PRI Guidelines" has the meaning given to such term in Section 5.03(a) hereof.

     "Primary Eligible Credit Facility" means any Eligible Credit Facility, other than a Secondary Eligible Credit Facility, which provides by its terms that it is entitled only to the priority of repayment accorded to Primary Eligible Credit Facilities under Section 3.08 hereof.

     "Prior Ranking Amounts" has the meaning assigned to such term in Section
3.08 hereof.

     "Private Placement Legend" has the meaning given to such term in Section
2.02 hereof.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Quarterly Report" has the meaning given to such term in Section 2.15(a) hereof.

     "Rating Agency" means each of DCR, Moody's and Standard & Poor's and any other nationally recognized rating agency designated by the Issuer and any Guarantor; provided that such organizations shall only be deemed to be a Rating Agency for purposes of the Indenture with respect to AerCo Group Notes that they are then rating.

     "Rating Agency Confirmation" means a prior written confirmation from each Rating Agency that a specified action or event shall not result in the downgrade or withdrawal of such Rating Agency's then current credit rating, if any, of any subclass of AerCo Group Notes.

     "Received Currency" has the meaning given to such term in Section 13.07(a) hereof.

     "Receiver" means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

     "Record Date" means with respect to each Payment Date, the close of business on the day that is 15 days prior to such Payment Date, whether or not such day is a Business Day.

     "Redemption" has the meaning given to such term in Section 3.10(c) hereof.

     "Redemption Date" means the date, which shall in each case be a Payment Date, on which Notes of any subclass are redeemed.

     "Redemption Premium" means (i) in respect of any Initial Note on any date, the Redemption Premium indicated in the table below:



      REDEMPTION DATE                          REDEMPTION PREMIUM
      ---------------         -----------------------------------------------------
                              SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
                              A-1 NOTES  A-2 NOTES  B-1 NOTES  C-1 NOTES  D-1 NOTES
                              ---------  ---------  ---------  ---------  ---------
On or after the Closing Date    100.50%    101.00%    101.50%   102.50%
On or after July 15, 1999...    100.25%    100.75%    101.25%   102.25%
On or after July 15, 2000...    100.00%    100.50%    101.00%   102.00%
On or after July 15, 2001...      -        100.25%    100.75%   101.75%
On or after July 15, 2002...      -        100.25%    100.50%   101.50%
On or after July 15, 2003...      -        100.25%    100.25%   101.25%    105.25%
On or after July 15, 2004...      -        100.25%    100.25%   101.00%    104.50%
On or after July 15, 2005...      -        100.00%    100.25%   100.75%    103.75%
On or after July 15, 2006...      -          -        100.25%   100.50%    103.00%
On or after July 15, 2007...      -          -        100.25%   100.25%    102.25%
On or after July 15, 2008...      -          -        100.25%   100.25%    101.50%
On or after July 15, 2009...      -          -        100.00%   100.25%    100.75%
On or after July 15, 2010...      -          -          -       100.25%    100.00%
On or after July 15, 2011...      -          -          -       100.00%      -

and (ii) in respect of any subclass of Refinancing Notes or Issuer Additional Notes, the Redemption Premium established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or designated as such in the form of such Notes.


     "Redemption Price" means with respect to (i) the Subclass A-1 Notes, the Subclass A-2 Notes, the Subclass B-1 Notes and the Subclass C-1 Notes, (A) to the extent that the redemption is funded other than out of the Available Collections Amount (including proceeds from Refinancing Notes and proceeds from third parties), the product of the applicable Redemption Premium and the Outstanding Principal Balance of the portion of such subclass of Notes being redeemed and (B) to the extent that the redemption is funded out of the Available Collections Amount, the Outstanding Principal Balance of the portion of such subclass of Notes being redeemed, without Redemption Premium, (ii) any portion of the Subclass D-1 Notes being redeemed, (x) to the extent that the redemption is funded other than out of the Available Collections Amount (including proceeds from Refinancing Notes and proceeds from third parties),
(a) if such redemption occurs prior to July 15, 2003, the higher of (1) the discounted present value of the Scheduled Principal Payment Amounts allocable in accordance with Section 3.09 hereof in respect of, and interest on, such portion from the Redemption Date to, but not including, July 15, 2003, plus the product of the applicable

Redemption Premium and the assumed Outstanding Principal Balance for July 15, 2003 of such portion, discounted at a rate equal to the Treasury Yield plus 1.00% and (2) the Outstanding Principal Balance of such portion and (b) if such redemption occurs on or after July 15, 2003, the product of the applicable Redemption Premium and the Outstanding Principal Balance of such portion and
(y) to the extent that the redemption is funded out of the Available Collections Amount, the Outstanding Principal Balance of the portion of such subclass of Notes being redeemed, without Redemption Premium and (iii) any Refinancing Notes or Issuer Additional Notes, the Redemption Price established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or designated as such in the form of such Notes.

     "Reference Agency Agreement" means the Reference Agency Agreement dated as of the Initial Closing Date, among the Issuer, the Trustee, the Reference Agent and the Cash Manager pursuant to which LIBOR is established from time to time.

     "Reference Agent" means Bankers Trust in its capacity as reference agent under the Reference Agency Agreement, including its successors in interest, until another Person shall have become the reference agent under that agreement, and thereafter "Reference Agent" shall mean such successor Person.

     "Reference Date" means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the Payment Date on which such Interest Accrual Period commences; provided, however, that the Reference Date with respect to the initial Interest Accrual Period means the date that is two Business Days before the Initial Closing Date.

     "Refinancing" has the meaning given to such term in Section 2.10 hereof.

     "Refinancing Account" has the meaning given to such term in Section 3.01(f) hereof.

     "Refinancing Expenses" means all out-of-pocket costs and expenses incurred in connection with an offering and issuance of Refinancing Notes.

     "Refinancing Notes" means any subclass of Notes issued by the Issuer under this Indenture at any time and from time to time after the date hereof, the proceeds of which are used to repay all or any part of the Outstanding Principal Balance of a subclass of Notes and ranking pari passu with such Notes.

     "Register" has the meaning given to such term in Section 2.03 hereof.

     "Registrar" has the meaning given to such term in Section 2.03 hereof and includes any additional Registrar.


     "Registration Rights Agreement" means the A-C Note Registration Rights Agreement, the D Note Registration Rights Agreement and any other agreement entered into between the Issuer and a purchaser of Notes providing for the registration of the transfer of such Notes under the Securities Act.

     "Registration Statement" means the Registration Statement as defined and described in a Registration Rights Agreement.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Note" has the meaning given to such term in Section
2.01 hereof.

     "Related Collateral Document" means any letter of credit, third-party or bank guarantee or cash collateral provided by or on behalf of a Lessee to secure such Lessee's obligations under a Lease.

     "Related Collateral Provider" means a provider of a Related Collateral Document.

     "Related Documents" means the Administrative Agency Agreement, the Cash Management Agreement, each Credit Facility, this Indenture, the Notes, the Deposit Agreement, the Reference Agency Agreement, the Security Documents, the Intercompany Loan Agreements, the Servicing Agreement, the Acquisition Agreements, the Registration Rights Agreement, the Secretarial Services Agreement, the Voting Trust Agreement, any Additional Servicing Agreements, any Swap Agreements and any Swap Guarantees.

     "Relevant Appraisal" means, with respect to any date of determination, the most recent Appraisal preceding such date of determination.

     "Relevant Information" means any information provided to the Administrative Agent by any Service Provider or any other service provider retained from time to time by AerCo Group pursuant to the Related Documents.

     "Remaining Aircraft" means those Initial Aircraft title to which has not been transferred to an Aircraft Owning Subsidiary by the Initial Closing Date.

     "Remaining Subclass D-1 Notes" has the meaning given to such term in
Section 2.12 hereof.

     "Remaining Subclass E-1 Notes" has the meaning given to such term in
Section 2.12 hereof.

     "Renewal Lease" has the meaning given to such term in Section 5.03(f) hereof.

     "Rental Account" has the meaning given to such term in Section 3.01(e) hereof.

     "Rental Payments" means all rental payments and other amounts payable by or on behalf of a Lessee under a Lease.

     "Required Expense Amount" means, with respect to AerCo Group on each Payment Date, (i) the amount of Expenses of AerCo Group due and payable on the Calculation Date relating to such Payment Date or reasonably anticipated to become due and payable before the end of the six-month period beginning on such date, (ii) at the discretion of the Administrative Agent, an amount necessary to provide for Permitted Accruals (other than accruals in respect of Modification Payments) and (iii) an amount determined by the Administrative Agent to be necessary to maintain in the Expense Account after payment of the Expenses (on such Payment Date and during the next succeeding Interest Accrual Period) and provision for the Permitted Accruals.

     "Requisition Compensation" means all monies or other compensation receivable by any AerCo Group Member from any government, whether civil, military or de facto, or public or local authority in relation to an Aircraft in the event of its requisition for title, confiscation, restraint, detention, forfeiture or compulsory acquisition or seizure or requisition for hire by or under the order of any government or public or local authority.

     "Responsible Officer" means, (i) with respect to the Trustee, any officer within the Corporate Trust Office, including any Principal, Vice President, Managing Director, Assistant Vice President, Assistant Secretary, Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject and (ii) with respect to the Issuer, any director.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Rule 144A Global Note" has the meaning given to such term in Section 2.01 hereof.

     "Scheduled Class Percentage" means, with respect to the AerCo Group Class A Notes and the AerCo Group Class B Notes on any Payment Date, the "Scheduled Class Percentage" set forth in Appendix A to this Indenture for such Payment Date, as such percentage shall be adjusted from time to time in accordance with
Section 3.11 hereof.

     "Scheduled Expiration Date" with respect to any Lease, means the date upon which such lease is scheduled to expire under the terms thereof.

     "Scheduled Principal Payment Amount" means, with respect to each class of AerCo Group A-D Notes on any Payment Date, the difference, if positive, between the aggregate Outstanding Principal Balance of such class of AerCo Group Notes (after giving effect to any payment of the Minimum Principal Payment Amount for such class of AerCo

Group Notes) and the Scheduled Target Principal Balance of such class of AerCo Group Notes on such Payment Date.

     "Scheduled Target Principal Balance" means with respect to (i) the AerCo Group Class A Notes on any Payment Date, the product of (A) the Scheduled Class Percentage for the AerCo Group Class A Notes on such Payment Date and (B) the lesser of (x) the Assumed Portfolio Value in respect of such Payment Date and
(y) 105% of the Adjusted Portfolio Value in respect of such Payment Date, (ii) the AerCo Group Class B Notes on any Payment Date, the product of the Scheduled Class Percentage for such AerCo Group Notes on such Payment Date and the Assumed Portfolio Value in respect of such Payment Date and (iii) the AerCo Group Class C Notes and the AerCo Group Class D Notes on any Payment Date, the "Scheduled Target Principal Balance" for such Payment Date set forth in Appendix B to this Indenture, in each case as such amount shall be adjusted from time to time in accordance with Section 3.11 hereof.

     "Secondary Eligible Credit Facility" means any Eligible Credit Facility designated as a "Secondary Eligible Credit Facility" by the Board of the Issuer and which provides by its terms that it is entitled only to the priority of repayment accorded to Secondary Eligible Credit Facilities under Section 3.08 hereof.

     "Secretarial Services Agreement" means the Secretarial Services Agreement dated as of July 15, 1998 between the Issuer and the Company Secretary.

     "Secured Parties" has the meaning given to such term in the Security Trust Agreement.

     "Securities Act" means the Securities Act of 1933.

     "Security Documents" means the Security Trust Agreement, the Irish Share Mortgages, the Jersey Share Security Agreement, the Jersey Debt Security Agreement and the Belgian Security Documents.

     "Security Interests" means the security interests granted or expressed to be granted in the Collateral pursuant to the Security Documents.

     "Security Trust Agreement" means the Security Trust Agreement dated as of the Initial Closing Date, among the Issuer, each other party thereto and the Security Trustee, for the benefit of the Secured Parties.

     "Security Trustee" means the trustee appointed pursuant to Section 6.01 of the Security Trust Agreement, initially Bankers Trust, including its successors in interest and permitted assigns.

     "Segregated Funds" means all of the funds, including any maintenance reserves and security deposits, received from Lessees and not permitted to be commingled with the funds of the AerCo Group pursuant to the terms of the related Leases.

     "Seller" means GPA Group and each subsidiary of GPA Group that is a direct or indirect seller of a Transferring Company having direct or indirect title to an Aircraft under the Stock Purchase Agreement and any other seller under any other Acquisition Agreement.

     "Senior Claim" has the meaning given to such term in Section 10.01 hereof.

     "Senior Class" means, (i) so long as any Class A Notes are Outstanding, the Class A Notes, (ii) after the Class A Notes have been repaid in full and so long as any Class B Notes are Outstanding, the Class B Notes, (iii) after the Class A Notes and Class B Notes have been repaid in full and so long as any Class C Notes are Outstanding, the Class C Notes, (iv) after the Class A Notes, Class B Notes and Class C Notes have been paid in full and so long as any Class D Notes are Outstanding, the Class D Notes and (v) after the Class A Notes, Class B Notes, Class C Notes and Class D Notes have been paid in full and so long as any Class E Notes are Outstanding, the Class E Notes.

     "Senior Trustee" means the Trustee of the Senior Class of the Notes or, if the Senior Notes shall be the Class E Notes, the Class E Note Representative; provided that if more than one Person shall otherwise be the Trustee of various subclasses of the Senior Class of Notes, then the Senior Trustee shall be the Trustee of the subclass of such Notes with the lowest numerical designation then Outstanding.

     "Service Provider" means each of the Cash Manager, the Servicer, the Trustee, the Book-Entry Depositary, the Security Trustee, the Administrative Agent, the Company Secretary, the Reference Agent, the Charitable Trustee and any Additional Servicer.

     "Servicer" means Babcock & Brown in its capacity as servicer under the Servicing Agreement, including its successors in interest, until a successor Person shall have become the servicer pursuant to such agreement or any replacement servicing agreement, and thereafter "Servicer" shall mean such successor Person.

     "Servicer's Pro Forma Lease" has the meaning given to such term in Section 5.03(f) hereof.

     "Servicing Agreement" means the Servicing Agreement, dated as of July 15, 1998, among the Servicer, the Issuer and the entities listed in Appendix A thereto.

     "Share Purchase Agreement" means the Share Purchase Agreement dated as of July 15, 1998, between GPA Group, Skyscape Limited and the Issuer in respect of all the outstanding shares of the Transferring Companies.

     "Shelf Registration Statement" has the meaning given to such term in the applicable Registration Rights Agreement.

     "Significant Subsidiary" means at any time and from time to time any subsidiary of the Issuer or any Guarantor which owns or leases Aircraft having an aggregate Base Value of more than 2% of the Adjusted Portfolio Value at such time.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Stated Rate of Interest" means, with respect to each subclass of AerCo Group Notes, the interest rate set forth in such AerCo Group Notes; provided, however, if an exchange offer registered under the Securities Act is not consummated or a Shelf Registration Statement under the Securities Act with respect to resales of (i) the Initial Notes other than the Subclass D-1 Notes or the Subclass E-1 Notes is not declared effective by the Commission on or prior to the date that is 270 days after the Initial Closing Date provided that if such day is not a Business Day, then the next succeeding Business Day, the Stated Rate of Interest for such AerCo Group Notes shall increase by 0.5% per annum until (A) such exchange offer is consummated or (B) the Shelf Registration Statement is declared effective or (ii) any AerCo Group Additional Notes is not declared effective by the Commission on or prior to the date specified in the Registration Rights Agreement relating to such AerCo Group Notes, the Stated Rate of Interest shall increase by the rate specified in such Registration Rights Agreement until such time as is specified therein.

     "State of Registration" means, in relation to an Aircraft at any time, the country or state on whose national register such Aircraft is registered at that time under the laws of such country or state in accordance with the applicable provisions of any Lease relating to such Aircraft.

     "Step-Up Interest" means with respect to (i) any Subclass A-1 Notes not repaid on or before the Expected Final Payment Date thereof, interest, at a rate of 0.5% per annum, and (ii) any Refinancing Notes or AerCo Group Additional Notes that by their terms provide that they are entitled to Step-Up Interest at any time, interest, at a rate established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, which shall accrue in addition to the Stated Rate of Interest on the Outstanding Principal Balance of such AerCo Group Notes.

     "Stock" has the meaning given to such term in Section 5.02(b) hereof.

     "Subclass A-1 Notes" means the Subclass A-1 Notes, due July 15, 2023, of the Issuer in the initial aggregate principal amount of $340,000,000, substantially in the form of Exhibit A-1 hereto, including any notes issued in replacement or substitution therefor, any Exchange Note issued in exchange for such Note pursuant to a Registration Rights Agreement and this Indenture and any Refinancing Notes designated in the form of such

Refinancing Notes as being entitled to the rights and benefits of the Subclass A-1 Notes under this Indenture, in each case ranking pari passu in order of payment priority to the Subclass A-1 Notes.

     "Subclass A-2 Notes" means the Subclass A-2 Notes, due July 15, 2023, of the Issuer in the initial aggregate principal amount of $290,000,000, substantially in the form of Exhibit A-2 hereto, including any notes issued in replacement or substitution therefor, any Exchange Note issued in exchange for such Note pursuant to a Registration Rights Agreement and this Indenture and any Refinancing Notes designated in the form of such Refinancing Notes as being entitled to the rights and benefits of the Subclass A-2 Notes under this Indenture, in each case ranking pari passu in order of payment priority to the Subclass A-2 Notes.

     "Subclass B-1 Notes" means the Subclass B-1 Notes, due July 15, 2023, of the Issuer in the initial aggregate principal amount of $85,000,000, substantially in the form of Exhibit B-1 hereto, including any notes issued in replacement or substitution therefor, any Exchange Note issued in exchange for such Note pursuant to a Registration Rights Agreement and this Indenture and any Refinancing Notes designated in the form of such Refinancing Notes as being entitled to the rights and benefits of the Subclass B-1 Notes under this Indenture, in each case ranking pari passu in order of payment priority to the Subclass B-1 Notes.

     "Subclass C-1 Notes" means the Subclass C-1 Notes, due July 15, 2023, of the Issuer in the initial aggregate principal amount of $85,000,000, substantially in the form of Exhibit C-1 hereto, including any notes issued in replacement or substitution therefor, any Exchange Note issued in exchange for such Note pursuant to a Registration Rights Agreement and this Indenture and any Refinancing Notes designated in the form of such Refinancing Notes as being entitled to the rights and benefits of the Subclass C-1 Notes under this Indenture, in each case ranking pari passu in order of payment priority to the Subclass C-1 Notes.

     "Subclass D-1 Notes" means the Subclass D-1 Notes, due July 15, 2023, of the Issuer in the initial aggregate principal amount of $80,000,000 and the Remaining Subclass D-1 Notes, substantially in the form of Exhibit D-1 hereto, including any notes issued in replacement or substitution therefor and any Refinancing Notes designated in the form of such Refinancing Notes as being entitled to the rights and benefits of the Subclass D-1 Notes under this Indenture, in each case ranking pari passu in order of payment priority to the Subclass D-1 Notes.

     "Subclass E-1 Notes" means the Subclass E-1 Notes, due July 15, 2023, of the Issuer in the initial aggregate principal amount of $111,973,000 and the Remaining Subclass E-1 Notes, substantially in the form of Exhibit E-1 hereto, including any notes issued in replacement or substitution therefor, in each case ranking pari passu in order of payment priority to the Subclass E-1 Notes.

     "Subordinated Claim" has the meaning given to such term in Section 10.01 hereof.

     "Subordinated Swap Payments" has the meaning given to such term in Section
3.08 hereof.

     "Subordinated Tax-Related Disposition Payments" has the meaning given to such term in Section 3.08(a) hereof.

     "Substitute Aircraft" means an aircraft identified to replace a Remaining Aircraft that has failed to be delivered to the AerCo Group; provided, that such aircraft (i) is no more than seven years old as of July 15, 1998 (ii) is subject to an operating lease contract, or letter of intent therefor, that will become effective within 90 days of the signing of such letter of intent, (iii) is of the same type as such undelivered Remaining Aircraft and (iv) does not result in a Concentration Default.

     "Supplemental Class Percentage" means, with respect to the AerCo Group Class A Notes and the AerCo Group Class B Notes on each Payment Date, the "Supplemental Class Percentage" on such Payment Date set forth in Appendix A to this Indenture, as such percentage shall be adjusted from time to time in accordance with Section 3.11 hereof.

     "Supplemental Principal Payment Amount" means, with respect to the AerCo Group Class A Notes and the AerCo Group Class B Notes on any Payment Date, the difference, if positive, between the Outstanding Principal Balance of such class of AerCo Group Notes (after giving effect to any payment of the Minimum Principal Payment Amount and Scheduled Principal Payment Amount for such class of AerCo Group Notes) and the Supplemental Target Principal Balance of such class of AerCo Group Notes on such Payment Date.

     "Supplemental Target Principal Balance" means, with respect to the AerCo Group Class A Notes and the AerCo Group Class B Notes on any Payment Date, the product of (i) the Supplemental Class Percentage for such class of AerCo Group Notes on such Payment Date and (ii) the Assumed Portfolio Value in respect of such Payment Date.

     "Swap Agreement" means any interest rate swap, cap, floor, Swaption, or other interest rate hedging agreement among the Issuer and any Swap Provider existing on the Initial Closing Date or entered into in accordance with Sections 5.02(e)(iv) and 9.05 of this Indenture.

     "Swap Breakage Costs" means any amounts payable by any AerCo Group Member to a Swap Provider as a result of any early termination (however described or defined therein) of any Swap Agreement.

     "Swap Guarantee" has the meaning given to such term in Section 9.05 hereof.

     "Swap Payment" means, on any Payment Date, a net payment to a Swap Provider by any AerCo Group Member, other than any Subordinated Swap Payment.

     "Swap Provider" means the counterparty of any AerCo Group Member under any Swap Agreement which has agreed that it is entitled to the relevant priority of repayment under Section 3.08 hereof.

     "Swap Receipt" means a net payment to be made by a Swap Provider into the Collection Account under a Swap Agreement and includes any such payment made by a guarantor under any related Swap Guarantee or any termination payment received from any counterparty to a Swap Agreement.

     "Swaption" means any option agreement with respect to a Swap Agreement.

     "Target Principal Balance" means, with respect to the AerCo Group Class C Notes and the AerCo Group Class D Notes on any Payment Date, each of the Minimum Target Principal Balance and the Scheduled Target Principal Balance on such Payment Date.

     "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

     "Tax Defeasance Account" means one or more accounts established to hold proceeds of Permitted Tax-Related Dispositions.

     "Third Party Event" has the meaning given to such term in Section 5.03(b) hereof.

     "Total Loss" means, with respect to any Aircraft (a) if the same is subject to a Lease, a Casualty Occurrence or Event of Loss (each as defined in such Lease) or the like (however so defined); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) its requisition for title, confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 30 consecutive days or longer. A Total Loss with respect to any Aircraft shall be deemed to occur on the date on which such Total Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition for title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of a Total Loss); or (E) in the case of clause (iv) above, the final day of the period of 30 consecutive days referred to therein.

     "Total Loss Proceeds" means, in relation to an Aircraft, the total net proceeds of the insurance and reinsurance paid in respect of a Total Loss thereof and includes, in the case of a Total Loss of an airframe which does not involve the Total Loss of all Engines or parts installed thereon at the time when such Total Loss occurred, the net sale proceeds of any such surviving Engines or parts.

     "Transferring Company" means each of AerCo Ireland, AerCo Ireland II and AerCoUSA.

     "Treasury Yield" means, with respect to any Redemption of the Subclass D-1 Notes on any Payment Date, a per annum rate (expressed as a monthly equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of the 5 3/4% United States Treasury Notes maturing on August 15, 2003 and any Redemption of any Refinancing Notes or Issuer Additional Notes on any Payment Date, the Treasury Yield for such Payment Date, if any, established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or designated as such in the form of such Notes.

     "Trustee" has the meaning given to such term in the preamble hereof and any successor Trustee appointed in accordance with the terms hereof.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, (15 U.S. Code Section Section 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06 hereof.

     "Undelivered Related Collateral Documents" has the meaning given to such term in Section 3.04(b) hereof.

     "U.S. GAAP" means generally accepted accounting principles in the United States.

     "U.S. Government Obligations" has the meaning given to such term in
Section 11.02 hereof.

     "Voting Trust Agreement" means the Voting Trust Agreement dated as of the date hereof between the Issuer and First Security Bank, National Association.

     Section 1.02. Rules of Construction. Unless the context otherwise requires:

           (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.

           (b) The terms "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

           (c) Unless otherwise indicated in context, all references to Articles, Sections, Appendices, Exhibits or Annexes refer to an Article or Section of, or an Appendix, Exhibit or Annex to, this Indenture.

           (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

           (e) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without limitation".

           (f) Unless otherwise indicated, references to a subclass of Notes shall be to the Subclass A-1 Notes, the Subclass A-2 Notes, the Subclass B-1 Notes, the Subclass C-1 Notes, the Subclass D-1 Notes and the Subclass E-1 Notes or to a subclass of Refinancing Notes or Issuer Additional Notes, as applicable; and references to a class of Notes shall be to the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes or to a class of Refinancing Notes or Issuer Additional Notes, as applicable.

           (g) References in this Indenture to an agreement or other document (including this Indenture) include references to such agreement or document as amended, replaced or otherwise modified in accordance with the provisions of this Indenture, and the provisions of this Indenture apply to successive events and transactions.

           (h) References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

           (i) References in this Indenture to the Notes of any class or subclass include the conditions applicable to the Notes of such class or subclass; and any reference to any amount of money due or payable by reference to the Notes of any class or subclass shall include any sum covenanted to be paid by the Issuer under this Indenture in respect of the Notes of such class or subclass.

           (j) References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

           (k) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Related Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly.

           (l) Where both the Servicer and any Additional Servicer or any replacement servicer are performing or may perform lease management and/or remarketing services pursuant to a Related Document in relation to one or more Aircraft at the same time, a reference in this Indenture to the "Servicer" shall be construed as a reference to each of the Servicer and such Additional Servicer or such replacement servicer and the rights and obligations of the parties hereto shall be construed accordingly.

           (m) Any provision in this Indenture providing for a transfer to or among, or a withdrawal from, an Account or any other bank account by the Cash Manager shall be construed to be a transfer to or among, or a withdrawal from, as the case may be, such Account or other bank account by the Operating Bank or other Eligible Institution at which the applicable account or accounts are located at the written, electronic or other automated funds transfer direction of the Cash Manager. Such direction may be made by the Cash Manager unless and until a Default Notice shall have been delivered to AerCo or the Cash Manager, or the Cash Manager shall have defaulted under the Cash Management Agreement, and any such direction shall be in writing and (i) give full details of the amount to be transferred or withdrawn, the Account or other bank account to be debited, the Account or other bank account to be credited and the date of the relevant payment and (ii) certify that such request is made pursuant to and in accordance with the terms of this Indenture. The Operating Bank and the Trustee shall be entitled to act in accordance with such a request, without further question or inquiry, and shall have no obligation to give any direction to any other Eligible Institution at which an account or accounts are located unless and until it receives such a request from the Cash Manager; provided that the Cash Manager shall at all times comply with the relevant provisions of the Cash Management Agreement with respect to any such direction.

     Section 1.03. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 6.11 hereof) or any indenture supplemental hereto shall include:

           (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.04. Acts of Noteholders. (a) Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any subclass to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, to each Rating Agency where it is hereby expressly required pursuant to this Indenture or to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

     (c) In determining whether the Holders of Notes have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a "Direction"), under this Indenture, Notes owned by the Issuer or any affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any subclass Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes of such subclass so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any affiliate of any such Person.

     (d) The Issuer may at its option, by delivery of Officers' Certificates to the Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Notes of any subclass entitled to give any Direction in respect of such Notes. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of record of the applicable subclass at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes of such subclass have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Notes of such subclass shall be computed as of such record date; provided that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

     (e) Any Direction or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

     Section 1.05.  Incorporation by Reference of Trust Indenture ActSection
1.05. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes;

           "indenture security holder" means a Holder or a Noteholder;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee;
      and

           "obligor" on the indenture securities means the Issuer.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.



                                  ARTICLE II

                                  THE NOTES

     Section 2.01. Amount Not to Exceed the Initial Outstanding Principal Balance; Terms; Form; Execution and Delivery. (a) The Outstanding Principal Balance of any subclass of Notes which may be authenticated and delivered from time to time under this Indenture shall not exceed the initial Outstanding Principal Balance set forth for such subclass of Notes in the definition thereof or, with respect to any Remaining Subclass D-1 Notes, Remaining Subclass E-1 Notes, any subclass of Refinancing Notes or Issuer Additional Notes, authorized in a Board Resolution; provided that at no time may the Outstanding Principal Balance of any such subclass of Refinancing Notes exceed the Outstanding Principal Balance of the subclass of Notes being refinanced thereby immediately prior to such Refinancing plus any Redemption Premium and transaction expenses relating thereto; and provided, further, that any Issuer Additional Notes shall be issued in accordance with Section 2.11 hereof.

     (b) There shall be issued and delivered and authenticated on the relevant Closing Date to each of the Noteholders Notes in the principal amounts and maturities and bearing the interest rates, in each case in substantially the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Notes may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the Responsible Officer executing such Notes, such determination by said Responsible Officer to be evidenced by his execution of the Notes.

     Definitive Registered Notes of each subclass shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Responsible Officer executing such Notes, as evidenced by his execution of such Notes.

     Each subclass of Notes or portion thereof offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in bearer form without interest coupons, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a "Rule 144A Global Note"), deposited on behalf of the purchasers of the Notes represented thereby with the Book-Entry Depositary at its New York corporate trust office, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

     Each subclass of Notes or portion thereof offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in bearer form without interest coupons, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a "Regulation S Global Note"), deposited on behalf of the purchasers of the Notes represented thereby with the Book-Entry Depositary at its New York corporate trust office, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers of interests therein in accordance with the terms of this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made or caused to be made by the Trustee as required by Section 2.07 hereof.

     Each subclass of the Class E Notes and, until global bearer Exchange Notes are issued in exchange for a subclass of the Class D Notes, such subclass of the Class D Notes, shall be issued in the form of a Definitive Registered Note.

     The Initial Notes issuable hereunder on the Initial Closing Date shall be issued in six subclasses. The Initial Notes shall be designated the "Subclass A-1 Notes", the "Subclass A-2 Notes", the "Subclass B-1 Notes", the "Subclass C-1 Notes", the "Subclass D-1 Notes" and the "Subclass E-1 Notes".

     Interest shall accrue on any subclass of the Floating Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding Principal Balance of such Note. Interest shall accrue on any subclass of the Fixed Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance and, in the case of an incomplete Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such Interest Accrual Period.

     (c) On the date of any Refinancing, the Issuer shall issue and deliver as provided in Section 2.10 hereof an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with such Section 2.10.

     (d) On the date of the issuance, if any, of any Issuer Additional Notes, the Issuer shall issue and deliver, as provided in Sections 2.11 and 5.02(f) hereof, an aggregate principal amount of Issuer Additional Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with such Section 2.11.

     (e) On the date of the issuance of any Remaining Subclass D-1 Notes or Remaining Subclass E-1 Notes, the Issuer shall issue and deliver, as provided in Sections 2.12 and 5.02(f) hereof, an aggregate principal amount of such Notes equal to the pro rata portion of such subclass of Notes allocable to the Remaining Aircraft or Substitute Aircraft theretofore delivered and having the same terms as the Subclass D-1 Notes and the Subclass E-1 Notes issued on the Initial Closing Date.

     (f) The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of a Responsible Officer of the Issuer.

     (g) Each Note bearing the manual or facsimile signatures of any individual who was at the time such Note was executed a Responsible Officer of the Issuer shall bind the

Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Notes or any payment thereon.

     (h) At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of clause (i) below, the Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of written orders of the Issuer. The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

     (i) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in clause (f) above and authenticated by or on behalf of the Trustee as provided in clause (h) above. Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture. Each Note shall be dated the date of its authentication.

     (j) The Issuer shall execute and the Trustee shall, in accordance with this Section 2.01, authenticate the Global Notes and deliver the Global Notes to the Book-Entry Depositary.

     Upon receipt by the Book-Entry Depositary of each Global Note authenticated and delivered by the Trustee, the Issuer shall, in accordance with the terms of the Deposit Agreement, cause the Book-Entry Depositary to issue to the Depository a Depositary Interest in such Global Note by recording such Depositary Interest in the register of the Book-Entry Depositary in the name of Cede & Co., as nominee of the Depository, or such other nominee as the Depository shall specify.

     Neither the Depository nor its Participants shall have any rights either under this Indenture or under any Global Note held on their behalf by the Book-Entry Depositary. The Holder of any Global Note may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Book-Entry Depositary, as a Holder, or impair, as between the Book-Entry Depositary, as a Holder, and the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

     (k) The Issuer shall execute and the Trustee shall, in accordance with this Section 2.01, authenticate the Subclass D-1 Notes and the Subclass E-1 Notes and deliver the same as instructed in writing by the Issuer.

     Section 2.02. Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note in connection with an effective registration under the Securities Act pursuant to the relevant Registration Rights Agreement, each Definitive Registered Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AERCO LIMITED OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE (A) THROUGH (E) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND
      (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     Section 2.03. Registrar and Paying Agent. (a) With respect to each subclass of Notes, there shall at all times be maintained (i) an office or agency in the location set forth in Section 13.05 hereof where Definitive Registered Notes of such subclass may be presented or surrendered for registration of transfer or for exchange (each, a "Registrar"), (ii) an office or agency in the location set forth in Section
13.05 hereof other than Ireland where Notes of any subclass may, to the extent required hereunder, be presented for payment (each, a "Paying Agent") and (iii) an office or agency where notices and demands to or upon the Issuer in respect of the Notes may be served which shall include the office or agency of its agent for service of process set forth in Exhibit G hereto and the office or agency of the Issuer as provided in Section 13.05 hereof. For so long as any Notes are listed on the Luxembourg Stock Exchange, the Issuer shall appoint and maintain, or cause the Trustee to appoint and maintain a Paying Agent and a Registrar in Luxembourg. The Issuer shall cause each Registrar to keep a register containing the names and addresses of all Holders of such subclass of Definitive Registered Notes for which it is acting as Registrar and of their transfer and exchange (the "Register"). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Issuer and the Holders of such subclass. In the event that no other such office or agency shall be maintained or no other such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

     (b) Each Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the "Eligibility Requirements"). The Trustee shall initially be a Paying Agent and Registrar hereunder. Each Registrar other than the Trustee shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

     (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

     (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Trustee, and in each case the Trustee shall provide notice of such appointment to all Holders of the related subclass in accordance with the provisions of Section 13.05 hereof.

     (e) The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

     Section 2.04. Paying Agent to Hold Money in Trust. The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Holders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders of such subclass of Notes with respect to which such money was deposited.

     The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Section 2.05. Method of Payment. (a) On each Payment Date, the Trustee shall, or shall instruct a Paying Agent to, pay, to the extent of the Available Collections Amount therefor after the withdrawals, transfers provided for in
Section 3.07 and the payments ranking in priority thereto under Section 3.08 hereof have been made, to the Noteholders all interest, principal and premium, if any, on the Notes of each subclass; provided, that in the event and to the extent receipt of any payment is not confirmed by the Trustee or Paying Agent by 1:00 p.m. (New York time) on such Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business Day such payment is received.

     (b) Payments on a Payment Date with respect to (i) any Notes in the form of Global Notes shall be made by check or wire transfer to or as instructed by the Book-Entry Depositary at least five business days before the applicable Payment Date so long as it is the Holder thereof, and otherwise to the Holder of a Global Note upon presentation of such Global Note at the Corporate Trust Office or agency of the Trustee or Paying Agent, and (ii)

Notes in the form of Definitive Registered Notes shall be made by check mailed to each Holder of a Definitive Registered Note determined on the applicable Record Date, at its address appearing in the Register maintained with respect to such subclass. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Registered Notes of any subclass having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York; provided that the final payment for each subclass of Notes shall be made only upon presentation and surrender of the Global Notes or Definitive Registered Notes of such subclass by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of such subclass to each of the Noteholders of such subclass, specifying the date and amount of such final payment.

     Section 2.06. Minimum Denomination. Each subclass of Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     Section 2.07. Transfer and Exchange; Cancellation. (a) Transfer and Exchange of Global Notes. Transfer of any Global Note shall be by delivery.
The Issuer represents that it has agreed with the Book-Entry Depositary that a Global Note and the corresponding Depositary Interests therein shall only be transferred in the circumstances described in the Deposit Agreement. All Global Notes will be exchanged by the Issuer for Notes in definitive registered form substantially as set forth in the applicable exhibit to this Indenture (each, a "Definitive Registered Note") if (i) the Depository notifies the Book-Entry Depositary in writing that it is no longer willing or able to properly discharge its responsibilities as depository with respect to the Depositary Interests and a successor depositary is not appointed in accordance with the terms of the Deposit Agreement by the Book-Entry Depositary at the request of the Issuer within 90 days of such notice, (ii) the Issuer or the Book-Entry Depositary advises the Trustee in writing that the Book-Entry Depositary is no longer willing or able to properly discharge its responsibilities as book-entry depositary and the Issuer is unable to appoint a successor book-entry depositary acceptable to the Trustee within 90 days of such notice or (iii) after the occurrence of an Event of Default with respect to any class of Notes, owners of Book-Entry Interests of a subclass within such class representing an aggregate of not less than 51% of the aggregate Outstanding Principal Balance of Notes of such subclass advise the Issuer, the Trustee, the Book-Entry Depositary and the Depository through the Participants in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of such owners. Upon the occurrence of any Event of Default, the Trustee shall notify all Holders of each affected subclass of the occurrence of such event and of the availability of Definitive Registered Notes of such subclass. Upon surrender to the Trustee of the Global Notes of any subclass, accompanied by registration instructions from the Holder of such Global Note as provided in the Deposit Agreement, the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Registered Notes of such subclass to the registered owners thereof.

     None of the Issuer, the Paying Agent or the Trustee shall be liable for any delay in delivery of such registration instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions as provided in accordance with the terms of the Deposit Agreement. Upon the issuance of Definitive Registered Notes of any subclass, the Trustee shall recognize the Persons in whose name the Definitive Registered Notes are registered in the Register as Noteholders of such subclass hereunder. Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to appoint a successor Depository or Book-Entry Depositary.

     The transfer and exchange of Book-Entry Interests shall be effected through the Depository, in accordance with this Indenture, the Deposit Agreement and the Applicable Procedures of the Depository therefor. Book-Entry Interests corresponding to Global Notes shall be subject to restrictions on transfer comparable to those set forth in Section 2.13 hereof and elsewhere herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depository's compliance with any such restrictions on transfer.

     Any Book-Entry Interest corresponding to one of the Global Notes of any subclass that is transferred to a Person who will hold such Book-Entry Interest in the form of an interest in the other Global Note of such subclass will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such an interest.

     Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.14 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof pursuant to Section 2.08 or 2.14 hereof shall be authenticated and delivered in the form of, and shall be, a Global Note in bearer form. A Global Note may not be exchanged for another Note other than as provided in Sections 2.07(a), 2.08 and 2.14.

     (b) Transfer and Exchange of Definitive Registered Notes. A Holder may transfer a Definitive Registered Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.

     Prior to the due presentment for registration of transfer of a Definitive Registered Note, the Issuer and the Trustee may deem and treat the applicable registered Noteholder as the absolute owner and Holder of such Definitive Registered Note for the purpose of receiving payment of all amounts payable with respect to such Definitive

Registered Note and for all other purposes and shall not be affected by any written notice to the contrary. The Registrar (if different from the Trustee) shall promptly notify the Trustee and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Definitive Registered Note.

     When Definitive Registered Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Definitive Registered Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Definitive Registered Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Registered Notes at the Registrar's request. Except as set forth in Sections 2.08 and 2.09 hereof, no service charge shall be made for any registration of transfer or exchange of any Definitive Registered Notes.

     The Issuer shall not be required to exchange or register the transfer of any Definitive Registered Notes as above provided during the 15-day period preceding the Final Maturity Date of any such Notes or during the period after the first mailing of any notice of Redemption or Refinancing of Notes to be redeemed or refinanced. The Issuer shall not be required to exchange or register the transfer of any Definitive Registered Notes that have been selected, called or are being called for Redemption or Refinancing except, in the case of any Definitive Registered Notes where notice has been given that such Definitive Registered Notes are to be redeemed in part, the portion thereof not so to be redeemed.

     (c) Exchange Offer; Registration of Subclass D-1 Notes. Upon the occurrence of an Exchange Offer in accordance with the relevant Registration Rights Agreement, the Issuer shall, upon cancellation by the Trustee of the Notes surrendered for exchange, issue and the Trustee shall authenticate, for each subclass of Notes, one or more global Exchange Notes in bearer form in an aggregate principal amount equal to the principal amount of the Book-Entry Interests tendered for acceptance by persons that are not (x) broker-dealers,
(y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144 under the Securities Act) of the Issuer and accepted for exchange in the Exchange Offer. Upon a registered sale of the Subclass D-1 Notes pursuant to the D Note Registration Rights Agreement, the Issuer shall, upon cancellation by the Trustee of the Subclass D-1 Notes surrendered, issue and the Trustee shall authenticate one or more global notes in bearer form in an aggregate principal amount equal to the principal amount of the Class D Notes for such subclass exchanged therefor. Concurrently with the issuance of such Exchange Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly and shall direct the Book-Entry Depositary to make a corresponding reduction in its books and records of the corresponding Depositary Interests. Book-Entry Interests and Depositary Interests corresponding to a Global Note so exchanged for an Exchange Note shall be in turn exchanged for Book-Entry Interests and Depositary Interests in such Exchange Note.

     (d) Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. Each Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or purchase. The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time (subject to the record retention requirements of the Exchange Act) any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment. The Issuer may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing) to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

     Section 2.08. Mutilated, Destroyed, Lost or Stolen Notes. If any Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Holder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar, issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Note of the same subclass, payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or a Registrar and forwarded to the Issuer by the Trustee or such Registrar. If the Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to the Issuer, the Trustee or a Registrar (i) such security or indemnity as may be required by them to save the Issuer, the Trustee and such Registrar harmless and
(ii) evidence satisfactory to the Issuer, the Trustee and such Registrar of the destruction, loss or theft of such Note and of the ownership thereof. The Noteholders will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and any Registrar) connected therewith.

     Section 2.09. Payments of Transfer Taxes. Upon the transfer of any Note or Notes pursuant to Section 2.07 hereof, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

     Section 2.10.  Refinancing of A-D Notes. (a)   Subject to paragraphs (b)
and (c) below and Section 5.02(f)(ii) hereof, the Issuer may issue Refinancing Notes pursuant to this Indenture for the purpose of refinancing the Outstanding Principal Balance of any subclass of A-D Notes (including refinancings of Refinancing Notes). Each refinancing of any subclass of A-D Notes with the proceeds of an offering of Refinancing Notes (a "Refinancing") shall be authorized pursuant to one or more Board Resolutions. Each Refinancing Note shall be designated generally as a "Note" for all purposes under this Indenture, with such further designations added or incorporated in such title as specified in the related Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.

     (b) A Refinancing of any subclass of A-D Notes in whole or in part may occur on any Payment Date after the Initial Closing Date; provided that notice of such Refinancing shall be given by the Issuer to the Trustee and each Holder and, for so long as any A-D Notes are listed on the Luxembourg Stock Exchange, to the Listing Agent and the Luxembourg Stock Exchange, not less than five days and not more than thirty days prior to the date of such Refinancing in the manner provided in Section 2.15 hereof; provided, further, that an amount equal to the Redemption Price plus accrued and unpaid interest will be payable with respect to any subclass of A-D Notes so refinanced. Each notice in respect of a Refinancing shall state (i) the date of such Refinancing, (ii) the Redemption Price of the A-D Notes to be refinanced and the amount of accrued but unpaid interest thereon, (iii) that the A-D Notes of the subclass to be refinanced must be surrendered and (iv) that, unless the Issuer defaults in the payment of the Redemption Price and any accrued and unpaid interest, interest on such subclass of A-D Notes to be refinanced will cease to accrue on and after the date of such Refinancing. On the date of any Refinancing, the Issuer shall issue and sell an aggregate principal amount of Refinancing Notes not to exceed the Outstanding Principal Balance of the subclass of A-D Notes being refinanced thereby plus any Redemption Premium and transaction expenses relating thereto. The proceeds of each sale of Refinancing Notes shall be used to repay the Outstanding Principal Balance, any Redemption Premium and expenses of the subclass of A-D Notes being refinanced thereby. Once a Notice of Refinancing in respect of any Refinancing is published, each subclass of A-D Notes to which such Notice of Refinancing applies shall become due and payable on the Refinancing Date stated in such Notice of Refinancing at their Redemption Price, together with accrued and unpaid interest.

     (c) Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Board Resolutions (subject to Section 2.01 hereof) or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.08 with respect to all other Outstanding Notes as the subclass of A-D Notes being refinanced thereby. Prior to any Refinancing, any or all of the following, as applicable, with respect to the related issue of Refinancing Notes shall have been determined by the Issuer and set forth in such Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be:

           (1) the subclass of A-D Notes to be refinanced by such Refinancing Notes;

           (2) the aggregate principal amount of each subclass of such Refinancing Notes which may be issued in respect of such Refinancing;

           (3) the proposed date of such Refinancing;

           (4) the Expected Final Payment Date and the Final Maturity Date of each subclass of such Refinancing Notes;

           (5) the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

           (6) if other than denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denomination or denominations in which any subclass of such Refinancing Notes shall be issuable;

           (7) whether any such Refinancing Notes are to be issuable initially in registered or bearer form, temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of such subclass and of like tenor of any other authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.07 hereof, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depository therefor; and

           (8) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the subclass of Refinancing Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.02(f)(ii) hereof).

     If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Board Resolutions, a certified copy of such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

     Section 2.11. Issuer Additional Notes. (a) Subject to paragraph (b) below and Section 5.02(f)(iv) hereof, the Issuer may issue Issuer Additional Notes pursuant to this Indenture the proceeds of which shall be used to acquire Issuer Additional Aircraft (each, an "Additional Issuance"). Each issuance of any subclass of Issuer Additional Notes shall be authorized pursuant to one or more Board Resolutions. Each Issuer Additional Note shall be designated generally as a "Note" for all purposes under this Indenture, with such further designations added or incorporated in such title as specified in the related Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.

     (b) Each Issuer Additional Note shall contain such terms as may be established in or pursuant to the related Board Resolutions (subject to Section
2.01 hereof) or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.08 with respect to all other Outstanding AerCo Group Notes of the same class. Prior to any issuance, any or all of the following, as applicable, with respect to the related Additional Issuance shall have been determined by the Issuer and set forth in such Board Resolutions or in any indenture supplemental hereto or specified in the form of such Notes, as the case may be:

           (1) the subclass of Notes to be issued;

           (2) the aggregate principal amount of each subclass of such Issuer Additional Notes which may be issued;

           (3) the proposed date of such Additional Issuance;

           (4) the Expected Final Payment Date and the Final Maturity Date of each subclass of such Issuer Additional Notes;

           (5) the rate at which such Issuer Additional Notes shall bear interest or the method by which such rate shall be determined;

           (6) if other than denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denomination or denominations in which each subclass of any such Issuer Additional Notes shall be issuable;

           (7) whether any such Issuer Additional Notes are to be issuable initially in registered or bearer form, temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Issuer Additional Note may exchange such interests for Issuer Additional Notes of the same subclass and of like tenor and of any other authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in
      Section 2.07 hereof, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depository therefor; and

           (8) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to each subclass of Issuer Additional Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Sections 5.02(f) and 13.13 hereof).

     If any of the terms of any issue of Issuer Additional Notes are established by action taken pursuant to one or more Board Resolutions, a certified copy of such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Issuer Additional Notes.

     Section 2.12. Remaining Subclass D-1 Notes and Remaining Subclass E-1 Notes. (a) Subject to paragraphs (a) and (b) of this Section 2.12, the Issuer may issue to GPA Group or its subsidiaries additional Subclass D-1 Notes (the "Remaining Subclass D-1 Notes") and Subclass E-1 Notes (the "Remaining Subclass E-1 Notes") pursuant to this Indenture the proceeds of which shall be used to acquire the Remaining Aircraft or Substitute Aircraft in an amount equal to the pro rata portion of the Subclass D-1 Notes or the Subclass E-1 Notes, as the case may be, allocable to the Remaining Aircraft or Substitute Aircraft delivered. The issuance of Remaining Subclass D-1 and Subclass E-1 Notes shall be authorized pursuant to one or more Board Resolutions. Each Remaining Subclass D-1 and Subclass E-1 Note shall be designated generally as a "Note".

     (b) Each Remaining Subclass D-1 Note and each Remaining Subclass E-1 Note shall contain terms identical to those of the Subclass D-1 Notes or Subclass E-1 Notes, as the case may be, issued on the Initial Closing Date, except as to denomination, date of issuance and principal amount, and shall have the same ranking with respect to all other Notes as the Subclass D-1 Notes or Subclass E-1 Notes, as the case may be.

     Section 2.13. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note under an effective registration statement under the Securities Act pursuant to the relevant Registration Rights Agreement, the following provisions shall apply:

     (a) All Transfers and Exchanges of Book-Entry Interests. In connection with all transfers and exchanges of Book-Entry Interests, other than transfers of Book-Entry Interests corresponding to a Global Note to Persons who will hold such Book-Entry Interest in the form of a Book-Entry Interest corresponding to the same Global Note, the transferor of such Book-Entry Interest must deliver to the Trustee either (i) (A) instructions given in accordance with the Applicable Procedures from a Participant directing the Depository to credit or cause to be credited a Book-Entry Interest corresponding to the specified Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (B) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (C) instructions given by the Holder of the Global Note to effect the transfer referred to in (A) and (B) above or (ii) (A) instructions given in accordance with the Applicable Procedures from a Participant directing the Depository to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (B) instructions given by the Holder of the Global Note to effect the transfer referred to in (A) above.

     (b) Transfer of Book-Entry Interests in the Same Global Note. Book-Entry Interests corresponding to any Global Note may be transferred to Persons who will hold such Book-Entry Interest in the form of a Book-Entry Interest corresponding to the same Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

     (c) Transfer of Book-Entry Interests to Another Global Note. Book-Entry Interests corresponding to one of the Global Notes of any subclass may be transferred to Persons who will hold such Book-Entry Interest in the form of a Book-Entry Interest corresponding to the other Global Note of such subclass if the Trustee receives the following:

           (i) if the transferee will hold such interests in the form of a Book-Entry Interest corresponding to a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit J hereto, including the certifications in item (1) thereof; and

           (ii) if the transferee will hold such interests in the form of a Book-Entry Interest corresponding to a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit J hereto, including the certifications in item (2) thereof.

     (d) Notation by the Trustee of Transfer of Book-Entry Interests Among Global Notes. Upon satisfaction of the requirements for transfer of Book-Entry Interests pursuant to paragraph (c) above, the Trustee shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Note from which the Book-Entry Interest is being transferred, and increase or cause to be increased the aggregate principal amount of the Global Note to which the Book-Entry Interest is being transferred, in each case, by the principal amount of the Book-Entry Interest being transferred and shall direct the Book-Entry Depositary to make corresponding endorsements on the schedules attached to such Global Notes and adjustments in its book-entry system of the corresponding Depositary Interests.

     (e) Exchange of Book-Entry Interests for Definitive Registered Notes. Any Definitive Registered Note delivered in exchange for a Book-Entry Interest corresponding to a Rule 144A Global Note or Regulation S Global Note, as the case may be, pursuant to the Deposit Agreement and Section 2.07(a) hereof shall, except as otherwise provided by paragraph (f) of this Section 2.13, bear the Private Placement Legend set forth in Section 2.02 hereof.

     (f) Private Placement Legend. Upon the transfer, exchange or replacement of Definitive Registered Notes not bearing the Private Placement Legend, the Registrar shall deliver Definitive Registered Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Definitive Registered Notes bearing the Private Placement Legend, the Registrar shall deliver only Definitive Registered Notes that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required under Section 2.02 hereof or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. By its acceptance of a Depositary Interest or Book-Entry Interest corresponding to any Note, each such owner acknowledges the restrictions on transfer of such Depositary Interest or Book-Entry Interest set forth in this Indenture and the Deposit Agreement and agrees that it will transfer such Depositary Interest or Book-Entry Interest only as set forth in this Indenture and the Deposit Agreement. The Registrar shall not register a transfer of any Definitive Registered Note unless such transfer complies with the restrictions on transfer of such Definitive Registered Note set forth in this Indenture. In connection with any transfer of Notes or Book-Entry Interests corresponding thereto, each Holder or owner thereof agrees by its acceptance of such Notes or such Book-Entry Interests to furnish the Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

     The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.13. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

     Section 2.14. Temporary Definitive Registered Notes. Pending the preparation of Definitive Registered Notes of any subclass, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Registered Notes of such subclass which are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable exhibit hereto or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Responsible Officer of the Issuer executing such temporary Definitive Registered Notes may determine, as evidenced by his execution of such temporary Definitive Registered Notes.

     If temporary Definitive Registered Notes of any subclass are issued, the Issuer will cause Definitive Registered Notes of such subclass to be prepared without unreasonable delay. After the preparation of Definitive Registered Notes of such subclass, the temporary Definitive Registered Notes shall be exchangeable for Definitive Registered Notes upon surrender of such temporary Definitive Registered Notes at the Corporate Trust Office of the Trustee, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Definitive Registered Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Registered Notes of like subclass, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Registered Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Registered Notes.

     Section 2.15. Statements to Noteholders. (a) On the second Business Day before each Payment Date and any other date for distribution of any payments with respect to any subclass of Notes then Outstanding, the Trustee will distribute to each Noteholder with each Payment to Noteholders of such subclass a report, substantially in the form attached as Exhibit I hereto and setting forth the information described therein after giving effect to such Payment (each, a "Monthly Report") provided that such report is delivered to the Trustee in a timely manner. A statement setting forth an analysis of the Collection Account activity for each fiscal quarter will also be distributed to each Noteholder within 45 days of the preceding quarter end, provided that such information is delivered to the Trustee in a timely manner.

     (b) After the end of each calendar year but not later than the latest date permitted by law, the Trustee in its capacity as Paying Agent shall or, if the Paying Agent is another Person other than the Trustee, the Trustee shall instruct such Paying Agent to, furnish to each Person who at any time during such calendar year was a Noteholder of record of any subclass a statement containing the sum of the amounts determined pursuant to clause (D) of Exhibit H hereto (or in accordance with Internal Revenue Service Form 1099) with respect to the subclass for such calendar year or, in the event such Person was a Noteholder of record of any subclass during only a portion of such calendar year, for the applicable portion of such calendar year.

     (c) On each Payment Date and any other date specified herein for distribution of any Payments with respect to the Notes of any subclass, the Trustee shall provide to the Listing Agent, on behalf of the Luxembourg Stock Exchange, a copy of the report to Noteholders of such subclass described in this Section 2.15.

     (d) Following each Payment Date and any other date specified herein for distribution of any Payments with respect to the Notes and prior to a Refinancing or Redemption, the Trustee shall cause notice of such Payment, Refinancing or Redemption (including the information specified therefor in Sections 2.10, 3.06(f) and 3.10, respectively) to be given (i) by publication in the Luxemburger Wort or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe, (ii) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Noteholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe and the United States and (iii) until such time as any Definitive Registered Notes are issued and, so long as Book-Entry Interests are owned through the facilities of DTC, Euroclear and/or Cedel, delivery of the relevant notice to DTC, Euroclear and/or Cedel for communication by them to owners of Book-Entry Interests of such subclass.

     (e) The Trustee shall be at liberty to sanction some other method of giving notice to the Noteholders of any subclass if, in its opinion, such other method is reasonable, having regard to the number and identity of the Noteholders of such subclass and/or to market practice then prevailing, is in the best interests of the Noteholders of such subclass and will comply with the rules of the Luxembourg Stock Exchange as confirmed by the Listing Agent or such other stock exchange (if any) on which the Notes of such subclass are then listed, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided that notice of such method is given to the Noteholders of such subclass in such manner as the Trustee shall require.

     (f) Notice specifying the interest rate and amount of any repayment of principal pursuant to Section 3.10(a) or (b) hereof on any Notes shall, for so long as such

Notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the Listing Agent. Any such notice shall be deemed to have been given on the first day on which requirements for such notification shall have been met.

     Section 2.16. CUSIP, CINS AND ISIN Numbers. The Issuer in issuing the Notes may use "CUSIP", "CINS", "ISIN" or other identification numbers (if then generally in use), and if so, the Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided further, that failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.



                             ARTICLE III

                     ACCOUNTS; PRIORITY OF PAYMENTS


     Section 3.01. Establishment of Accounts. (a) The Cash Manager, acting on behalf of the Security Trustee, shall establish and maintain the Accounts set forth on Schedule I to the Cash Management Agreement and any additional accounts established from time to time in the manner described in this Section 3.01. To the greatest extent possible, the Security Trustee shall be granted a security interest in the Issuer's and the Issuer Subsidiaries' interests in the cash balances from time to time deposited in all of the Accounts pursuant to the terms of Section 2.01 of the Security Trust Agreement. The Security Trustee shall have sole dominion and control over the Accounts (including, inter alia, the sole power to direct withdrawals or transfers from the Accounts), which dominion and control is delegated to the Cash Manager pursuant to Section 2.01(a) of the Cash Management Agreement.

           (i) The Cash Manager shall make withdrawals and transfers from the Accounts in accordance with the terms of the Cash Management Agreement and this Indenture based on the Relevant Information and as calculated by it pursuant to this Indenture and the Cash Management Agreement.

           (ii) If the Operating Bank should change at any time, then the Cash Manager, acting on behalf of the Security Trustee, shall thereupon promptly establish replacement accounts as necessary at the successor Operating Bank and transfer the balance of funds in each Account then maintained at the former Operating Bank pursuant to the terms of the Cash Management Agreement to such successor Operating Bank.

     (b) Collection Account. The Cash Manager, acting on behalf of the Security Trustee, shall establish and maintain at the Operating Bank in the name of the Security Trustee (or in the name of an Eligible Institution designated in writing by the Security Trustee to the Operating Bank), a trust account (the "Collection Account"). The Collection Account shall bear a designation clearly indicating that the funds deposited therein are held for
the benefit of the Secured Parties.   All Collections received by the Issuer
and the Issuer Subsidiaries shall be deposited in the Collection Account and transferred therefrom in accordance with the terms of this Indenture.

     If the balance of funds on deposit in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, falls below the Liquidity Reserve Amount at any time (including as a result of any increase in the Liquidity Reserve Amount), the Issuer may continue to make all payments, including required payments on the AerCo Group Notes and any Guarantees, which rank prior to, or pari passu with, payments of Minimum Principal Payment Amounts on the AerCo Group Class D Notes pursuant to Section 3.08(a) hereof and any Permitted Accruals other than in respect of Modification Payments; provided that the balance of funds in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities does not fall below the Minimum Liquidity Reserve Amount at its then current level; provided further, however, that the balance of funds in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, may fall below the Minimum Liquidity Reserve Amount at its then current level, and the Issuer may continue to make all payments, including required payments on AerCo Group Notes and any Guarantees, in order to pay accrued and unpaid interest on, and, on the applicable Final Maturity Date thereof, principal of, the Senior Class then Outstanding to avoid an Event of Default, in each case subject to the order of priorities under Section 3.08 hereof.

     The Security Trustee shall have sole dominion and control over the Collection Account and all investments made through and/or maintained in the Collection Account, including authority to direct withdrawals from or transfers among the Collection Account and each other Account. Amounts may be withdrawn or transferred from the Collection Account only in accordance with the provisions of this Indenture, any Guarantor Indenture and the Cash Management Agreement by authorized officers or employees of the Security Trustee or agents authorized by the Security Trustee in writing (including the Cash Manager and any authorized agent thereof pursuant to the Cash Management Agreement). If, at any time, the Collection Account ceases to be an Eligible Account, the Cash Manager or an agent thereof shall, within 10 Business Days, establish a new collection account meeting the conditions set forth in this Section 3.01(b) and transfer any cash or investments in the existing Collection Account to such new collection account; and from the date such new collection account is established, it shall be the "Collection Account".

     (c) Lessee Funded Account. The Cash Manager, acting on behalf of the Security Trustee, shall establish and maintain at the Operating Bank in the name of the Security Trustee (or in the name of an Eligible Institution designated in writing by the Security Trustee to the Operating Bank) one or more trust accounts (collectively, the "Lessee

Funded Account"). The Lessee Funded Account shall bear a designation indicating that the Segregated Funds deposited therein are held for the benefit of the relevant Lessee pursuant to the terms of any Lease which requires that such funds be segregated from the other funds of the AerCo Group, and that such Segregated Funds are to be held in accordance with such Lease. Any Segregated Funds received from time to time from such Lessees shall be transferred by the Cash Manager directly into the Lessee Funded Account. All funds on deposit in the Lessee Funded Account shall be accounted for and, if required by any Lease, segregated on a per lease basis as set forth below and may not be used to make payments, other than as permitted under Section 3.07 hereof, in respect of the Notes at any time, including after the delivery of a Default Notice. Any Segregated Funds relating to an expired Lease that remain in the Lessee Funded Account after expiration of such lease and that are not due and owing to the relevant Lessee under such expired Lease shall be credited in the Lessee Funded Account to the next Lessee of the relevant Aircraft to the extent, if any, required under the terms of the next Lease relating to such Aircraft.

     The Security Trustee shall have sole dominion and control over the Lessee Funded Account and all investments made through and/or maintained in the Lessee Funded Account, including sole authority to direct withdrawals or transfers therefrom. Amounts may be withdrawn from the Lessee Funded Account only in accordance with the provisions of this Indenture, any Guarantor Indenture and the Cash Management Agreement and only by officers, employees or agents authorized by the Security Trustee in writing (including the Cash Manager and any authorized agent thereof pursuant to the Cash Management Agreement). If, at any time, any Lessee Funded Account ceases to be an Eligible Account, the Cash Manager or an agent thereof shall establish, within 10 Business Days, a new lessee funded account to replace such Lessee Funded Account meeting the conditions set forth in this Section 3.01(c) and transfer any cash or investments in the existing Lessee Funded Account to such new lessee funded account; and from the date any such new lessee funded account is established, it shall be the "Lessee Funded Account" with respect to the relevant Lease.

     (d) Expense Account. The Cash Manager, acting on behalf of the Security Trustee, shall establish and maintain at the Operating Bank, in the name of the Security Trustee (or in the name of an Eligible Institution designated in writing by the Security Trustee to the Operating Bank), a trust account (the "Expense Account") bearing a designation indicating that the funds deposited therein are held for the benefit of the Secured Parties. On each Payment Date, the Required Expense Amount (other than the part of the Required Expense Amount paid directly to certain Expense payees on such Payment Date pursuant to
Section 3.08(a)(i) hereof) shall be deposited into the Expense Account from the Collection Account. The Cash Manager may, but shall not be required to, maintain in the Expense Account a balance containing accruals in respect of Expenses that are not regular, monthly recurring Expenses, including Modification Payments and Refinancing Expenses, if any, of AerCo Group anticipated to become due and payable in any future Interest Accrual Period (the "Permitted Accruals").

     The Security Trustee shall have sole dominion and control over the Expense Account, including sole authority to direct withdrawals from or transfers among the Accounts. Amounts may be withdrawn or transferred from the Expense Account only in accordance with the provisions of this Indenture, any Guarantor Indenture and the Cash Management Agreement by authorized officers or employees of the Security Trustee or by agents authorized by the Security Trustee in writing (including the Cash Manager and any authorized agents thereof pursuant to the Cash Management Agreement). If, at any time, the Expense Account ceases to be an Eligible Account, the Cash Manager or an agent thereof shall establish, within 10 Business Days, a new expense account meeting the conditions set forth in this Section 3.01(d) and transfer any cash or investments in the existing Expense Account to such new expense account; and from the date such new expense account is established, it shall be the "Expense Account".

     (e) Rental Accounts. The Cash Manager, acting on behalf of the Security Trustee, shall establish and maintain, on or prior to the applicable Closing Date and from time to time thereafter, one or more rental accounts (each, a "Rental Account") for the deposit of Rental Payments and any amounts received pursuant to any Related Collateral Documents; provided that all funds on deposit in each Rental Account (other than certain limited amounts, if any, required to be left on deposit for local tax or other regulatory or legal reasons) shall be transferred by the Cash Manager or its agent from such Rental Account into the Collection Account within one Business Day of receipt thereof. Each Rental Account (other than the Non-Trustee Accounts) shall be established and maintained at the Operating Bank (in which case such Rental Account shall be a trust account), another Eligible Institution or a responsible and reputable bank in accordance with Section 2.03 of the Cash Management Agreement in the name of the Security Trustee on behalf of the Secured Parties.

     In each case in which, for tax or other regulatory or legal reasons, any Rental Account cannot be established in the name of the Security Trustee, then, upon written notice from the Cash Manager to the Security Trustee and each Rating Agency, the Issuer and any related Issuer Subsidiary shall open such Rental Account (each, a "Non-Trustee Account") in the name of the Issuer or relevant Lessor or such other Person as may be specified by the terms of the relevant Lease, at an Eligible Institution or other reputable and responsible bank; provided that no Non-Trustee Account may be opened unless the relevant Lessor is or becomes a party to the Security Trust Agreement.

     (f) Refinancing Account. The Cash Manager, acting on behalf of the Trustee, shall establish and maintain at the Operating Bank in the name of the Trustee, a trust account (the "Refinancing Account") for the benefit of the Holders of AerCo Group A-D Notes of any subclass being refinanced for the purpose of receiving the cash proceeds of any such Refinancing and holding such proceeds on behalf of the Holders of such AerCo Group A-D Notes until such time as the Outstanding Principal Balance and all accrued and unpaid interest and Premium, if any, on such AerCo Group A-D Notes are repaid in full using such proceeds and such AerCo Group A-D Notes are cancelled by the Trustee.

     (g) Defeasance/Redemption Account. The Cash Manager, acting on behalf of the Trustee, shall establish and maintain at the Operating Bank in the name of the Trustee, a trust account (the "Defeasance/Redemption Account") for the benefit of the Holders of AerCo Group Notes of any subclass being redeemed or defeased at the Operating Bank or such other Eligible Institution as may be required for the purpose of receiving funds or securities to be used to redeem or defease AerCo Group Notes pursuant to Section 3.10 or Article XI hereof or pursuant to any Guarantor Indenture and holding such funds on behalf of the Holders of the subclass of AerCo Group Notes to be redeemed or defeased, as the case may be, until such time as the Outstanding Principal Balance and all accrued and unpaid interest and Premium, if any, on such AerCo Group Notes are repaid in full using such funds and such AerCo Group Notes are cancelled by the Trustee.

     (h) Aircraft Purchase Account. The Cash Manager, acting on behalf of the Security Trustee, shall establish and maintain at the Operating Bank in the name of the Security Trustee, a trust account (the "Aircraft Purchase Account") for the purpose of (i) holding proceeds of the issuance of the Initial Notes on behalf of the Holders until such time as the Remaining Aircraft or Substitute Aircraft are delivered or such other time as the funds held therein are transferred to the Collection Account in accordance with Section 3.04 hereof and (ii) holding proceeds of any Additional Issuance pending application of such proceeds for the acquisition of Additional Aircraft.

     The Security Trustee shall have sole dominion and control over the Aircraft Purchase Account and all investments made through and/or maintained in the Aircraft Purchase Account, including authority to direct withdrawals from or transfers among the Aircraft Purchase Account and each other Account. Any amounts may be withdrawn or transferred from the Aircraft Purchase Account only in accordance with the provisions of this Indenture and the Cash Management Agreement by authorized officers or employees of the Security Trustee or agents authorized by the Security Trustee in writing (including the Cash Manager and any authorized agent thereof pursuant to the Cash Management Agreement). If, at any time such account is required to be maintained by the Issuer, the Aircraft Purchase Account ceases to be an Eligible Account, the Cash Manager or an agent thereof shall, within 10 Business Days, establish a new deposit account meeting the conditions set forth in this Section 3.01(h) and transfer any cash or investments in the existing Aircraft Purchase Account to such new deposit account; and from the date such new deposit account is established, it shall be the "Aircraft Purchase Account".

     (i) Note Account. The Cash Manager, acting on behalf of the Trustee, shall establish and maintain at the Operating Bank in the name of the Trustee a trust account for the benefit of the Noteholders of each subclass (each, a "Note Account") as a non-interest-bearing account. The Trustee shall hold each Note Account in trust for the benefit of the Noteholders of the relevant Note Account, and shall make or permit withdrawals therefrom only as provided in this Indenture. On each day when a payment is required to be made under this Indenture in respect of any subclass of Notes, such amount shall be transferred from the Collection Account to the relevant Note Account for application to the payment of such Notes in accordance with the terms of this Indenture.

     Section 3.02. Investments of Cash. For so long as any AerCo Group Notes remain Outstanding, the Cash Manager, on behalf of the Security Trustee, shall, at the written direction of AerCo, invest and reinvest the funds on deposit in the Accounts in Permitted Account Investments; provided, however, that following the giving of a Default Notice or during the continuance of an Acceleration Default, the Cash Manager shall invest such amount at the written direction of the Security Trustee in Permitted Account Investments described in clause (d) of the definition thereof (but in each case only to the extent such investment is permitted by the Leases pursuant to which such funds were received) from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. Pursuant to the Cash Management Agreement, the Cash Manager shall make such investments and reinvestments in accordance with the terms of the following provisions:

           (i) the Permitted Account Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture and any Guarantor Indenture
      (A) on or before the first Payment Date after which such investment is made, in the case of investments of funds on deposit in the Collection Account and the Expense Account, or (B) in accordance with the requirements of the relevant Leases or Aircraft Agreements, in the case of investments of funds on deposit in the Lessee Funded Accounts; provided that an investment maturing within one year of the date of investment shall nevertheless be a Permitted Account Investment if it has been acquired with funds which are not reasonably anticipated, at the discretion of the Administrative Agent, to be required to be paid to any other Person or otherwise transferred from the applicable Account prior to such maturity;

           (ii) if any funds to be invested are not received in the Accounts by 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Permitted Account Investments; and

           (iii) if required by the terms of a Lease, any investments of funds on deposit in a Lessee Funded Account or the Collection Account shall be made on behalf of the relevant Lessee in such investments as may be required thereunder.

     Section 3.03. Closing Date Deposits, Withdrawals and Transfers. On each Closing Date, the Cash Manager shall make the following transfers to the
Accounts:

           (i) deposit into the relevant Lessee Funded Account the amount of the initial Segregated Funds, if any, received or deemed to have been received from the Sellers pursuant to the terms of the relevant Acquisition Agreements;

           (ii) deposit into the Collection Account, in the case of the Initial Closing Date, an amount equal to (x) the initial Liquidity Reserve Amount and, in the case of any other Closing Dates, any amount necessary to reflect the cash portion of the required Liquidity Reserve Amount at such date and (y) the available amount in respect of Undelivered Related Collateral Documents;

           (iii) transfer from the Collection Account to the Expense Account an amount equal to the Required Expense Amount for the relevant initial Interest Accrual Period; and

           (iv) deposit into the Aircraft Purchase Account, (A) in the case of the Initial Closing Date, an amount equal to the Initial Outstanding Balance of the Initial Notes raised with respect to the Remaining Aircraft, other than the Subclass D-1 and Subclass E-1 Notes, and (B) in the case of any other Closing Dates, if applicable, an amount equal to the proceeds of any AerCo Group Additional Notes issued to acquire the Additional Aircraft.

     Section 3.04. Interim Deposits and Withdrawals. (a) Interim Withdrawals and Transfers for Expenses, Certain Lease Obligations and Other Obligations. On any Business Day, the Cash Manager, on behalf of the Security Trustee, may make, without duplication, the following withdrawals for the following purposes, in each case after written notice from the Servicer or the Administrative Agent to the Trustee, which notice shall identify the basis for such withdrawal or transfer in reasonable detail:

           (i) withdraw from the Expense Account or the Lessee Funded Account or draw under the applicable Related Collateral Documents to the extent that funds on deposit therein or available thereunder may be withdrawn or drawn pursuant to the terms of the related Lease or Related Collateral Document, to discharge any Expense or Permitted Accruals then due and payable;

           (ii) transfer from the Collection Account from time to time (but in no event on less than one Business Day's prior written notice to the Trustee, such notice to be given by the delivery of a notice in the form of Exhibit B to the Cash Management Agreement, from the Cash Manager (unless such one Business Day's notice requirement is waived by the Trustee)), other amounts, including amounts constituting the Liquidity Reserve Amount, from the Collection Account into the Expense Account, in each case only to the extent that such funds are to be applied to unanticipated Expenses which become due and payable during such Interest Accrual Period; provided that no such transfer from the Collection Account in respect of Expenses shall be made prior to the next succeeding Payment Date if, in the reasonable judgment of the Cash Manager such transfer would have a material adverse effect on the ability of AerCo Group to make payments of accrued and unpaid interest on the Senior Class of AerCo Group Notes then Outstanding on the next Payment Date therefor in accordance with Section 3.08 hereof;

           (iii) withdraw Segregated Funds from the Lessee Funded Account or draw under any applicable Related Collateral, in any case to the extent required by or necessary in connection with a Lease, any documents related thereto and the Related

      Collateral Documents, for deposit in the Collection Account to satisfy any default in Rental Payments under any related Lease;

           (iv) transfer any Segregated Funds from the Collection Account to the Lessee Funded Account in accordance with the terms of any Lease;

           (v) withdraw from the Aircraft Purchase Account an amount equal to the purchase price of any Remaining Aircraft, Substitute Aircraft or Additional Aircraft, to the extent necessary to effect payment therefor; and

           (vi) (A) in the case of the Initial Notes, on January 15, 2000 and
      (B) in the case of any AerCo Group Additional Notes, on such date as shall be set forth in a Board Resolution, transfer any balance in the Aircraft Purchase Account to the Collection Account for application in accordance with Section 3.08(a) hereof.

     (b) Interim Withdrawals and Transfers in respect of Undelivered Related Collateral. On any Business Day, the Cash Manager, on behalf of the Security Trustee, shall if, during any Interest Accrual Period, any Related Collateral Document not delivered on or before the relevant Closing Date (the "Undelivered Related Collateral Documents") is transferred to, reissued in the name of, or amended with the consent of the Related Collateral Provider so that the beneficiary becomes the Issuer or any Issuer Subsidiary, as the case may be, after written notice to the Security Trustee, transfer to the relevant Seller the amount due in respect thereof under the relevant section of an Acquisition Agreement; provided that any reissued Related Collateral Document must be on substantially the same or better terms as the Related Collateral Document in place prior to the relevant Closing Date, and the Issuer or any Issuer Subsidiary, as the case may be, must receive substantially the same rights to enforce such Related Collateral Document as the prior beneficiary had prior to such transfer or reissuance. Any payment made pursuant to this Section 3.04(b) shall be made from the Collection Account promptly upon the transfer or reissue of the applicable Related Collateral Documents in the name of the Issuer or relevant Issuer Subsidiary, as the case may be.

     Section 3.05. Interim Deposits and Withdrawals for Modification Payments or Dispositions of Aircraft. On any Business Day, the Cash Manager, on behalf of the Security Trustee, shall withdraw from time to time from the Permitted Accruals on deposit in the Expense Account and, to the extent permitted under
Section 3.08(a) hereof, such other amounts as may be necessary from the Collection Account to pay amounts due and owing in respect of a Modification Payment and shall transfer such amounts to the appropriate payees. Upon the sale or other disposition of any Aircraft, Engine or other asset, the Cash Manager shall deposit any and all proceeds received in respect thereof by any AerCo Group Member in the Collection Account (other than in connection with any sale of all or substantially all of the assets of AerCo Group, in which case the Cash Manager shall deposit any and all proceeds thereof into the Defeasance/Redemption Account in connection with the redemption of each subclass of the AerCo Group Notes). Any funds then on deposit in the Lessee Funded Account related to the Aircraft subject to such sale or other disposition shall be applied on a basis consistent with the terms of the Lease related to such Aircraft, if any, or as otherwise provided by the relevant agreements related to such sale or other disposition.

     Section 3.06.  Calculation Date Calculations.  (a)  Calculation of Required
Amounts.   As soon as practicable after each Calculation Date, but in no event later than two Business Days preceding the immediately succeeding Payment Date, the Cash Manager shall, based on information known to it or Relevant Information provided to it, determine the Collections received during the period commencing on the day next following the preceding Calculation Date and ending on such Calculation Date and calculate the following amounts:

           (A) the balance of funds on deposit in the Accounts on the Calculation Date and the required Liquidity Reserve Amount on such Calculation Date;

           (B) the Required Expense Amount as of such Calculation Date;

           (C) the Available Collections Amount on such Calculation Date (separately listing any Swap Payments and Swap Breakage Costs and amounts to be retained in the Collection Account pursuant to Section 3.08(a)(iii) and (xi));

           (D) the net Segregated Funds available to be transferred into the Collection Account on such Calculation Date;

           (E) with respect to each Remaining Aircraft, the amount of earnings (net of losses and investment expenses), if any, on investments of funds on deposit allocable to such Remaining Aircraft in the Aircraft Purchase Account during the Period since the immediately preceding Calculation Date; and

           (F) any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the Related Documents.

     (b) Calculation of Interest Amounts. Not later than five Business Days prior to each Payment Date, the following calculations or determinations with respect to Interest Amounts due on such Payment Date shall be performed or made and, if calculated or determined by a Person other than the Cash Manager, provided to the Cash Manager:

           (i) the Reference Agent shall calculate the applicable interest rate on each subclass of AerCo Group Floating Rate Notes based on LIBOR determined on the Reference Date for the relevant Interest Accrual Period;

           (ii) the Cash Manager shall calculate the Interest Amount in respect of each subclass of AerCo Group Floating Rate Notes on such Payment Date;

           (iii) the Cash Manager shall calculate the amount of Step-Up Interest (including Step-Up Interest on any accrued and unpaid Step-Up Interest), if any, in respect of each subclass of AerCo Group Notes entitled to such Step-Up Interest on such Payment Date;

           (iv) the Cash Manager shall calculate the Interest Amount in respect of each subclass of AerCo Group Fixed Rate Notes on such Payment Date; and

           (v) the Cash Manager shall calculate the Class E Note Primary Interest Amount and the Class E Note Accrued Interest Amount.

     (c) Calculation of Principal Payment Amounts. Not later than five Business Days prior to each Payment Date, the Cash Manager shall calculate or determine the following with respect to principal payments due on such Payment
Date:

           (i) the Outstanding Principal Balance of each class and subclass of the AerCo Group Notes on such Payment Date immediately prior to any principal payment on such date;

           (ii) the Adjusted Portfolio Value and the Assumed Portfolio Value on such Payment Date;

           (iii) the Minimum Target Principal Balance for each applicable class of AerCo Group Notes Outstanding and Minimum Principal Payment Amount on such Payment Date with respect to each class of AerCo Group Notes;

           (iv) the Scheduled Target Principal Balance for each applicable class of AerCo Group Notes Outstanding and Scheduled Principal Payment Amount on such Payment Date with respect to each class of AerCo Group Notes; and

           (v) the Supplemental Principal Balance for each applicable class of AerCo Group Notes Outstanding and Supplemental Principal Payment Amount on such Payment Date with respect to each class of AerCo Group Notes.

     (d) Calculation of Refinancing Amounts. Not later than two Business Days prior to the date on which a Refinancing of any subclass of AerCo Group Notes is scheduled to occur, the Cash Manager shall perform the calculations necessary to determine, with respect to each such subclass of AerCo Group Notes to be repaid on such date, the Redemption Price of such subclass and the accrued and unpaid interest on such subclass.

     (e) Application of the Available Collections Amount. Not later than 1:00 p.m., New York City time, on the second Business Day prior to each Payment Date, the Cash Manager shall determine the amounts to be applied on such Payment Date to make each of the payments contemplated by Section 3.08(a) or 3.08(b), as applicable, setting forth separately, in the case of payments in respect of AerCo Group Notes, the amount to be applied on such Payment Date to pay interest, principal and Premium, if any, on each subclass of AerCo Group Notes in accordance with Sections 3.08 and 3.09.

     (f) Reports. (i) The Cash Manager shall provide all of the information required to be provided in the report set forth as Exhibit I hereto setting forth the information described in Sections 3.06(a), (b), (c), (d) and (e) and such other information as is required to be set forth therein, together with as many copies of such reports as the Trustee may reasonably request, to the Issuer, each Rating Agency, the Administrative Agent, the Servicer, any Additional Servicer, the Listing Agent and the Trustee, no later than 1:00 p.m., New York City time, two Business Days immediately preceding each Payment Date.

     (ii) The Cash Manager will provide to the Trustee, on the first Payment Date following the filing by AerCo Group of any Report on Form 6-K or Annual Report on Form 20-F under the Exchange Act with the Commission, a copy of Schedule A hereto, updated and revised to reflect the then current composition of the Portfolio.

     (iii) The Cash Manager will provide to the Trustee, not later than 90 days after the end of each calendar year, a statement containing (A) the cumulative amount of each type of payment reported in clauses (B), (D), (E) and (F) of
Section 3.06(a) during the preceding calendar year (or any portion thereof) for each subclass of Notes Outstanding at any time during such year and (B) such other items as are readily ascertainable and that the Trustee or any Noteholder shall reasonably request as necessary for the purpose of such Noteholder's preparation of its U.S. federal income tax returns.

     Section 3.07. Payment Date First Step Withdrawals and Transfers. On each Payment Date, the Cash Manager, on behalf of the Security Trustee, shall make the following withdrawals from and transfers among the Accounts:

           (a) transfer the proceeds of any Refinancing of any subclass of Notes from the Refinancing Account to the applicable Note Account in each case in accordance with Section 2.10(b) and Section 5.02(f) hereof and
      Section 2.04(d) of the Cash Management Agreement;

           (b) subject to the applicable Leases, transfer from the Lessee Funded Account to the Collection Account any available Segregated Funds;

           (c) transfer from the Collection Account to the Lessee Funded Account the amount of any Segregated Funds then on deposit in the Collection Account;

           (d) transfer from any Account (other than the Collection Account) to the Collection Account the amount of earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during the preceding Interest Accrual Period, except that earnings on any portion of the funds on deposit in any Account required under the terms of the related Lease to be repaid to the related Lessee shall be retained therein; and

           (e) after the giving of a Default Notice or following the Interest Accrual Period in which an Aircraft Sale occurs with respect to the last remaining Aircraft, transfer any amounts remaining in the Lessee Funded Account (other than amounts required to be maintained in such account pursuant to the terms of the related Lease or Aircraft Agreement) into the Collection Account.

     Section 3.08. Payment Date Second Step Withdrawals. (a) On each Payment Date, after the withdrawals and transfers provided for in Section 3.07 hereof have been made, the Cash Manager, on behalf of the Security Trustee, shall distribute the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid ranking prior thereto "Prior Ranking Amounts" have been paid in full. All payments of Available Collections Amount to be made to a Note Account for Holders of any subclass of Notes pursuant to this Section 3.08 shall be made through a direct transfer of funds to the applicable Note Account with respect to such subclass of Notes. To the extent that any amounts are retained in the Collection Account on any Payment Date pursuant to this Section 3.08(a), such amounts shall not be distributed thereafter on such Payment Date out of the Collection Account as Available Collections Amount pursuant to any succeeding payment required to be made under this Section 3.08(a) other than pursuant to the second paragraph of Section 3.01(b) hereof.

           (i) First, to the Expense Account or directly to the relevant Expense payees in accordance with the Cash Management Agreement, an amount equal to the Required Expense Amount and then to the relevant Expense payees;

           (ii) Second, in no order of priority inter se, but pro rata (A) among the Note Accounts for each subclass of AerCo Group Class A Notes, the Interest Amount on such subclass of AerCo Group Class A Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of AerCo Group Class A Notes and (B) pro rata, to any Swap Provider, an amount equal to any Swap Payment due pursuant to any Swap Agreement (other than any Subordinated Swap Payments);

           (iii) Third, first, to any Persons providing any Primary Eligible Credit Facilities, any amounts then payable to such Persons under the terms of their respective Primary Eligible Credit Facilities and then, after giving effect to the transfers made in respect of all Prior Ranking Amounts, retain in the Collection Account an amount, if positive, equal to the Minimum Liquidity Reserve Amount less the amounts available for drawing under any Primary Eligible Credit Facilities;

           (iv) Fourth, to the Note Accounts for each subclass of AerCo Group Class A Notes, in the order of priority by subclass set forth in Section
      3.09 hereof, an amount equal to the Minimum Principal Payment Amount of the AerCo Group Class A Notes;

           (v) Fifth, among the Note Accounts for each subclass of AerCo Group Class B Notes, the Interest Amount on such subclass of AerCo Group Class B Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of AerCo Group Class B Notes;

           (vi) Sixth, to the Note Accounts for each subclass of AerCo Group Class B Notes, in the order of priority by subclass set forth in Section
      3.09 hereof, an amount equal to the Minimum Principal Payment Amount of the AerCo Group Class B Notes;

           (vii) Seventh, among the Note Accounts for each subclass of AerCo Group Class C Notes, the Interest Amount on such subclass of AerCo Group Class C Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of AerCo Group Class C Notes;

           (viii) Eighth, to the Note Accounts for each subclass of AerCo Group Class C Notes, in the order of priority by subclass set forth in Section
      3.09 hereof, an amount equal to the Minimum Principal Payment Amount of the AerCo Group Class C Notes;

           (ix) Ninth, among the Note Accounts for each subclass of AerCo Group Class D Notes, the Interest Amount on such subclass of AerCo Group Class D Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of AerCo Group Class D Notes;

           (x) Tenth, to the Note Accounts for each subclass of AerCo Group Class D Notes in the order of priority by subclass set forth in Section
      3.09 hereof, an amount equal to the Minimum Principal Payment Amount of the AerCo Group Class D Notes;

           (xi) Eleventh, first, to any Persons providing any Credit Facilities that are not Primary Eligible Credit Facilities, any amounts then payable to such Persons under the terms of their respective Credit Facilities and then, after giving effect to the transfers made in respect of all Prior Ranking Amounts, retain in the Collection Account an amount equal to the difference, if positive, between the Liquidity Reserve Amount and the sum of (x) the amount of cash reserved under (iii) above and (y) the amount available for drawing under any Eligible Credit Facilities;

           (xii) Twelfth, to the Note Accounts for each subclass of AerCo Group Class A Notes, in the order of priority by subclass set forth in Section
      3.09 hereof, an amount equal to the Scheduled Principal Payment Amount of the AerCo Group Class A Notes;

           (xiii) Thirteenth, to the Note Accounts for each subclass of AerCo Group Class B Notes, in the order of priority by subclass set forth in
      Section 3.09 hereof, an amount equal to the Scheduled Principal Payment Amount of the AerCo Group Class B Notes;

           (xiv) Fourteenth, to the Note Accounts for each subclass of AerCo Group Class C Notes, in the order of priority by subclass set forth in
      Section 3.09 hereof, an amount equal to the Scheduled Principal Payment Amount of the AerCo Group Class C Notes;

           (xv) Fifteenth, to the Note Accounts for each subclass of AerCo Group Class D Notes, in the order of priority by subclass set forth in
      Section 3.09 hereof, an amount equal to the Scheduled Principal Payment Amount of the AerCo Group Class D Notes;

           (xvi) Sixteenth, to the Permitted Accruals balance in the Expense Account, an amount equal to Permitted Accruals in respect of Modification Payments (or any part thereof);

           (xvii) Seventeenth, among the Note Accounts for each subclass of AerCo Group Notes entitled thereto, an amount equal to all accrued and unpaid Step-Up Interest, if any, in no order of priority inter se, but pro rata according to the amount of such accrued and unpaid Step-Up Interest;

           (xviii) Eighteenth, to the Note Accounts for each subclass of AerCo Group Class A Notes, in the order of priority by subclass set forth in
      Section 3.09 hereof, an amount equal to the Supplemental Principal Payment Amount of the AerCo Group Class A Notes;

           (xix) Nineteenth, among the Note Accounts for each subclass of AerCo Group Class E Notes, the Class E Note Primary Interest Amount for the current Interest Accrual Period, in no order of priority inter se, but pro rata according to the amount due on each subclass of AerCo Group Class E Notes;

           (xx) Twentieth, to the Note Accounts for each subclass of AerCo Group Class B Notes, in the order of priority by subclass set forth in
      Section 3.09 hereof, an amount equal to the Supplemental Principal Payment Amount of the AerCo Group Class B Notes;

           (xxi) Twenty-first, to the Note Accounts for each subclass of AerCo Group Class A Notes, in the order of priority by subclass set forth in
      Section 3.09 hereof, an amount equal to the Redemption Price of the Outstanding Principal Balance of each such subclass;

           (xxii) Twenty-second, to the Note Accounts for each subclass of AerCo Group Class B Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Redemption Price of the Outstanding Principal Balance of each such subclass;

           (xxiii) Twenty-third, to the Note Accounts for each subclass of AerCo Group Class C Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Redemption Price of the Outstanding Principal Balance of each such subclass;

           (xxiv) Twenty-fourth, to the Note Accounts for each subclass of AerCo Group Class D Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Redemption Price of the Outstanding Principal Balance of each such subclass;

           (xxv) Twenty-fifth, in no order of priority inter se, but pro rata, to the Swap Providers, an amount equal to any amounts then payable under the relevant Swap Agreements which are subordinated in accordance with the terms thereof ("Subordinated Swap Payments");

           (xxvi) Twenty-sixth, in no order of priority inter se, but pro rata, to investors or other persons in respect of obligations incurred in connection with Permitted Tax-Related Dispositions, if any, which are subordinated in accordance with the terms of the relevant Permitted Tax-Related Disposition ("Subordinated Tax-Related Disposition Payments") an amount equal to the amount of such Subordinated Tax-Related Disposition Payments then payable;

           (xxvii) Twenty-seventh, to the Note Accounts for each subclass of AerCo Group Class E Notes, the Class E Note Accrued Interest Amount and an amount equal to the cash portion of the Liquidity Reserve Amount then on deposit in the Collection Account, in no order of priority inter se, but pro rata according to the amount due on each subclass of AerCo Group Class E Notes;

           (xxviii) Twenty-eighth, to the Note Account for each subclass of AerCo Group Class E Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Redemption Price of the Outstanding Principal Balance of each such subclass; and

           (xxix) Twenty-ninth, to the Charitable Trustee for the Charitable Trust, all remaining amounts.

     (b) Anything to the contrary contained in Section 3.08(a) hereof notwithstanding, following delivery to the Issuer, any Guarantor or the Cash Manager of a Default Notice or during the continuance of an Acceleration Default, the allocation of payments described in such Section 3.08(a) shall not apply and all amounts on deposit in the Collection Account and the Expense Account shall be applied by the Cash Manager in the following order of priority:

           (i) First, to the Expense Account for distribution by the Cash Manager or, in accordance with the Cash Management Agreement, directly to the relevant

      Expense payees, an amount equal to the Required Expense Amount and then to the relevant Expense payees;

           (ii) Second, in no order of priority inter se, but pro rata to the providers of any Primary Eligible Credit Facilities, such amounts as are required to make any payments due to such providers pursuant to the terms of their respective Primary Eligible Credit Facilities;

           (iii) Third, in no order of priority inter se, but pro rata in respect of amounts outstanding or payable on such date, (A) pro rata among the Note Accounts for each subclass of AerCo Group Class A Notes, all accrued and unpaid interest (including any Step-Up Interest) on, and the Outstanding Principal Balance of such subclass of AerCo Group Class A Notes and (B) pro rata to any Swap Provider, such amounts as are required to pay any Swap Payments (other than Subordinated Swap Payments) due pursuant to any Swap Agreement;

           (iv) Fourth, in no order of priority inter se, but pro rata in respect of amounts outstanding or payable on such date, pro rata among the Note Accounts for each subclass of AerCo Group Class B Notes, all accrued and unpaid interest (including any Step-Up Interest) on, and the Outstanding Principal Balance of such subclass of AerCo Group Class B Notes;

           (v) Fifth, in no order of priority inter se, but pro rata in respect of amounts outstanding or payable on such date, pro rata among the Note Accounts for each subclass of AerCo Group Class C Notes, all accrued and unpaid interest (including any Step-Up Interest) on, and the Outstanding Principal Balance of such subclass of AerCo Group Class C Notes;

           (vi) Sixth, in no order of priority inter se, but pro rata in respect of amounts outstanding or payable on such date, pro rata among the Note Accounts for each subclass of AerCo Group Class D Notes, all accrued and unpaid interest (including any Step-Up Interest) on, and the Outstanding Principal Balance of such subclass of AerCo Group Class D Notes;

           (vii) Seventh, in no order of priority inter se, but pro rata to the providers of Credit Facilities other than Primary Eligible Credit Facilities, such amounts as are required to make payments due to such providers pursuant to the terms of their respective Credit Facilities;

           (viii) Eighth, in no order of priority inter se, but pro rata, to any Swap Provider, such amounts as are required to make any Subordinated Swap Payments due pursuant to any Swap Agreement;

           (ix) Ninth, in no order of priority inter se, but pro rata, to any investor or other person in respect of obligations incurred in connection with any Permitted Tax-

      Related Disposition, such amounts as are required to make any Subordinated Tax-Related Disposition Payments;

           (x) Tenth, in no order of priority inter se, but pro rata in respect of amounts outstanding or payable on such date, pro rata among the Note Accounts for each subclass of AerCo Group Class E Notes, all accrued and unpaid interest on, and the Outstanding Principal Balance of such subclass of AerCo Group Class E Notes; and

           (xi) Eleventh, to the Charitable Trustee for the Charitable Trust, all remaining amounts.

     Section 3.09. Allocations of Principal Payments Among Subclasses of the Notes. To the extent that any payment of principal pursuant to Section 3.08(a) hereof is allocable to any class of AerCo Group Notes on any Payment Date, the Available Collections Amount will be applied to repay all AerCo Group Notes in such class in the following order of priority: (i) First, to each subclass, in order of the earliest issued subclass, the difference, if positive, between the Outstanding Principal Balance of each such subclass and the product of the applicable Extended Pool Factor on such Payment Date and the Initial Outstanding Balance of each such subclass (any such difference, the "Extension Amount"); provided that in the case of two or more subclasses issued on the same date, the Available Collections Amount will be applied to each such subclass pro rata according to the amount of, but not to exceed, the Extension Amount of such subclass; (ii) Second, to each subclass, in no order of priority inter se, but pro rata according to the amount of, but not to exceed, the difference, if positive, between the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clause (i) above) and the product of the applicable Pool Factor on such Payment Date and the Initial Outstanding Balance of each such subclass; (iii) Third, to each subclass with an Expected Final Payment Date on or before such Payment Date, in order of the earliest issued subclass; provided that in the case of two or more subclasses issued on the same date, the Available Collections Amount will be applied to such subclasses in order of the subclass with the earliest Expected Final Payment Date and, with respect to any two or more subclasses having the same Expected Final Payment Date, the Available Collections Amount will be applied to such subclasses pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i) and (ii) above) on such Payment Date; (iv) Fourth, to each subclass with an Excess Amortization Date on or before such Payment Date, in no order of priority inter se, but pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i), (ii) and (iii) above) on such Payment Date; and (v) Fifth, to each subclass in order of the earliest Expected Final Payment Date, provided, in the case of two or more subclasses having the same Expected Final Payment Date, in no order of priority inter se, but pro rata, according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i), (ii), (iii) and (iv) above) on such Payment Date.



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                                       73

     Section 3.10. Certain Redemptions; Certain Premiums. (a) Optional Redemption. Subject to the provisions of Section 3.10(c) hereof, on any Payment Date the Issuer may elect to redeem any subclass of the A-D Notes in whole or in part, out of amounts available for such purpose, if any, other than Collections, at the Redemption Price plus any accrued and unpaid interest thereon to the Redemption Date; provided that written notice of any such redemption shall be given to the Trustee not less than 30 days prior to such Redemption Date; and provided further, the provisions of this Section 3.10(a) shall not apply to any Refinancing pursuant to Section 3.10 hereof.

     (b) Redemption for Taxation Reasons. Subject to the provisions of Section 3.10(c) hereof, if, at any time,

           (i) the Issuer is, or on the next succeeding Payment Date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment on any subclass of AerCo Group A-D Notes; or

           (ii) the Issuer is or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would (A) materially increase the cost to the Issuer of making payments in respect of any subclass of AerCo Group A-D Notes or of complying with its obligations under or in connection with the AerCo Group A-D Notes; (B) materially increase the operating or administrative expenses of the Issuer; or (C) otherwise obligate the Issuer or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by the Issuer, or by the Cash Manager on behalf of AerCo Group as contemplated by the Cash Management Agreement;

then the Issuer shall inform the Trustee in writing at such time of any such requirement or imposition and shall use its best efforts to avoid the effect of the same; provided that no actions shall be taken by the Issuer to avoid such effects without Rating Agency Confirmation. If, after using its reasonable best efforts to avoid the adverse effects described above, the Issuer or any of its subsidiaries has not avoided such effects, the Issuer may, at its election, redeem the AerCo Group A-D Notes in whole, without Redemption Premium, on any Payment Date; provided, however, that any such redemptions may not occur more than 30 days prior to such time as the requirement or imposition described in
(i) or (ii) above is to become effective; and provided further that notice of any such redemption shall be given to the Trustee not less than 30 days prior to such Redemption Date.

     (c) Method of Redemption. The Trustee (or the Administrative Agent acting as its agent (or any authorized agent of the Administrative Agent)) shall give notice in the manner set forth in Section 2.15(e) in respect of any redemption of any subclass of AerCo Group A-D Notes under Section 3.10(a) or 3.10(b) hereof (a "Redemption") to each Holder of


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                                       74

AerCo Group A-D Notes and, for so long as the Notes are listed on the Luxembourg Stock Exchange, the Listing Agent, at least 20 days but not more than 60 days before such Redemption Date. The Trustee shall not be permitted to deliver any notice under this Section 3.10(c) unless and until it shall have received evidence satisfactory to it that amounts sufficient to (A) redeem such subclass(es) of AerCo Group A-D Notes and (B) pay all accrued and unpaid interest in respect of each subclass of AerCo Group A-D Notes ranking pari passu therewith or prior thereto are, or will on or before the Redemption Date be, deposited in the Defeasance/Redemption Account. Each notice in respect of a Redemption given pursuant to this Section 3.10(c) shall state (i) the applicable Redemption Date, (ii) the Trustee's arrangements for making payments in respect of such Redemption, (iii) the Redemption Price of the AerCo Group A-D Notes to be redeemed, (iv) in the case of Redemption in whole, that AerCo Group A-D Notes of the subclass to be redeemed must be surrendered to the Trustee to collect the Redemption Price plus accrued and unpaid interest on such AerCo Group A-D Notes and (v) in the case of Redemption in whole, that, unless the Issuer defaults in the payment of the Redemption Price and any accrued and unpaid interest thereon, interest on the subclass of AerCo Group A-D Notes called for Redemption shall cease to accrue on and after the Redemption Date.

     (d) Deposit of Redemption Amount. On or before any Redemption Date in respect of a Redemption under Section 3.10(a) or 3.10(b), the Issuer shall, to the extent an amount equal to the Redemption Price of the AerCo Group A-D Notes to be redeemed and all accrued and unpaid interest in respect of such subclass(es) of AerCo Group A-D Notes to be redeemed and each subclass of AerCo Group A-D Notes ranking pari passu therewith or prior thereto as of the Redemption Date is not then held by the Issuer, deposit or cause such amounts in immediately available funds to be deposited in the Defeasance/Redemption Account.

     (e) AerCo Group A-D Notes Payable on Redemption Date. After notice has been given under Section 3.10(c) hereof, the Outstanding Principal Balance of the AerCo Group A-D Notes to be redeemed on such Redemption Date shall become due and payable at the Corporate Trust Office of the Trustee, and the Redemption Price of such AerCo Group A-D Note, together with accrued and unpaid interest thereon shall be paid as provided for in this Article III. From and after such Redemption Date (unless there shall be a default in the payment of the applicable amount to be redeemed) such principal amount shall cease to bear interest. If any AerCo Group A-D Note to be redeemed shall not be so paid upon surrender thereof for redemption, the Outstanding Principal Balance thereof shall continue to bear interest until paid from the Redemption Date at the interest rate applicable to such AerCo Group A-D Note.

     Section 3.11. Adjustment of Class Percentages and Target Principal Balances. Upon each acquisition of any Additional Aircraft, subject to Sections 5.02(f)(iv) and 5.02(h) hereof, each of the Class Percentages for the AerCo Group Class A Notes and the AerCo Group Class B Notes and each of the Target Principal Balances for the AerCo Group Class C Notes and the AerCo Group Class D Notes shall be adjusted to take into account such Permitted Additional Aircraft Acquisition in the manner determined by the Board; provided, that no Pool Factor or Extended Pool Factor for any subclass of AerCo Group Notes may be adjusted. The Administrative Agent shall include such adjusted Class Percentages and Target Principal Balances in each Quarterly Report.



                              ARTICLE IV

                         DEFAULT AND REMEDIES

     Section 4.01. Events of Default. Each of the following events shall constitute an "Event of Default" hereunder with respect to any class of Notes, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

           (a) failure to pay when due interest (other than any Step-Up Interest) on any Note of such class or subclass thereof, and the continuance of such default unremedied for a period of five Business Days or more after the same shall have become due and payable;

           (b) failure to pay when due principal of any Note of such class or subclass thereof on or prior to the applicable Final Maturity Date;

           (c) failure to pay any amount (other than interest) when due and payable in connection with any Note of such class or subclass thereof, to the extent that there are, at such time, funds available for such payment in the Collection Account, and the continuance of such default for a period of five Business Days or more;

           (d) failure by the Issuer to comply with any of the covenants, obligations, conditions or provisions binding on it under this Indenture or any of the Notes (other than a payment default for which provision is made in clause (a), (b) or (c) of this Section 4.01), if such failure or such breach materially adversely affects the Holders of such class of Notes and continues for a period of 30 days or more after written notice thereof has been given to the Issuer by the Senior Trustee or by the Holders of at least 25% of the aggregate Outstanding Principal Balance of the Notes of the Senior Class;

           (e) an "Event of Default" under and as defined in any Guarantor Indenture;


           (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any Significant Subsidiary of the Issuer under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant

      Subsidiary of the Issuer; or (iii) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary of the Issuer and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

           (g) the Issuer or any Significant Subsidiary of the Issuer (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary of the Issuer or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary of the Issuer; or (iii) effects any general assignment for the benefit of creditors;

           (h) any judgment or order for the payment of money in excess of 5% of the aggregate Adjusted Portfolio Value shall be rendered against the Issuer or any Issuer Subsidiary or any other member of the AerCo Group and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 4.01(h) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

           (i) the constitutional documents creating the Issuer cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

     Section 4.02. Acceleration, Rescission and Annulment. (a) If an Event of Default with respect to the Senior Class of Notes then Outstanding (other than an Event of Default under clause (f) or (g) of Section 4.01) occurs and is continuing, the Senior Trustee may, and, upon the direction of Holders of at least 25% of the aggregate Outstanding Principal Balance of the Senior Class of Notes, shall, give a Default Notice to the Issuer, the Cash Manager, the Administrative Agent and the Trustee declaring the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon to be due and payable. Upon delivery of a Default Notice, such Outstanding Principal Balance and all accrued and unpaid interest thereon shall be due and payable. At any time after the Senior Trustee has declared the Outstanding Principal Balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Article IV, Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class of Notes, by written notice to the Issuer, the Senior Trustee and the Cash Manager, may, subject to Section 4.05(a), rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Senior Trustee an amount sufficient to pay all overdue installments of interest on the AerCo Group Notes, and the principal of and Premium, if any, on the AerCo Group Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than nonpayment of interest and principal on the AerCo Group Notes that have become due solely because of such acceleration, have been cured or waived. If an Event of Default under clause (f) or (g) of Section 4.01 occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

     (b) Notwithstanding Sections 4.02 and 4.03 hereof, after the occurrence and during the continuation of an Event of Default, (i) the Class B Noteholders shall not be permitted to give or direct the giving of a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes have been paid in full, (ii) the Class C Noteholders shall not be permitted to give a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes and the Class B Notes have been paid in full, (iii) the Class D Noteholders shall not be permitted to give a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full and (iv) the Class E Noteholders shall not be permitted to give a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full.

     (c) The Trustee shall provide each Rating Agency with a copy of any Default Notice it receives pursuant to this Indenture.

     Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Senior Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, Premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     Section 4.04.  Limitation on Suits.  Without limiting the provisions of
Section 4.09 and the final sentence of Section 13.04, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Security Trust Agreement or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

           (a) such Holder holds Notes of the Senior Class and has previously given written notice to the Senior Trustee of a continuing Event of Default;

           (b) the Holders of at least 25% of the aggregate Outstanding Principal Balance of the Senior Class of Notes make a written request to the Senior Trustee to pursue a remedy hereunder;

           (c) such Holder or Holders offer to the Senior Trustee an indemnity reasonably satisfactory to the Senior Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

           (d) the Senior Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

           (e) during such 60-day period, Holders of a majority of the Outstanding Principal Balance of the Senior Class of Notes do not give the Senior Trustee a direction inconsistent with such request.

     No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.

     Section 4.05. Waiver of Existing Defaults. (a) The Senior Trustee or a majority of the Outstanding Principal Balance of the Senior Class of Notes by notice to the Senior Trustee may waive any existing Default hereunder and its consequences, except a Default: (i) in the deposit or distribution of any payment required to be made on any Notes, (ii) in the payment of the interest on, principal of or Premium, if any, on any Note or (iii) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Holder of each Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Each such notice of waiver shall also be notified to each Rating Agency.

     (b) Any written waiver of a Default or an Event of Default given by Holders of the Notes to the Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     Section 4.06. Restoration of Rights and Remedies. If the Trustee or any Holder of Notes of the Senior Class has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

     Section 4.07. Remedies Cumulative. Each and every right, power and remedy herein given to the Trustee specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence therein.

     Section 4.08. Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

     Section 4.09. Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, principal of and Redemption Premium, if any, on its Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

     Section 4.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Noteholder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

     Section 4.11. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This
Section 4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal or Premium, if any, on his Note on or after the respective due dates expressed in such Note, or a suit by a Noteholder or Noteholders of more than 10% of the Outstanding Principal Balance of any class or subclass of the Notes.

     Section 4.12. Control by Noteholders. Subject to Section 4.04 hereof, the Noteholders holding Notes of any class or subclass of not less than 25% of the Outstanding Principal Balance of Notes of such class or subclass shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture; provided that

           (1) such direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Trustee in personal liability or expense;

           (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Noteholders of such class or subclass not taking part in such direction; and

           (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


                                ARTICLE V

                REPRESENTATIONS, WARRANTIES AND COVENANTS


     Section 5.01. Representations and Warranties. The Issuer represents and warrants to the Trustee as follows:

           (i) Due Organization. Each of the Issuer and Issuer Subsidiaries is a corporation duly incorporated in its respective jurisdiction of incorporation, in each case with full power and authority to conduct its business; and none of the Issuer or any Issuer Subsidiary is in liquidation, bankruptcy or suspension of payments.

           (ii) Special Purpose Status. The Issuer has not engaged in any activities since its incorporation (other than those incidental to its incorporation and other appropriate steps and arrangements for the payment of fees to, and director's and officer's insurance for, the members of the Board of the Issuer, the issue of shares, the purchase of the Transferring Companies and ALPS 94-1, the authorization and the issuance of the Initial Notes, the granting of certain guarantees in connection with the Initial Leases, the execution of the Related Documents and the documents and the activities referred to in or contemplated by such agreements), and the Issuer has not paid any dividends or other distributions since its incorporation.

           (iii) Non-Contravention. The purchase of the Transferring Companies and ALPS 94-1 pursuant to the Acquisition Agreements, the creation of the Initial Notes and the issuance, execution and delivery of, and the compliance by the Issuer and each Issuer Subsidiary with the terms of each of the Related Documents and the Initial Notes:

                 (A) do not and will not at the Initial Closing Date or any
            Payment Date conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer or the constituent documents of any Issuer Subsidiary or with any existing law, rule or regulation applying to or affecting the Issuer or any Issuer Subsidiary or any judgment, order or decree of any government, governmental body or court having jurisdiction over the Issuer or any Issuer Subsidiary; and

                 (B) do not and will not at the Initial Closing Date or any
            Payment Date infringe the terms of, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer or any Issuer Subsidiary is a party or by which any of them or any part of their undertaking, assets, property or revenues are bound.

           (iv) Due Authorization. The purchase of the Transferring Companies and ALPS 94-1, the creation, execution and issuance of the Initial Notes, the execution and issue or delivery by the Issuer and each Issuer Subsidiary of the Related Documents executed by it and the performance by each of them of their obligations to be assumed hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by each of them have been duly authorized by each of them.

           (v) Validity and Enforceability. This Indenture constitutes, and the Related Documents, when executed and delivered and, in the case of the Initial Notes, when issued and authenticated, will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors' rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer and each Issuer Subsidiary executing the same.

           (vi) No Defaults. There exists no Event of Default or any event which, had the Initial Notes already been issued, would constitute a Default or an Event of Default.

           (vii) No Encumbrances. Subject to the Security Interests created in favor of the Security Trustee, the Issuer, ALPS 94-1 and AerCo Ireland II and except for Permitted Encumbrances, there exists no Encumbrance over the assets or undertaking of the Issuer or any Issuer Subsidiary which ranks prior to or pari passu with the obligation to make payments on the Initial Notes.

           (viii) No Consents. All consents, approvals, authorizations or other orders of all regulatory authorities required (excluding any required by the other parties to the Related Documents) for or in connection with the execution and performance of the Related Documents by the Issuer and each Issuer Subsidiary and the issue and performance of the Initial Notes and the offering of the Initial Notes by the Issuer have been obtained and are in full force and effect and not contingent upon fulfillment of any condition.

           (ix) No Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Issuer, threatened against or affecting, the Issuer or any Issuer Subsidiary before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture (including the Exhibits and Schedules attached hereto) and the Related Documents.

           (x) Employees, Subsidiaries. The Issuer and each Issuer Subsidiary have no employees. Set forth in Schedule B hereto is a true and complete list, as of the date hereof, of all Issuer Subsidiaries, together with their jurisdictions of organization.

           (xi) Ownership. The Issuer or an Issuer Subsidiary is the beneficial owner of the Pledged Stock, the Pledged Debt and the Non-Trustee Accounts, free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.

           (xii) No Filings. Under the laws of Jersey and New York (including U.S. federal law) in force at the date hereof, it is not necessary or desirable that this Indenture or any Related Document to which an Issuer Subsidiary is a party (other than evidences of the Security Interests) be filed, recorded or enrolled (other than the filing of the Memorandum and Articles of Association of the Issuer and this Indenture in Jersey) with any court or other authority in any such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Indenture or any of the other Related Documents.

           (xiii) Other Representations. The representations and warranties made by the Issuer and each Issuer Subsidiary in any of the other Related Documents are true and accurate.

     Section 5.02. General Covenants. The Issuer covenants with the Trustee as follows:

           (a) No Release of Obligations. The Issuer shall not take, or knowingly permit any Issuer Subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to AerCo Group than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Indenture (other than as permitted herein), the Security Documents, the Intercompany Loan Agreements, the Cash Management Agreement, the Administrative Agency Agreement, the Deposit Agreement, the Servicing Agreement or any Additional Servicing Agreement or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, and provided that such actions may be taken or permitted, and such releases may be permitted, if the Issuer shall have first obtained an authorizing resolution of the Board of the Issuer determining that such action, permitted action or release does not materially adversely affect the interests of the Noteholders and having given notice thereof to the Rating Agencies; and provided further that, in any case (i) the Issuer shall not take any action which would result in any amendment or modification to the conflicts standard or duty of care in such agreements and (ii) there must be at all times an administrative agent, a cash manager and a servicer (provided that, if the Servicer or any Additional Servicer resigns prior to the appointment of a replacement servicer as a result of any failure to pay amounts due and owing to it, this Section 5.02(a) shall not be violated; provided, however, that notice of such termination shall have been given to the Rating Agencies).

           (b) Limitation on Encumbrances. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an "Encumbrance"), including, without limitation, any conditional sale, any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest over or with respect to any of the Issuer's or any Issuer Subsidiary's assets (other than the segregation of the Segregated Funds) including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests ("Stock") and any Indebtedness of any Issuer Subsidiary held by the Issuer or any Issuer Subsidiary.

           Notwithstanding the foregoing, the Issuer may create, incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Documents,
      (iii) Encumbrances over rights in or derived from Leases, upon Rating Agency Confirmation (provided that any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of Collections that would have been received by any AerCo Group Member from such Lease had such Encumbrance not been created), (iv) Encumbrances over Aircraft, Leases or funds on deposit in the Tax Defeasance Account or investments in respect thereof pursuant to any Permitted Tax-Related Disposition or (v) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by the Issuer or any Issuer Subsidiary.

           For the purposes of this Indenture, "affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person or is a director or officer of such Person; "control" of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Stock, by contract or otherwise. For the purposes of this Indenture, "Permitted Encumbrance" means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any lien of a repairer, carrier or hangar keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrances on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor); (iv) any lien created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant lessor (provided that if such lessor becomes aware of any such lien, it shall use commercially reasonable efforts to have any such lien lifted); (v) any head lease, lease or any Conditional Sale Agreement (as defined in the Servicing Agreement) or Purchase Option (as defined in the Servicing Agreement) existing on the relevant Closing Date or any Aircraft Agreement meeting the requirements of clause (iii), (v) or (vi) of the second paragraph of Section 5.02(g) hereof; (vi) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies; (vii) any lien created in favor of the Issuer, any Issuer Subsidiary or the Security Trustee and (viii) any other lien not referred to in clauses (i) through (vii) of this paragraph which would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate Initial Appraised Value of the Portfolio and $250,000 per Aircraft.

           (c) Limitation on Restricted Payments. The Issuer shall not, and shall not permit any Issuer Subsidiary to (i) declare or pay any dividend or make any distribution on its Stock held by Persons other than the Issuer or any Issuer Subsidiary; (ii) purchase, redeem, retire or otherwise acquire for value any shares of Stock of the Issuer or any Issuer Subsidiary held by or on behalf of Persons other than the Issuer, any Issuer Subsidiary and other Persons permitted under Section 5.02(l)(ii)(B) hereof; (iii) make any payment of principal, interest or Redemption Premium, if any, on the Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or such Issuer Subsidiary that is not owed to the Issuer or such Issuer Subsidiary other than in accordance with Section 3.10 hereof or (iv) make any investments (other than Permitted Account Investments, Allowed Restructurings, investments permitted under Section 5.02(e) hereof and investments in any Aircraft Owning Subsidiaries pursuant to a Permitted Aircraft Acquisition; provided that written notification of the organization or acquisition of each such Aircraft Owning Subsidiary shall have been given to each Rating Agency).

           The term "investment" for purposes of the above restriction shall mean any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such

      Person. For the avoidance of doubt, "investment" shall not include any obligation of a purchaser of an Aircraft to make deferred or installment payments pursuant to any Aircraft Agreement specified in (iii), (v) or
      (vi) of the second paragraph of Section 5.02(g) hereof so long as AerCo Group retains a security interest in the relevant Aircraft until all such obligations are discharged.

           (d) Limitation on Dividends and Other Payment Restrictions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Issuer Subsidiary to (i) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, the Stock of the Issuer or such Issuer Subsidiary, as the case may be; (ii) pay any Indebtedness owed to the Issuer or such Issuer Subsidiary; (iii) make loans or advances to the Issuer or such Issuer Subsidiary; or (iv) transfer any of its property or assets to the Issuer or any other Issuer Subsidiary.

           The foregoing provisions shall not restrict any consensual encumbrances or other restrictions: (i) existing on the Initial Closing Date or, in the case of any Issuer Additional Aircraft, the date of acquisition of such Aircraft, under any Related Document, and any amendments, extensions, refinancings, renewals or replacements of such documents; provided that such consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders of the AerCo Group Notes than those previously in effect and being amended, extended, refinanced, renewed or replaced; or (ii) in the case of clause (iv) of the preceding paragraph, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset or
      (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of the Issuer or any Issuer Subsidiary not otherwise prohibited by this Indenture. Nothing contained in this covenant shall prevent the Issuer or any Issuer Subsidiary from creating, incurring, assuming or suffering to exist any Encumbrances not otherwise prohibited under this Indenture.

           (e) Limitation on Engaging in Business Activities. The Issuer shall not, and shall not permit any Issuer Subsidiary to, engage in any business or activity other than:

                 (i) (A) purchasing or otherwise acquiring aircraft assets both directly and indirectly through the acquisition of aircraft-owning entities (subject to Section 5.02(h) hereof), (B) owning (including, subject to Section 5.02(h) hereof, acquiring Additional Aircraft), holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in Section 5.02(g) hereof, selling or otherwise disposing of the Aircraft (including Permitted Tax-Related Dispositions) and


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                                       86

            (C) in the case of AerCo Ireland II, entering into the AerFi Share Purchase Agreement and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any Issuer Subsidiary to accept, exchange or hold (an "Allowed Restructuring") promissory notes, contingent payment obligations or equity interests, of Lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such Lessees or their respective affiliates in the ordinary course of business;

                 (ii) providing loans to, guaranteeing or otherwise supporting the obligations and liabilities of any AerCo Group Member, in each case on such terms and in such manner as the Board of the Issuer or, in the case of any Issuer Subsidiary, the relevant Board, sees fit and (whether or not the Issuer or any Issuer Subsidiary derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clause (i) of this Section 5.02(e);

                 (iii) financing or refinancing the business activities
            described in clause (i) of this Section 5.02(e) through the offer, sale and issuance of any securities of the Issuer or any Guarantor, upon such terms and conditions as the Board of the Issuer sees fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by any AerCo Group Member;

                 (iv) engaging in currency and interest rate exchange
            transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the Issuer's or any Issuer Subsidiary's property or assets, within limits determined by the Board of the Issuer from time to time and submitted to the Rating Agencies, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing provided however that the Issuer shall not, and shall not permit any Issuer Subsidiary to, enter into any such hedging arrangements or other instruments (x) that are primarily entered into for speculative purposes or (y) that are not U.S. dollar-denominated interest rate swaps, swaptions, caps or floors without Rating Agency Confirmation;

                 (v) (A) establishing, promoting and aiding in promoting,
            constituting, forming or organizing companies, syndicates or partnerships of all kinds in any part of the world for the purposes set forth in clause (i) above;

            provided that written notification shall have been given to each Rating Agency that such company, trust, syndicate or partnership is set up in compliance with this Indenture, (B) acquiring, holding and disposing of shares, securities and other interests in any such company, syndicate or partnership and (C) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary; provided that any such disposition which results in the disposition of an Aircraft meets the requirements set forth in Section 5.02(g) hereof; and

                 (vi) taking out, acquiring, surrendering and assigning
            policies of insurance and assurances with any insurance company or companies which the Issuer or any Issuer Subsidiary may think fit and to pay the premiums thereon.

           (f) Limitation on Indebtedness.   The Issuer shall not, and shall
      not permit any Issuer Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to "incur"), Indebtedness.

           For the purposes of this Indenture, "Indebtedness" means, with respect to any Person at any date of determination (without duplication),
      (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (v) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (vi) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and
      (vii) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other Persons guaranteed by such Person.

           Notwithstanding the foregoing, the Issuer and any Issuer Subsidiary may incur each and all of the following:

                 (i) Indebtedness in respect of any Initial Notes issued on the
            Initial Closing Date and Indebtedness in respect of any Remaining Subclass D-1 and Remaining Subclass E-1 Notes issued to finance the purchase of the Remaining Aircraft or Substitute Aircraft;

                 (ii) Indebtedness in respect of any Refinancing Notes or other
            Indebtedness issued in connection with the repurchase, acquisition, defeasance or retirement for value of AerCo Notes other than the Class E Notes; provided that (A) such Refinancing Notes or other Indebtedness receive ratings from the Rating Agencies at the close of such Refinancing or issuance equal to or higher than those of the subclass being refinanced or repurchased, acquired, defeased or retired (determined at the date of incurrence), (B) taking into account such Refinancing or repurchase, the Issuer receives Rating Agency Confirmation prior to such Refinancing or issuance with respect to each subclass of AerCo Group Notes Outstanding at such time and (C) the net proceeds of any such Refinancing or other issuance shall be used only to repay the Outstanding Principal Balance of the subclass of Notes being so refinanced or repurchased, acquired, defeased or retired plus any Redemption Premium and transaction expenses relating thereto;

                 (iii) Indebtedness in respect of guarantees by the Issuer or any Issuer Subsidiary of any other AerCo Group Member (other than the Guarantee described in (v) below), provided that no such Indebtedness in respect of any AerCo Group Member other than AerCo or any subsidiary of AerCo shall be incurred if it would materially adversely affect the Noteholders;

                 (iv) Indebtedness in respect of any Issuer Additional Notes the proceeds of which are applied to finance a Permitted Additional Aircraft Acquisition; provided that (A) the Issuer receives Rating Agency Confirmation prior to the incurrence of such Indebtedness with respect to all of the AerCo Group Notes Outstanding at such time and (B) the net proceeds of such Indebtedness shall be used only to finance such Permitted Additional Aircraft Acquisition and
            (c) such Issuer Additional Notes will be cross-collateralized with all Outstanding Notes by the Collateral under the Security Trust Agreement;

                 (v) Indebtedness in respect of the Guarantee set forth in
            Article XII of this Indenture (the "Guarantee"); provided that (A) the Indebtedness guaranteed thereby is incurred by a Guarantor that has guaranteed the Notes, (B) the Indebtedness being guaranteed would be permitted pursuant to clause (ii) or (iv) if such Indebtedness were incurred directly by the Issuer and (C) the Indebtedness being guaranteed was issued by the Guarantor under an indenture the terms of which (including the covenants and other obligations of the Guarantor thereunder) are substantially identical to those of this Indenture;

                 (vi) obligations to each Seller under each Acquisition
            Agreement and any related lease assignment and assumption agreements and the documents related thereto;




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                                       89

                 (vii) Indebtedness under the Intercompany Loan Agreements and any other Indebtedness under any agreements between the Issuer or any Issuer Subsidiary and any other AerCo Group Members (each, an "Intercompany Loan"); provided that the agreements or promissory notes evidencing such Indebtedness shall be pledged to the Security Trustee and written notification shall have been given to each Rating Agency of the incurrence of such Indebtedness;

                 (viii) Indebtedness of AerCo Group under any Credit Facility, provided that the Issuer shall receive Rating Agency Confirmation prior to entering into any Primary Eligible Credit Facility; and

                 (ix) obligations to each investor or other person in respect of the funds on deposit in the Tax Defeasance Account and any Subordinated Tax-Related Disposition Payments pursuant to the related Permitted Tax-Related Disposition and any related assignment and assumption agreements and documents.

                 For the purposes of this Indenture, "guarantee" means any
            obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

           (g) Limitation on Aircraft Sales. The Issuer shall not, and shall not permit any Issuer Subsidiary to, sell, transfer or otherwise dispose of any Aircraft or any interest therein.

           Notwithstanding the foregoing, the Issuer and any Issuer Subsidiary shall be permitted to sell, transfer or otherwise dispose of, directly or indirectly, (a) any Engine or Part owned on the Initial Closing Date or, with respect to any Remaining Aircraft, Substitute Aircraft or Issuer Additional Aircraft, on the date such Aircraft is acquired or any replacement thereof or (b) one or more Aircraft or an interest therein
      (i) pursuant to a Purchase Option or other agreements of a similar character existing on the Initial Closing Date or, with respect to any Remaining Aircraft, Substitute Aircraft or Issuer Additional Aircraft, on the Closing Date therefor, (ii) within or among the Issuer and the Issuer Subsidiaries without limitation, and among the Issuer and/or any Issuer Subsidiary and any other AerCo Group Member; provided that no

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      such sale, transfer or disposition shall be made other than to the Issuer or any Issuer Subsidiary if such sale, transfer or other disposition would materially adversely affect the Noteholders; provided, further, that written notification shall have been given to each Rating Agency of such sale, transfer or disposition, (iii) pursuant to any Aircraft Agreement; provided that such sale does not result in a Concentration Default and the net present value of the cash Net Sale Proceeds is not less than the Note Target Price; (iv) pursuant to receipt of insurance proceeds in connection with an event of loss, (v) pursuant to an Aircraft Agreement that is designed to allow a person unrelated to the Issuer or any Issuer Subsidiary to realize tax benefits associated with the Aircraft or other assets being sold (any such sale, transfer or other disposition, a "Permitted Tax-Related Disposition"); provided that (A) the Issuer receives Rating Agency Confirmation and (B) any obligations of AerCo Group (other than any obligation to transfer the proceeds out of the Tax Defeasance Account to such person pursuant to such Permitted Tax-Related Disposition) under such Aircraft Agreement or to any person providing credit support for such obligations under such Aircraft Agreement are limited to payments under the priority of repayment under Subordinated Tax-Related Disposition Amounts under Section 3.08 hereof or the funds on deposit in the Tax Defeasance Account or (vi) pursuant to an Aircraft Agreement and, in any one calendar year, not exceeding 10% of the Adjusted Portfolio Value as determined by the most recent Appraisal obtained for such calendar year; provided that the Board of the Issuer unanimously confirms that each such sale would not materially adversely affect the Issuer and the Noteholders and such sale does not result in a Concentration Default.

           For the purpose of this Section 5.02(g), the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any Aircraft shall mean the present value of all payments received or to be received by the Issuer or any Issuer Subsidiary in respect of such Aircraft from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including the date of transfer of title to such Aircraft, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of the AerCo Group (based on the cost of funds on the Payment Date immediately preceding such date (excluding for such purpose any interest paid or accrued on the Class E Notes but taking into account any Swap Agreements).

           The "Note Target Price" means, in respect of any Aircraft, an amount equal to 103% of the aggregate Outstanding Principal Balance of the AerCo Group A-D Notes, together with any accrued but unpaid interest thereon and any related Swap Breakage Costs, allocable to such Aircraft on the date of the sale agreement or purchase option granting date, as the case may be. On any date, the Outstanding Principal Balance of AerCo Group A-D Notes allocable to an Aircraft shall equal the product of (i) (A) the Adjusted Base Value of such Aircraft divided by (B) the Adjusted Portfolio Value and (ii) the aggregate Outstanding Principal Balance of AerCo Group A-D Notes, in each case on the most recent Payment Date.

           "Aircraft Agreement" means any lease, sublease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person other than any AerCo Group Member to purchase an Aircraft pursuant to a purchase option agreement, in each case pursuant to which any Person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such Aircraft.

           "Net Sale Proceeds" means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions (including fees received by the Servicer under the Servicing Agreement) and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

           "Concentration Default" means an Event of Default under Section 5.03(a), as such covenant may be adjusted from time to time upon approval from the Rating Agencies, which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition pursuant to an Aircraft Agreement as of the date of such Aircraft Agreement regardless of whether such sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of such Aircraft Agreement.

           (h) Limitation on Aircraft Acquisitions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, purchase or otherwise acquire any Aircraft other than the Initial Aircraft or any interest therein.

           Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to, (A) purchase or otherwise acquire, directly or indirectly, Additional Aircraft from time to time (a "Permitted Additional Aircraft Acquisition"); provided that (i) no Event of Default shall have occurred and be continuing, (ii) all Scheduled Principal Payment Amounts have been paid, (iii) the acquisition does not result in a Concentration Default and (iv) after giving effect to such acquisition, no more than 90% by appraised Base Value of the Portfolio consists of Stage 3 narrowbody aircraft and regional jets, no more than 50% by appraised Base Value of the Portfolio consists of Stage 3 widebody aircraft and no more than 15% by appraised Base Value of the Portfolio consists of Stage 2 aircraft and turboprop aircraft without the Board of the Issuer having obtained Rating Agency Confirmation, (B) act as sponsor of a Guarantor that would fund an acquisition of aircraft assets with Indebtedness guaranteed by the Issuer pursuant to Section 12.01 hereof; provided that, if such acquisition of aircraft assets had been consummated indirectly by the Issuer, such


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      acquisition would have been permitted pursuant to the preceding clause
      (A), and (C) purchase or otherwise acquire, directly or indirectly, Remaining Aircraft or Substitute Aircraft pursuant to the Acquisition Agreements.

           (i) Limitation on Modification Payments and Capital Expenditures. The Issuer shall not, and shall not permit any Issuer Subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft, for the optional conversion of any Aircraft from a passenger aircraft to a freighter or mixed-use aircraft, or for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business (each such expenditure, a "Modification Payment").

           Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to, make Modification Payments; provided that (i) each Modification Payment, together with all other Modification Payments made after the Initial Closing Date pursuant to this Section 5.02(i) with respect to any single Aircraft, do not exceed the aggregate amount of funds that would be necessary to perform one incidence of heavy maintenance (as described in the applicable Servicing Agreement or Additional Servicing Agreement) on such Aircraft, including the airframe and the related Engines thereof; (ii) such Modification Payment is included in the annual operating budget of the AerCo Group and approved by the Board of the Issuer; (iii) the amount of funds necessary to make such Modification Payment shall have been accrued in advance as a Permitted Accrual in the Expense Account through transfers into the Expense Account pursuant to Section 3.08(a)(xvi) hereof or otherwise allowed to be paid under Section 5.02(f) hereof; and (iv) the aggregate amount of all Modification Payments made by all AerCo Group Members, taken as a whole, pursuant to this Section 5.02(i) and pursuant to any Guarantor Indenture after the Initial Closing Date, including such Modification Payment, shall not exceed 5% of the aggregate Initial Appraised Value of all Aircraft acquired by AerCo Group.

           (j) Limitation on Consolidation, Merger and Transfer of Assets. The Issuer shall not, and shall not permit any Issuer Subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease (other than in accordance with the Servicing Agreement) or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into the Issuer or any Issuer Subsidiary, unless (i) the resulting entity is a special purpose corporation, the charter of which is substantially similar to the Memorandum and Articles of Association of the Issuer or the equivalent charter document of such Issuer Subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the Noteholders do not give rise to any withholding tax payments less favorable to the Noteholders than the amount of any withholding tax payments which would have been required had such event not occurred, (ii) in the case of any consolidation, merger or transfer by the Issuer, the surviving successor or transferee entity shall expressly assume all of the


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      obligations of the Issuer under this Indenture, the Notes and each other
      Related Document to which the Issuer is then a party, (iii) the Board of the Issuer shall have obtained Rating Agency Confirmation with respect to such merger, sale, conveyance, transfer, lease or disposition, (iv) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing and (v) the Issuer delivers to the Trustee an Officer's Certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, Section 5.02(g) hereof and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that this covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition (a) within and among the Issuer and any Issuer Subsidiary and any other AerCo Group Member if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the Noteholders and notification is given to the Rating Agencies, (b) complying with the terms of Section 5.02(g) hereof or (c) effected as part of a single transaction providing for the redemption or defeasance of all AerCo Group Notes in accordance with Section 3.10 or Article XI, respectively, hereof.

           (k) Limitation on Transactions with GPA and Affiliates. The Issuer shall not, and shall not permit any Issuer Subsidiary, directly or indirectly, to enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with GPA or its affiliates or any affiliate of the Issuer or any Issuer Subsidiary, except upon fair and reasonable terms no less favorable to the Issuer or such Issuer Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such an affiliate.

           The foregoing limitation does not limit, and shall not apply to:
      (i) any transaction in connection with the establishment of AerCo Group, its acquisition of the Initial Aircraft or the Issuer Subsidiaries set forth on Schedule B hereto or pursuant to the terms of the Related Documents; (ii) any transaction within and among the Issuer or any Issuer Subsidiary and any other AerCo Group Member; provided that no such transaction, other than among the Issuer and any Issuer Subsidiary, shall be consummated if such transaction would materially adversely affect any Noteholders; (iii) the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, the Board of the Issuer; (iv) any Permitted Additional Aircraft Acquisition or any transaction complying with Section 5.02(g) hereof; (v) any payments of the types referred to in clause (i) or (ii) of Section 5.02(c) hereof and not prohibited thereunder or (vi) sale of Aircraft or any Issuer Subsidiaries as part of a single transaction providing for the redemption or defeasance of all AerCo Group Notes in accordance with Section 3.10 or Article XI, respectively, hereof.

           (l) Limitation on the Issuance, Delivery and Sale of Capital Stock. The Issuer shall not (i) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on the Closing Date) in equity, or (ii) sell, or permit any Issuer Subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents in equity (however designated, whether voting or non-voting in equity, other than such shares, interests, participations or other equivalents existing on the Closing Date), except (A) to the Charitable Trustee (or its nominees), (B) issuances or sales of shares of Stock of foreign Issuer Subsidiaries to nationals in the jurisdiction of incorporation or organization of such Issuer Subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Board of the Issuer to avoid adverse tax consequences in any such jurisdiction,
      (C) the pledge of the Pledged Stock pursuant to the Security Documents,
      (D) the sale, delivery or transfer of any Stock of any AerCo Group Member as part of a single transaction providing for the redemption or defeasance of all the AerCo Group Notes in accordance with Section 3.10 or Article XI, respectively, hereof and pursuant to a Guarantor Indenture, (E) the sale of any Stock of an Issuer Subsidiary in order to effect the sale of all Aircraft owned by such Issuer Subsidiary in compliance with Section 5.02(g) hereof and (F) the issue, sale, delivery, transfer, mortgage or pledge of any stock of any AerCo Group Member to or for the benefit of any other AerCo Group Member; provided that notification is given to the Rating Agencies.

           (m) Bankruptcy and Insolvency; Corporate Governance. The Issuer (i) shall promptly provide the Trustee and the Rating Agencies with notice of the institution of any proceeding by or against the Issuer or any Issuer Subsidiary, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property and (ii) shall not, without an affirmative unanimous written resolution of the Board of the Issuer, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provisions of its charter documents.

           (n) Payment of Principal, Redemption Premium, if any, and Interest. The Issuer shall duly and punctually pay the principal, Redemption Premium, if any, and interest on the Notes in accordance with the terms of this Indenture and the Notes.

           (o) Limitation on Employees. The Issuer shall not, and shall not permit any Issuer Subsidiary to, employ or maintain any employees; provided that trustees and directors shall not be deemed to be employees for purposes of this Section 5.02(o).



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     Section 5.03.  Operating Covenants.  The Issuer covenants with the Trustee as follows:

           (a) Concentration Limits; Prohibited Countries. Unless the Board of the Issuer obtains Rating Agency Confirmation, the Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft if entering into such proposed Lease would cause the Portfolio (excluding any Aircraft then subject to an Aircraft Agreement and expected to be disposed of within one year from the date of effectiveness of such Lease pursuant to Section 5.02(g)(iii) and (vi) but as to which the Issuer or any Issuer Subsidiary retains an interest including a right to lease rentals or other payments, finance lease payments, instalment purchase agreements or any other payments with respect to such Aircraft, but including any Aircraft with respect to which AerCo Group has entered into a binding agreement to acquire and which the Board of the Issuer reasonably expects to acquire within 180 days from the date of such agreement) to exceed any of the Concentration Limits set forth in Exhibit F hereto (as such limits may be adjusted by the Issuer from time to time, subject to Rating Agency Confirmation, the "Concentration Limits"); provided that the Issuer and any Issuer Subsidiary shall be entitled to renew or extend any Lease to the existing Lessee thereunder irrespective of the effect of such renewal or extension on the Concentration Limits. The Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft operated or to be operated by a Lessee domiciled in a jurisdiction set forth in clause (a) of the PRI Guidelines as set forth on Exhibit F hereto and as amended from time to time upon the approval of the Rating Agencies (the "PRI Guidelines") as "Prohibited Countries".

           On each Payment Date commencing on the first quarter from the date hereof; the Issuer shall certify to the Rating Agencies its compliance of this Section 5.03(a).

           (b) Compliance with Law, Maintenance of Permits.  The Issuer shall
      (i) comply, and cause each Issuer Subsidiary to comply, in all material respects with all Applicable Laws, (ii) obtain, and cause each Issuer Subsidiary to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft owned by it, including, without limitation, a current certificate of airworthiness for each such Aircraft (issued by the Applicable Aviation Authority and in the appropriate category for the nature of the operations of such Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, (y) following the withdrawal or suspension by such Applicable Aviation Authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Issuer shall comply, and cause each Issuer Subsidiary to comply, with all directions of such Applicable Aviation Authority in connection with such withdrawal or suspension), (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C)


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                                       96

      no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Applicable Laws,
      (iii) not cause or knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any Applicable Law and (iv) not knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee's use and operation of any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (ii)(A) and (ii)(B) above.

           Notwithstanding the foregoing, no breach of this Section 5.03(b) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Issuer or an Issuer Subsidiary of this Section 5.03(b)) (each, a "Third Party Event"); provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

           (c) Appraisal of Aircraft. The Issuer shall, at least once each year and in any case no earlier than 90 nor later than 30 days prior to March 31 of each year, commencing in 1999, deliver to the Trustee and each Rating Agency appraisals of the Base Value of each of the Initial Aircraft and Issuer Additional Aircraft then owned from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization (each, an "Appraiser"), each such appraisal to be dated within 30 days prior to its delivery to the Trustee.

           (d) Maintenance of Assets. The Issuer shall (i) with respect to each Initial Aircraft or Issuer Additional Aircraft, as the case may be, and Engine that is subject to a Lease, require, directly or indirectly, through any Issuer Subsidiary, in such Lease that such Aircraft and Engine be maintained in accordance with provisions for maintenance consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each Issuer Subsidiary to maintain, such Aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. Notwithstanding the foregoing, no breach of this Section 5.03(d) shall be deemed to have occurred by virtue of any Third Party Event; provided that
      (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or such Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

           (e) Notification of Trustee, Cash Manager and Administrative Agent. The Issuer shall notify the Trustee, Cash Manager and Administrative Agent in writing as soon as the Issuer or any Issuer Subsidiary becomes aware of any loss, theft, damage or destruction to any Initial Aircraft, Issuer Additional Aircraft or Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $2,000,000 and the Issuer shall notify the Trustee of any breach of the Share Purchase Agreement by GPA Group.

           (f) Leases. The Issuer shall adopt and shall cause the Servicer and any Additional Servicer to utilize the pro forma lease agreement or agreements then used by the Servicer or such Additional Servicer in connection with its aircraft operating leasing services business generally, as such pro forma lease agreement or agreements may be revised for purposes of AerCo Group specifically or generally from time to time by the Servicer or the Additional Servicer, as the case may be (the "Servicer's Pro Forma Lease"), for use by the Servicer or such Additional Servicer, as the case may be, on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of Future Leases with Persons who are not AerCo Group Members; provided, however, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of a Lease, (y) the leasing of an Aircraft to a Person that is or was a Lessee under an Initial Lease or (z) the leasing of an Aircraft to a Person that is or was the lessee under an operating lease of an aircraft that is being managed or serviced by the Servicer or the Additional Servicer, as the case may be (such Future Lease, a "Renewal Lease"), a form of lease substantially similar to such Initial Lease or operating lease (a "Precedent Lease"), as the case may be, may be used by the Servicer or the Additional Servicer, as the case may be, in lieu of the Servicer's Pro Forma Lease on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of such Future Lease with Persons who are not AerCo Group Members and provided further, however, that if the Board of the Issuer determines, in an annual review of the Servicer's Pro Forma Lease on or before each anniversary of the relevant Closing Date, that any revision to the Servicer's Pro Forma Lease made from time to time since the preceding review by the Board of the Issuer (or, with respect to the first anniversary of the Initial Closing Date, since the Initial Closing Date) is substantially inconsistent with the core lease provisions of the Issuer set forth in Exhibit K to this Indenture (as such provisions may be amended from time to time, the "Core Lease Provisions") in a manner and to such a degree as to have a material adverse effect on the Noteholders, taking into consideration, inter alia, such revision and any risk that the Aircraft might not be able to be leased on terms inconsistent with the provisions of the Servicer's Pro Forma Lease, then the Board of the Issuer shall direct the Servicer not to include such revision in the Servicer's Pro Forma Lease to be used thereafter as the starting point in the negotiation of any Future Lease with respect to the Aircraft. If the Board of the Issuer determines that any such revision to the Servicer's Pro Forma Lease will not have a material adverse effect on the Noteholders, then the Board of the Issuer shall amend the applicable Core Lease Provisions and notify the Rating Agencies of any Future Lease entered into the terms of which are materially less favorable from the point of view of the lessor than any of the Leases to Lessees with similar credit ratings then in effect, including without limitation, such changes to the Core Lease Provisions. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease the rental payments under which are denominated in a currency other than U.S. dollars without Rating Agency Confirmation.

           (g) Opinions. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease with any Person that is not an AerCo Group Member or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Future Lease or changing the jurisdiction of registration of such Aircraft (or within a commercially reasonable period thereafter), the Servicer or Additional Servicer, as the case may be, obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

           (h) Insurance.   The Issuer shall maintain or cause, directly or
      indirectly through the Issuer Subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance for each Initial Aircraft and Issuer Additional Aircraft in an amount at least equal to the Note Target Price for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) and (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to the relevant amount set forth on Exhibit H hereto for each model of aircraft and as amended from time to time with the approval of the Rating Agencies and (iii) airline political risk insurance ("PRI") for each Aircraft subject to a Lease and habitually based in a jurisdiction determined in accordance with clause (b) of the PRI Guidelines, which may be amended from time to time only with the approval of the Rating Agencies, in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) for such Aircraft; provided further that for a period commencing sixty days after the Initial Closing Date to one year from the Initial Closing Date (any period may be extended for up to one year if so requested in writing by any Rating Agency), the Issuer shall, upon request from any Rating Agency, obtain PRI with respect to Aircraft leased to Lessees habitually based in certain countries other than Developed Markets specified by each such Rating Agency; provided, however, that with respect to any such insurance for any Aircraft subject to a Lease, such insurance may be subject to commercially reasonable deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally). The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

           In determining the amount of insurance required to be maintained by this Section 5.03(h), the Issuer may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to PRI, any governmental authority or agency of any jurisdiction for which PRI must be obtained, the sovereign foreign currency debt of which is rated AA, or the equivalent, by at least one of the Rating Agencies, against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Issuer (or which the Issuer has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.03(h) (taking into account self-insurance permitted by this Section 5.03(h)). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by this
      Section 5.03(h). The Issuer shall not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time.

           (i) Indemnity. The Issuer shall, and shall cause each Issuer Subsidiary to, include in each Lease between the Issuer or such Issuer Subsidiary and a Person who is not an AerCo Group Member an indemnity from such Person in respect of any losses or liabilities arising from the use or operation of the Aircraft during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practice of leading international aircraft operating lessors.

           (j) Independent Directors. The Issuer shall notify the Trustee and the Rating Agencies of any appointment of an independent director of the Issuer after the date hereof.

                                   ARTICLE VI

                                  THE TRUSTEE


     Section 6.01. Acceptance of Trusts and Duties. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the TIA and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Related Documents. Any amounts received by the Trustee under this Indenture, including, without limitation, the fees and out-of-pocket expenses of the Trustee shall be Expenses of the Issuer.

     Section 6.02. Absence of Duties. Except in accordance with written instructions or requests furnished pursuant to Sections 5.02 and 5.03 hereof, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Lessee. Notwithstanding the foregoing, the Trustee, upon written request, shall furnish to any Noteholder, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under this Indenture.

     Section 6.03. Representations or Warranties. The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) the Indenture is the legal, valid and binding obligation of Bankers Trust, enforceable against Bankers Trust in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.


     Section 6.04. Reliance; Agents; Advice of Counsel. The Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a copy of a resolution of, in the case of the Issuer, the Board and, in the case of any other party to any Related Document, the governing body of such Person, certified in an accompanying Officer's Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Trustee shall furnish to the Cash Manager or the Administrative Agent upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Cash
Manager or the Administrative Agent to perform its duties under Article II hereof. The Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Issuer with respect thereto.

     The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 4.12 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     The Trustee may consult with counsel as to any matter relating to this Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Cash Manager under this Indenture or any of the Related Documents.

     The Trustee shall not be liable for any Losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Permitted Account Investments or for any investment losses resulting from Permitted Account Investments.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(f) or 4.01(g) hereof, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors' rights generally.

     The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or the Trustee receives written notice of such event from the Issuer, the Cash Manager or Noteholders owning Notes aggregating not less than 10% of the outstanding principal amount of the Notes.

     The Trustee shall have no duty to monitor the performance of the Issuer, the Cash Manager or any other party to the Related Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Trustee shall have no liability in connection with compliance by the Issuer, the Cash Manager or any lessee under a Lease with statutory or regulatory requirements related to any Aircraft or any Lease. The Trustee shall not make or be deemed to have made any representations or warranties with respect to any Aircraft or any Lease or the validity or sufficiency of any assignment or other disposition of any Aircraft or any Lease.

     Section 6.05. Not Acting in Individual Capacity. The Trustee acts hereunder solely as trustee unless otherwise expressly provided; and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as herein provided, only to the property of the Issuer for payment or satisfaction thereof.

     Section 6.06. No Compensation from Noteholders. The Trustee agrees that it shall have no right against the Noteholders or, except as provided in Article III hereof, the property of the Issuer, for any fee as compensation for its services hereunder.

     Section 6.07. Notice of Defaults. As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to the Issuer and the Noteholders holding Notes of the related subclass in accordance with Section 313(c) of the TIA, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of the interest, principal, or Premium, if any, on any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of the related class.

     Section 6.08. May Hold Notes. The Trustee, any Paying Agent, the Registrar or any of their affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

     Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this
Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in
Section 7.01 hereof.

     Section 6.10. Reports by Trustee. Within 60 days after February 28 of each year commencing with the first full year following the issuance of any subclass of Notes, the Trustee shall transmit to the Noteholders of each subclass, as provided in Section 313(c) of the TIA, a brief report describing, among other things, any changes in eligibility and qualifications of the Trustee and any issuance of Additional Notes, if required by Section 313(a) of the TIA.

     Section 6.11.  Reports by the Issuer. The Issuer shall:

           (a) file with the Trustee, within 30 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to section 13 or section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee all Monthly Reports;

           (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants;

           (c) transmit to all Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (b) of this Section 6.11 as may be required by rules and regulations prescribed by the Commission; and

           (d) furnish to the Trustee, within 120 days after the end of each fiscal year of the Issuer, a brief certificate from the principal executive officer, principal accounting officer or principal financial officer of the Issuer, as applicable, as to his or her knowledge of the Issuer's compliance with all conditions and covenants under this Indenture (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture).



                                    ARTICLE VII

                                 SUCCESSOR TRUSTEES

     Section 7.01. Resignation and Removal of Trustee. The Trustee may resign as to all or any of the subclasses of the Notes at any time without cause by giving at least 90 days' prior written notice to the Issuer, the Cash Manager, the Administrative Agent and the Holders. Holders of a majority of the Outstanding Principal Balance of any subclass of the Notes may at any time remove the Trustee as to such subclass without cause by an instrument in writing delivered to the Issuer, the Cash Manager, the Administrative Agent, the Security Trustee, the Senior Trustee and the Trustee being removed. In addition, the Issuer may remove the Trustee as to any of the subclasses of the Notes if: (i) such Trustee fails to comply with Section 310 of the TIA after written request therefor by the Issuer or the Noteholder of the related subclass who has been a bona fide Noteholder for at least six months, (ii) such Trustee fails to comply with Section 7.02(c) hereof, (iii) such Trustee is adjudged a bankrupt or an insolvent, (iv) a receiver or public officer takes charge of such Trustee or its property or (v) such Trustee becomes incapable of acting. References to the Trustee in this Indenture include any successor Trustee as to all or any of the subclasses of the Notes appointed in accordance with this
Article VII.

     Section 7.02. Appointment of Successor. (a) In the case of the resignation or removal of the Trustee as to any subclass of the Notes under
Section 7.01 hereof, the Issuer shall promptly appoint a successor Trustee as to such subclass; provided that a majority of the Outstanding Principal Balance of such subclass of the Notes may appoint, within one year after such resignation or removal, a successor Trustee as to such subclass which may be other than the successor Trustee appointed by the Issuer, and such successor Trustee appointed by the Issuer shall be superseded by the successor Trustee so appointed by the Noteholders. If a


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successor Trustee as to any subclass of the Notes shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee gives notice of resignation as to such subclass, the retiring Trustee, the Issuer, the Administrative Agent, the Cash Manager or a majority of the Outstanding Principal Balance of such subclass of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee as to such subclass. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

     (b) Any successor Trustee as to any subclass of the Notes, however appointed, shall execute and deliver to the Issuer, the Cash Manager, the Administrative Agent and the predecessor Trustee as to such subclass an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee as to such subclass herein; provided that, upon the written request of such successor Trustee, such predecessor Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held by such predecessor Trustee hereunder solely for the benefit of such subclass of the Notes.

     (c) If a successor Trustee is appointed with respect to one or more (but not all) subclasses of the Notes, the Issuer, the predecessor Trustee and each successor Trustee with respect to each subclass of Notes shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the subclasses of Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee.

     (d) Each Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee hereunder; provided that the Rating Agencies shall receive notice of any replacement Trustee.

     (e) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the business of the Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Trustee under this Indenture without further act.

                                ARTICLE VIII

                                 INDEMNITY

     Section 8.01. Indemnity. The Issuer shall indemnify the Trustee (and its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and the Related Documents and its duties under this Indenture and the Related Documents and the Notes as Trustee, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer's Certificate furnished hereunder, or the failure to furnish any such Officers' Certificate required to be furnished hereunder. The Trustee shall notify the Issuer and the Rating Agencies promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay reasonable fees and expenses of such counsel. The Issuer need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

     Section 8.02. Noteholders' Indemnity. The Trustee shall be entitled, subject to such Trustee's duty during a default to act with the required standard of care, to be indemnified by the Holders of any subclass of the Notes before proceeding to exercise any right or power under this Indenture or the Cash Management Agreement at the request or direction of such Holders.

     The provisions of Sections 8.01 and 8.02 hereof shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.



                                   ARTICLE IX

                                  MODIFICATION

     Section 9.01. Modification with Consent of Holders. With the consent of Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class), the Issuer, when authorized by resolution of the Board, may amend or modify this Indenture or the Notes; provided that, without the consent of each Swap Provider and each Holder of any Notes affected thereby, no such amendment may modify the provisions of this Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the


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                                      107

amount of, any interest, principal and Premium, if any, payable in respect of any subclass of Notes, or reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of this Section 9.01 or alter the manner or priority of payment of such subclass of Notes (each, a "Basic Terms Modification").

     It shall not be necessary for the consent of the Holders under this
Section 9.01 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such modification approved by the required Holders of any class or subclass of Notes will be binding on the Holders of the relevant class or subclass of Notes and each party to the Indenture.

     The Issuer shall give each Rating Agency prior notice of any amendment under this Section 9.01 and any amendments of its constitutive documents by the Issuer or any Issuer Subsidiaries, and, after an amendment under this Section
9.01 becomes effective, the Issuer shall mail to the Holders and the Rating Agencies a notice briefly describing such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

     After an amendment under this Section 9.01 becomes effective, it shall bind every Holder, whether or not notation thereof is made on any Note held by such Holder.

     Section 9.02.  Modification Without Consent of Holders.  Subject to Section
9.01 hereof, the Trustee may agree, without the consent of any Noteholder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of this Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses incurred among the Accounts by the Cash Manager or (c) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA. Any such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.

     Section 9.03. Subordination and Priority of Payments. The subordination provisions contained in Section 3.08, Section 3.09 and Article X hereof may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Noteholder of the subclass affected thereby and each Noteholder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

     Section 9.04. Execution of Amendments by Trustee. In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture,


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                                      108

the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 9.05. Swap Providers. (a) The Issuer may enter into one or more Swap Agreements from time to time; provided, that counterparties to all Swap Agreements shall be subject to the prior approval of the Board and the Rating Agencies and shall have credit ratings or provide collateralization arrangements consistent with maintaining the ratings of the Notes.

     (b) Notification to Trustee. The Issuer shall promptly notify the Trustee in writing of the execution of any Swap Agreement or Swap Guarantee.

     (c) Third Party Beneficiary. Each Swap Provider and each provider of a Credit Facility shall be a third party beneficiary of Sections 3.08 and 9.03 hereof.

     Section 9.06. Conformity with Trust Indenture Act. Every indenture supplemental hereto pursuant to this Article IX shall conform to the requirements of the TIA as then in effect.



                                   ARTICLE X

                                 SUBORDINATION

     Section 10.01. Subordination of the Notes. (a) Each of the Issuer and the Trustee (on behalf of the Holders of each class of Notes) covenants and agrees, and each Holder, by its acceptance of a Note, covenants and agrees, that the Notes of each class will be issued subject to the provisions of this Article X; and each Holder, by its acceptance of a Note, agrees that all amounts payable on any Note will, to the extent and in the manner set forth in this Article X,
Section 3.08 and, if applicable, Section 3.09 hereof, be subordinated in right of payment to the prior payment in full of all Expenses payable to the Service Providers pursuant to this Indenture and the Related Documents. In addition, each Holder, by its acceptance of a Note, agrees that (i) all amounts payable on any Class A Note will, to the extent and in the manner set forth in this Article X and Section 3.08 hereof, be subordinated in right of payment to all payments under any Primary Eligible Credit Facilities; (ii) all amounts payable on any Class B Note will, to the extent and in the manner set forth in this Article X and Section 3.08 hereof, be subordinated in right of payment to all payments under any Primary Eligible Credit Facilities, the payment in full of the Class A Notes and all Swap Payments (other than Subordinated Swap Payments) payable to any Swap Provider pursuant to any Swap Agreement; (iii) all amounts payable on any Class C Note will, to the extent and in the manner set forth in this Article X and Section 3.08 hereof, be subordinated in right of payment to all payments under any Primary Eligible Credit Facilities, the payment in full of


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                                      109

the Class A Notes, all Swap Payments (other than Subordinated Swap Payments) payable to any Swap Provider pursuant to any Swap Agreement and the Class B Notes, (iv) all amounts payable on any Class D Note will, to the extent and in the manner set forth in this Article X and Section 3.08, be subordinated in right of payment to the payment in full of all payments under any Primary Eligible Credit Facilities, the payment in full of the Class A Notes, all Swap Payments (other than Subordinated Swap Payments) payable to any Swap Provider pursuant to any Swap Agreement, the Class B Notes and the Class C Notes and
(v) all amounts payable on any Class E Note will, to the extent and in the manner set forth in this Article X and Section 3.08, be subordinated in right of payment to the payment in full of all payments under any Primary Eligible Credit Facilities, the payment in full of the Class A Notes, all Swap Payments (other than Subordinated Swap Payments) payable to any Swap Provider pursuant to any Swap Agreement, the Class B Notes, the Class C Notes and the Class D Notes, all payments under any other Eligible Credit Facilities, all Subordinated Swap Payments and all Subordinated Tax-Related Disposition Payments. Any claim to payment so stated to be subordinated is referred to as a "Subordinated Claim"; each claim to payment to which another claim to payment is a Subordinated Claim is referred to as a "Senior Claim" with respect to such Subordinated Claim.

     (b) If prior to the payment in full of all Senior Claims then due and payable, the Trustee or any Holder of a Subordinated Claim shall have received any payment or distribution in respect of such Subordinated Claim in excess of the amount to which such Holder was then entitled under Section 3.08 hereof, then such payment or distribution shall be received and held in trust by such Person and paid over or delivered to the Trustee for application as provided in such Section 3.08.

     (c) If any Service Provider, the Trustee or Holder of any Senior Claim receives any payment in respect of any Senior Claim which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect, and shall be entitled to the benefits of this Article X, all as if such payment had not been received.

     (d) Subject to Section 10.01(i) below, the Trustee (on its own behalf and on behalf of the Holders) and the Issuer each confirm that the payment priorities specified in Section 3.08 hereof shall apply in all circumstances.

     (e) Each Holder, by its acceptance of a Note, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) any actions tending towards liquidation of the property and assets of the Issuer or


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                                      110

the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings.

     (f) If payment on the AerCo Group Notes is accelerated as a result of an Event of Default, the Issuer shall promptly notify the holders of the Senior Claims of such acceleration.

     (g) After all Senior Claims are paid in full and until the Subordinated Claims are paid in full, the holders of Subordinated Claims shall be subrogated to the rights of holders of Senior Claims to receive payments applicable to Senior Claims. A payment made under this Article X to holders of Senior Claims which otherwise would have been made to the holders of Subordinated Claims is not, as between the Issuer and the holders of Subordinated Claims, a payment by the Issuer.

     (h) No right of any holder of any Senior Claim to enforce the subordination of any Subordinated Claim shall be impaired by an act or failure to act by the Issuer or the Trustee or by any failure by either the Issuer or the Trustee to comply with this Indenture.

     (i) Notwithstanding anything contained herein to the contrary, payments from property (or proceeds thereof) deposited in the Defeasance/Redemption Account pursuant to Article XI, which property shall be for the benefit of the applicable Holders, shall not be subordinated to the prior payment of any Senior Claims or subject to the restrictions set forth in this Article X,
Section 3.08 and Section 3.09 hereof, and none of the Holders shall be obligated to pay over any payments from any such property to the Trustee or any holder of Senior Claims or any other creditor of the Issuer or any Issuer Subsidiary.

     (j) Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such Holder's claim, to acquire and continue to hold such Senior Claim and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim.


                                ARTICLE XI

                    DISCHARGE OF INDENTURE; DEFEASANCE


     Section 11.01.  Discharge of Liability on the Notes; Defeasance.  (a)  When
(i) the Issuer delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.08 hereof) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Section 3.10(c) hereof and the Issuer irrevocably deposits in the


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                                      111

Defeasance/Redemption Account funds sufficient to pay at maturity or upon redemption all Outstanding Notes, including interest thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

     (b) Subject to Sections 11.01(c) and 11.02, the Issuer at any time may terminate (i) all its obligations under the Notes or any class or subclass of Notes and this Indenture ("legal defeasance" option) or (ii) its obligations under Sections 5.02, 5.03 and 4.01 (other than with respect to a failure to comply with Sections 4.01(a)), 4.01(b), 4.01(c), 4.01(f) (only with respect to the Issuer) and 4.01(g) (only with respect to the Issuer) ("covenant defeasance" option); provided that no "legal defeasance" option or "covenant defeasance" option may be exercised unless such option is exercised contemporaneously by a Guarantor with respect to all Outstanding Guarantor Additional Notes. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Issuer exercises its legal defeasance option, payment of any Notes subject to such legal defeasance may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default (other than with respect to a failure to comply with Section 5.02(n)), 4.01(a), 4.01(b), 4.01(c), 4.01(f) (other than with respect to the Issuer) and 4.01(g) (other than with respect to the Issuer).

     Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 5.02(n), Article
VI, Sections 8.01, 11.04, 11.05 and 11.06 shall survive until all the Notes have been paid in full. Thereafter, the Issuer's obligations in Sections 8.01,
11.04 and 11.05 shall survive.

     Section 11.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

           (1) the Issuer irrevocably deposits in trust in the Defeasance/Redemption Account any one or any combination of (A) money,
      (B) obligations of, and supported by the full faith and credit of, the U.S. Government ("U.S. Government Obligations") or (C) obligations of corporate issuers ("Corporate Obligations") (provided that any such Corporate Obligations are rated AA+, or the equivalent, or higher, by the Rating Agencies at such time and shall not have a maturity of longer than three years from the date of defeasance) for the payment of all principal, Premium, if any, and interest

      (i) on the Notes or any class or subclass of Notes being defeased, in the case of legal defeasance, or (ii) on all of the Notes in the case of covenant defeasance, in either case, to maturity or redemption, as the case may be;

           (2) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or the Corporate Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due (i) on the Notes or any class or subclass of Notes being defeased, in the case of legal defeasance, or
      (ii) on all of the Notes in the case of covenant defeasance, in either case, to maturity or redemption, as the case may be;

           (3) 91 days pass after the deposit described in clause (1) above is made and during the 91-day period no Event of Default specified in
      Section 4.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;

           (4) the deposit described in clause (1) above does not constitute a default under any other agreement binding on the Issuer;

           (5) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit described in clause (1) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

           (6) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Noteholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

           (7) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

           (8) if the related Notes are then listed on any securities exchange, the Issuer delivers to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Notes to be delisted;

           (9) the Issuer has obtained a Rating Agency Confirmation relating to the defeasance contemplated by this Section 11.02; and

           (10) the Issuer delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article XI have been complied with.

     Section 11.03. Application of Trust Money. The Trustee shall hold in trust in the Defeasance/Redemption Account money, U.S. Government Obligations or Corporate Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations or Corporate Obligations in accordance with this Indenture to the payment of principal, Premium, if any, and interest on the class or subclass of Notes. Money and securities so held in trust are not subject to Article X hereof.

     Section 11.04. Repayment to Issuer. The Trustee shall promptly turn over to the Issuer upon request any excess money or securities held by it at any time.

     Subject to any applicable abandoned property law, the Trustee shall pay to the Issuer upon request any money held by it for the payment of principal or interest that remains unclaimed for two years and, thereafter, Noteholders entitled to the money must look to the Issuer for payment as general creditors.

     Section 11.05. Indemnity for Government Obligations and Corporate Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Corporate Obligations, or the principal and interest received on such U.S. Government Obligations or Corporate Obligations.

     Section 11.06. Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations or Corporate Obligations in accordance with this
Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee is permitted to apply all such money, U.S. Government Obligations or Corporate Obligations in accordance with this Article XI; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations or Corporate Obligations held by the Trustee.

                                 ARTICLE XII

                                 GUARANTEE

     Section 12.01.  Guarantee.  Subject to Section 12.02 hereof,

     (a) the Issuer hereby fully and unconditionally guarantees to each holder of any Guarantor Additional Notes and to each Guarantor Trustee on behalf of any such holder, in each case: (A) the due and punctual payment of principal, accrued and unpaid interest and Premium (as defined in the Guarantor Indenture pursuant to which such Guarantor Additional Notes have been issued), if any, on such Guarantor Additional Notes, when and as the same shall become due and payable, whether at the applicable Final Maturity Date (as defined in such Guarantor Indenture) of such Guarantor Additional Notes, by acceleration or otherwise, the due and punctual payment of interest on any overdue principal, to the extent lawful, and the due and punctual performance of all other obligations of the Guarantor to the holders of such Guarantor Additional Notes or under such Guarantor Indenture, and (B) in the case of any extension of time of payment or renewal of such Guarantor Additional Notes or any of such other obligations, that the same shall be promptly paid in full when due or otherwise. The liability of the Issuer under this Guarantee is limited to the maximum amount that will result in the obligations of the Issuer not constituting a fraudulent conveyance or fraudulent transfer under applicable law;

     (b) the Issuer hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Guarantor, any right to acquire a proceeding first against the Guarantor, the benefit of discussion, protest or notice with respect to any Guarantor Additional Note of any subclass or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Guarantee shall not be discharged as to any such Guarantor Additional Note except by payment in full of the principal, accrued and unpaid interest and Premium, if any, thereon. The maturity of the obligations guaranteed hereby may be accelerated as provided in Article IV of the Guarantor Indenture for the purposes of this Guarantee. In the event of any declaration of acceleration of such obligations as provided in Article IV of such Guarantor Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Issuer for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article IV of such Guarantor Indenture, the Guarantor Trustee shall be entitled to make a demand for payment on such Guarantor Additional Notes under this Guarantee;

     (c) the Issuer hereby waives any claim or other rights which it may now or hereafter acquire against the Guarantor that arise from the existence, payment, performance or enforcement of the Issuer's obligations under such Guarantor Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the holder of any Guarantor Additional Note against the Guarantor, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the


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                                      115

right to take or receive from the Guarantor, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights, until all of the Issuer's obligations under the Guarantor Indenture have been satisfied. If any payment shall be paid to the Issuer in violation of the preceding sentence and the principal, accrued interest and Premium, if any, on any Guarantor Additional Notes shall not have been paid in full, such amount shall be deemed to have been paid to the Issuer for the benefit of, and held in trust for the benefit of, the holders of such Guarantor Additional Notes, and shall forthwith be paid to the Guarantor Trustee for the benefit of such holders to be credited and applied upon the principal, accrued interest and Premium, if any, on such Guarantor Additional Notes;

     (d) the Issuer hereby agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations guaranteed or interest thereon is rescinded or must otherwise be restored by a holder to the Guarantor upon the bankruptcy or insolvency of the Guarantor or the Issuer or otherwise;

     (e) Any right which at any time the Issuer has under the existing or future laws of Jersey, whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of the Guarantor before any claim is enforced against the Issuer in respect of the obligations hereby assumed by the Issuer, is hereby abandoned and waived and the Issuer undertakes that if at any time the Trustee or the Noteholders sue the Issuer in respect of any such obligations and the Guarantor is not sued also, the Issuer shall not claim that the Guarantor be made a party to the proceedings and the Issuer agrees to be bound by this Guarantee whether or not the Issuer is made party to legal proceedings for the recovery of the amount due or owing to the Noteholders as aforesaid by the Guarantor and whether the formalities required by any law of Jersey whether existing or future in regard to the rights or obligations of sureties shall or shall not have been observed.

     (f) Any right which the Issuer may have under the existing or future laws of Jersey, whether by virtue of the droit de division or otherwise, to require that any liability under this Indenture be divided or apportioned with any other person or reduced in any manner whatsoever is hereby abandoned and waived.

     (g) the Issuer hereby agrees that its obligations under this Guarantee shall be irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Guarantor Additional Notes against the Guarantor, the absence of any action to enforce the Guarantor's obligations under the Guarantor Additional Notes, any waiver or consent by a holder with respect to any provisions thereof, any amendment to the terms under which the Guarantor Additional Notes are issued, any release of collateral related to the Guarantor Additional Notes, the bankruptcy of the Guarantor or any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that the Issuer shall be entitled to exercise any right that the Guarantor could have exercised under the Guarantor Indenture to cure any default in respect of its obligations under the Guarantor Indenture or the Guarantor Additional Notes, if any, but only to the extent such right, if any, is provided to the Guarantor under such Guarantor Indenture or the Guarantor Additional Notes.

     Section 12.02. Conditions to Effectiveness of Guarantee. The Guarantee set forth in Section 12.01 shall become valid and effective only upon the fulfillment of each of the following conditions:

           (i) the Guarantor shall have entered into an indenture, the terms of which (including the covenants and other obligations of such Guarantor thereunder) are substantially identical to those of this Indenture (the "Guarantor Indenture" and the notes issued thereunder, the "Guarantor Additional Notes");

           (ii) the Guarantor shall have entered into all related documents, the terms of which are substantially similar to those of the corresponding Related Documents (including cross-collateralizing the Notes by naming the Noteholders as secured parties to any security agreements);

           (iii) all amounts received by such Guarantor or any Guarantor Subsidiary pursuant to any Lease or AerCo Group Related Collateral Document shall have been deposited into the Collection Account;

           (iv) the certificate of authentication on the Guarantor Additional Notes shall have been signed by or on behalf of the Guarantor Trustee; and

           (v) the Issuer shall have received Rating Agency Confirmation prior to the issuance of the Guarantor Additional Notes.

     Section 12.03. Ranking and Subordination of the Guarantees. The Guarantee of the Guarantor Class A Additional Notes (the "Guarantor Class A Additional Note Guarantee") shall rank pari passu with the Issuer's obligation to make payments on or otherwise perform in accordance with the terms of the Class A Notes and shall rank senior to its obligation to make payments on or otherwise perform in accordance with the terms of the Class B Notes, its Guarantee of the Guarantor Class B Additional Notes (the "Guarantor Class B Additional Note Guarantee"), the Class C Notes, its Guarantee of the Guarantor Class C Additional Notes (the "Guarantor Class C Additional Note Guarantee"), the Class D Notes, its Guarantee of the Guarantor Class D Additional Notes (the "Guarantor Class D Additional Note Guarantee"), the Class E Notes and its Guarantee of the Guarantor Class E Additional Notes (the "Guarantor Class E Additional Note Guarantee"). The Guarantor Class B Additional Note Guarantee shall rank junior to the Issuer's obligation to make payments on or otherwise perform in accordance with the terms of the Class A Notes and the Guarantor Class A Additional Note Guarantee, shall rank pari passu with its obligation to make payments on or otherwise perform in accordance with the terms of the Class B Notes and shall rank senior to its obligation to make payments on or otherwise perform in accordance with the terms of the Class C Notes, the Guarantor Class C Additional Note Guarantee, the Class D Notes, the Guarantor Class D Additional Note Guarantee, the Class E Notes and the Guarantor Class E

Additional Note Guarantee. The Guarantor Class C Additional Note Guarantee shall rank junior to the Issuer's obligation to make payments on or otherwise perform in accordance with the terms of the Class A Notes, the Guarantor Class A Additional Note Guarantee, the Class B Notes and the Guarantor Class B Additional Note Guarantee, shall rank pari passu with its obligation to make payments on or otherwise perform in accordance with the terms of the Class C Notes and shall rank senior to its obligation to make payments on or otherwise perform in accordance with the terms of the Class D Notes, the Guarantor Class D Additional Note Guarantee, the Class E Notes and the Guarantor Class E Additional Note Guarantee. The Guarantor Class D Additional Note Guarantee shall rank junior to the Issuer's obligation to make payments on or otherwise perform in accordance with the terms of the Class A Notes, the Guarantor Class A Additional Note Guarantee, the Class B Notes, the Guarantor Class B Additional Note Guarantee, the Class C Notes and the Guarantor Class C Additional Note Guarantee shall rank pari passu with its obligation to make payments on or otherwise perform in accordance with the terms of the Class D Notes and shall rank senior to its obligation to make payments on or otherwise perform in accordance with the terms of the Class E Notes and the Guarantor Class E Additional Note Guarantee. The Guarantor Class E Additional Note Guarantee shall rank junior to the Issuer's obligation to make payments on or otherwise perform in accordance with the terms of the Class A Notes, the Guarantor Class A Additional Note Guarantee, the Class B Notes, the Guarantor Class B Additional Note Guarantee, the Class C Notes, the Guarantor Class C Additional Note Guarantee, the Class D Notes and the Guarantor Class D Additional Note Guarantee and shall rank pari passu with its obligation to make payments on or otherwise perform in accordance with the terms of the Class E Notes.



                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.01. Right of Trustee to Perform. If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture or any of the other Related Documents or otherwise, the Trustee shall have power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations and to take any steps which the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer; provided that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee's other rights under this Indenture or any of the other Related Documents.

     Section 13.02. Waiver. Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this

Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law.

     Section 13.03. Severability. In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

     Section 13.04. Restrictions on Exercise of Certain Rights. The Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, in its capacity as trustee of such class and except as otherwise provided in Section 4.04, may sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer. Each of the Noteholders shall at all times be deemed to have agreed by virtue of the acceptance of the Notes that only the Trustee and, during the continuance of a payment Default with respect to the Senior Class of Notes, the Senior Trustee, in its capacity as trustee of such class and except as provided in Section 4.04, may take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition, examination or any like proceedings under the laws of Jersey.

     Section 13.05. Notices. All notices, demands, certificates, requests, directions, instructions and communications hereunder ("Notices") shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

if to the Issuer, to:

     AerCo Limited
     22 Grenville Street
     St. Helier
     Jersey, JE4 8PX
     Channel Islands
     Facsimile: (+44 1534) 609333
     Attention: Mourant & Co. Secretaries Limited - Company Secretary

 and

     GPA Administrative Services Limited
     GPA House
     Shannon, County Clare
     Ireland
     Attention: Company Secretary
     Facsimile: (+353-61) 360503

with copies to:

     Davis Polk & Wardwell
     1 Frederick's Place
     London
     EC2R 8AB
     Attention: Mr. Tom Reid
     Facsimile: (+44-171) 418-1400

for so long as Bankers Trust Company shall act as Book-Entry Depositary pursuant to the Deposit Agreement, if to any Holder of a Global Note, to:

     Bankers Trust Company
     Four Albany Street
     New York, New York  10006
     Attention:  Corporate Trust and Agency Group,
     Structured Finance Team
     Facsimile:  (+212) 250-6439
     Telephone:  (+212) 250-6137

if to any Holder of a Definitive Registered Note, to such Holder at its address set forth in the Register as of the applicable Record Date;

if to the Administrative Agent, to:

     GPA Administrative Services Limited
     GPA House
     Shannon, County Clare
     Ireland
     Attention: Company Secretary
     Facsimile: (+353-61) 360503

if to the Trustee or the Registrar, to:

     Bankers Trust Company
     Four Albany Street
     New York, New York  10006
     Attention:  Corporate Trust and Agency Group,
     Structured Finance Team
     Facsimile:  (+212) 250-6439
     Telephone:  (+212) 250-6137

if to the Cash Manager, to:

     GPA Cash Manager II Limited
     GPA House
     Shannon, County Clare
     Ireland
     Attention: Company Secretary
     Facsimile: (+353-61) 360 503

for so long as the Notes are listed on the Luxembourg Stock Exchange, if to the Listing Agent, Luxembourg Paying Agent and Registrar, to:

     Banque Internationale a Luxembourg S.A.
     69, route d'Esch
     L-1470 Luxembourg
     Attention: Sabrina Deisges
     Facsimile: (+352) 4590-4227
if to the Servicer, to:

     Babcock & Brown Limited
     Oracle House
     Herbert Street
     Dublin 2
     Ireland
     Attention: Managing Director
     Facsimile: (+353-1) 661-6506

with a copy to:

     Babcock & Brown Inc.
     2 Harrison Street
     San Francisco
     California 94105
     Attention: General Counsel
     Facsimile: (+415) 267-1500

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

     Section 13.06. Assignments. This Indenture shall be a continuing obligation of the Issuer and shall (i) be binding upon the Issuer and its successors and assigns and (ii) inure to the benefit of and be enforceable by the Trustee, and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under the Indenture, or delegate any of its duties hereunder.

     Section 13.07. Currency Conversion. (a) If any amount is received or recovered by the Cash Manager or the Trustee in respect of this Indenture or any part thereof (whether as a result of the enforcement of the security created under the Security Trust Agreement or pursuant to this Indenture or any judgment or order of any court or in the liquidation or dissolution of the Issuer or by way of damages for any breach of any obligation to make any payment under or in respect of the Issuer's obligations hereunder or any part thereof or otherwise) in a currency (the "Received Currency") other than the currency in which such amount was expressed to be payable (the "Agreed Currency"), then the amount in the Received Currency actually received or recovered by the Trustee shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to the Issuer to the extent of the amount of the Agreed Currency which the Cash Manager or the Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Cash Manager or Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Issuer, the Issuer shall pay to the Cash Manager such amount as the Cash Manager shall determine to be necessary to indemnify the Trustee against any Loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Issuer distinct from its obligation to discharge the amount which was originally payable by the Issuer and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Cash Manager or the Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Issuer or any judgment or order and no proof or evidence of any actual loss shall be required.

     (b) For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured the Cash Manager may convert any moneys received, recovered or realized by the Cash Manager under this Indenture (including the proceeds of any previous conversion under this Section 13.07) from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Trustee's then prevailing spot selling rate at its office by which such conversion is made. If not otherwise required to be applied in the Received Currency, the Cash Manager, acting on behalf of the Security Trustee, shall promptly convert any moneys in such Received Currency other than U.S. dollars into U.S. dollars. Each previous reference in this section to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency.

     Section 13.08. Application to Court. The Security Trustee may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Senior Trustee shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by the Issuer against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

     Section 13.09. Governing Law. THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     Section 13.10. Jurisdiction. (a) Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in The City of New York to the Person named as the process agent of such party in Exhibit G at the address set out therein or at the principal New York City office of such process agent, if not the same.

     (b) The submission to the jurisdiction of the courts referred to in
Section 13.10(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

     (c) Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

     Section 13.11. Counterparts. This Indenture may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

     Section 13.12. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     Section 13.13. Trust Indenture Act. Prior to the effectiveness of the Registration Statement, this Indenture shall be incorporated and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                     AERCO LIMITED, as Issuer


                                     By  /s/ FREDERICK W. BRADLEY
                                         ________________________________
                                     Name: Frederick W. Bradley, Jr.
                                     Title: Director


                                     BANKERS TRUST COMPANY, not in its
                                     individual capacity but solely as Trustee


                                     By  ________________________________
                                     Name:
                                     Title:

reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     Section 13.13. Trust Indenture Act. Prior to the effectiveness of the Registration Statement, this Indenture shall be incorporated and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                     AERCO LIMITED, as Issuer


                                     By  ________________________________
                                     Name:
                                     Title:


                                     BANKERS TRUST COMPANY, not in its
                                     individual capacity but solely as Trustee


                                     By  /s/ CRAIG M. KANTOR
                                         ________________________________
                                     Name: Craig M. Kantor
                                     Title: Vice President

                             SCHEDULE A

             INITIAL APPRAISED VALUE OF THE INITIAL AIRCRAFT


               INITIAL APPRAISAL VALUE AT
                     MARCH 1, 1998
SERIAL NUMBER           ($000'S)
-------------  --------------------------
        26153                      42.373
        26068                      25.683
          240                      13.317
        24465                      21.953
        24677                      21.943
        25764                      27.353
        25765                      27.500
        49952                      22.920
           85                      26.777
        24685                      25.710
        11258                      14.207
        11342                      16.343
        24999                      63.130
        49627                      21.283
        49790                      20.820
        26158                      43.097
          299                      31.290
          362                      31.527
        23868                      24.214
          391                      32.883
        24909                      24.157
        23979                      24.667
        24908                      24.367
        24904                      26.430
        26066                      28.143
        11341                      16.163
        11350                      16.710
        11351                      16.313
        24947                      62.470
        26152                      41.680
          403                      32.083
        46064                      16.020
        46040                      15.997
        22496                      31.270
        26067                      21.180

                             SCHEDULE B

                        ISSUER SUBSIDIARIES

                                  Jurisdiction of Incorporation
                     Aircraft Lease Portfolio
                     Securitization 94-1 Limited  Jersey

                     AerCo Ireland Limited        Ireland

                     AerCo Ireland II Limited     Ireland

                     AerCoUSA Inc.                Delaware

                     AerFi Belgium N.V.           Belgium

                     Pergola Limited              Ireland

                     ALPS 94-1 (Belgium) N.V.     Belgium

                     ALPS 94-1 (France) S.A.R.L.  France

                                  EXHIBIT A-1

                    FORM OF SUBCLASS A-1 FLOATING RATE NOTE


                                 AERCO LIMITED

                      SUBCLASS A-1 NOTE, due July 15, 2023

No.____                                                       [CUSIP][ISIN][CCN]
$ ______

                               BEARER GLOBAL NOTE

     AERCO LIMITED, a limited liability company organized under the laws of Jersey, Channel Islands (herein referred to as the "Issuer"), for value received, hereby promises to pay to the BEARER, upon surrender hereof, the principal sum set forth on the grid schedule attached hereto and made a part hereof (provided, however that the aggregate principal amount hereof and of all other Subclass A-1 Notes outstanding, collectively, shall not exceed THREE HUNDRED AND FORTY MILLION DOLLARS ($340,000,000)) on July 15, 2023 (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fluctuating interest rate per annum equal to the sum of LIBOR plus 0.19% per annum (the "Stated Interest Rate") from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, payable on each Payment Date. Interest on this Subclass A-1 Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual period.

     This Subclass A-1 Note is one of a duly authorized issue of Notes of the Issuer, designated as its "Subclass A-1 Notes, due July 15, 2023", issued under the Trust Indenture dated as of July 15, 1998 (as amended or supplemented from time to time, the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee"). This Subclass A-1 Note is freely negotiable and transfer of this Subclass A-1 Note shall be by delivery hereof. The Indenture also provides for the issuance of Subclass A-2 Notes, Subclass B-1 Notes, Subclass C-1 Notes, Subclass D-1 Notes and Subclass E-1 Notes (collectively, the "Initial Notes"). All capitalized terms used in this Subclass A-1 Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement for the respective rights and obligations thereunder of the Issuer, the Trustee and the Subclass A-1 Noteholders. This Subclass A-1 Note is subject to all terms of the Indenture.

     The Issuer will pay or redeem the Outstanding Principal Balance of this Subclass A-1 Note prior to the Final Maturity Date on the Payment dates and in the amounts specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Sections 3.08 and 3.09 of the Indenture.

                                     A-1-2

     The Issuer may redeem all or part of the Outstanding Principal Balance of this Subclass A-1 Note prior to the Final Maturity Date on the Payment Dates, in the amounts and under the circumstances specified in the Indenture.

     Other than in the case of a redemption for taxation reasons specified in the Indenture, upon any redemption of any amount of the Outstanding Principal Balance of this Subclass A-1 Note (i) with the application of funds other than the Available Collections Amount (including proceeds from Refinancing Notes and proceeds from third parties), such amount shall be redeemed at a Redemption Price equal to the product of the applicable Redemption Premium applicable thereto and the Outstanding Principal Balance thereof and (ii) with the application of the Available Collections Amount, such amount shall be redeemed at a Redemption Price equal to the Outstanding Principal Balance thereof.

     Following the Expected Final Payment Date of this Subclass A-1 Note and until the Outstanding Principal Balance hereof is paid or duly provided for, the Outstanding Principal Balance hereof shall bear additional interest ("Step-Up Interest") at the rate of 0.5% per annum, payable on each Payment Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Sections 3.08 and 3.09 of the Indenture.

     Any amount of Redemption Premium or interest (including Step-Up Interest) on this Subclass A-1 Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at a fluctuating rate per annum equal to the Stated Interest Rate plus, following the Expected Final Payment date of this Subclass A-1 Note, 0.5% per annum from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject, in the case of Step-Up Interest, to the availability of the Available Collections Amount therefor after making payments entitled to priority under Sections 3.08 and 3.09 of the Indenture.

     If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Initial Notes other than the Subclass D-1 and Subclass E-1 Notes is not declared effective by the Commission, on or before April 12, 1999 in accordance with the terms of the Registration Rights Agreement dated as of July 15, 1998 between the Issuer and Morgan Stanley & Co. International Limited, thereafter an additional incremental interest amount will accrue on each subclass of Notes other than the Subclass D-1 and Subclass E-1 Notes, at an annual rate of 0.5%. Such additional incremental interest amounts on the Notes other than the Subclass D-1 and Subclass E-1 Notes will be payable in cash on each Payment Date until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     The indebtedness evidenced by the Subclass A-1 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims, and this Subclass A-1
Note is issued subject to such

                                     A-1-3

provisions. Each Holder of this Subclass A-1 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

     The maturity of this Subclass A-1 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

     This Subclass A-1 Note is and will be secured, on a subordinate basis, by the collateral pledged as security therefor as provided in the Security Documents.

     Subject to and in accordance with the terms of the Indenture, there will be distributed monthly on each Payment Date commencing on August 17, 1998, to the Holder hereof, in the manner specified in Section 3.08 of the Indenture, such Holder's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Subclass A-1 Notes held by such Holder) of the aggregate amount distributable to all Holders of Subclass A-1 Notes on such Payment Date.

     All amounts payable in respect of this Subclass A-1 Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof. The final payment with respect to this Subclass A-1 Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at the Corporate Trust office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. At such time, if any, as this Subclass A-1 Note is issued in the form of one or more Definitive Registered Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Registered Note on the applicable Record Date at its address appearing on the Register maintained with respect to Subclass A-1 Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder of one of more Definitive Registered Notes of Subclass A-1 having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York. The final payment with respect to any such Definitive Registered Note, however, shall be made only upon presentation and surrender of such Definitive Registered Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. Any reduction in the principal amount of this Subclass A-1 Note (or any one or more predecessor Subclass A-1 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Subclass A-1 Note and of any Subclass A-1 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass A-1 Note, whether or not noted hereon.

     The Holder of this Subclass A-1 Note agrees, by acceptance hereof, to pay over to the Cash Manager any money (including principal, Redemption Premium and interest) paid to it in respect of this Subclass A-1 Note in the event that the Cash Manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority

                                     A-1-4

of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Cash Manager in making such payment.

     The Indenture permits the amendment or modification of the Indenture and the Subclass A-1 Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, without the consent of each Swap Provider and each Holder of any Notes affected thereby, no such amendment may (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal and Redemption Premium, if any, payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of such subclass of Notes required to approve any amendment or waiver of Section 9.01 of the Indenture or (iii) alter the manner or priority of payment of such subclass of Notes (each, a "Basic Terms Modification"). Any such amendment or modification shall be binding on every Holder hereof, whether or not notation thereof is made upon this Subclass A-1 Note. The Indenture also permits the Trustee to agree, without the consent of any Noteholder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature or (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses incurred among the Accounts by the Cash Manager.

     The subordination provisions contained in Section 3.08, Section 3.09 and
Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Noteholder of the subclass affected thereby and each Noteholder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

     The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior
Class of Notes, on behalf of the Holders of all of the Subclass A-1 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Subclass A-1 Note and of any Subclass A-1 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass A-1 Note, whether or not notation of such consent or waiver is made upon this Subclass A-1 Note.

     The term "Issuer" as used in this Subclass A-1 Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Subclass A-1 Notes under the Indenture.

                                     A-1-5

     The Subclass A-1 Notes are issuable only in bearer form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Subclass A-1 Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Subclass A-1 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Subclass A-1 Note to be signed manually or by facsimile by its Responsible Officer.

Date: __________                    AERCO LIMITED


                                    By: ________________________________
                                        Name:
                                        Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Subclass A-1 Notes due July 15, 2023 designated above and referred to in the within-mentioned Indenture.


Date: ___________                   BANKERS TRUST COMPANY, not in its
                                      individual capacity but solely as Trustee


                                    By: ________________________________
                                            Authorized Signatory

                                     A-1-6

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                      EVIDENCED BY THIS SUBCLASS A-1 NOTE

     The initial principal amount of indebtedness evidenced by this Subclass A-1 Note shall be $_________. The following decreases/increases in the principal amount evidenced by this Subclass A-1 Note have been made:

            Decrease in     Increase in     Total Principal
            Principal       Principal       Amount of this        Notation Made
Date of     Amount of       Amount of       Subclass  A-1 Note    by or on
Decrease/   this Subclass   this Subclass   Following such        Behalf of
Increase    A-1 Note        A-1 Note        Decrease/Increase     Trustee
---------   -------------   -------------   ------------------    -------------

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

                                  EXHIBIT A-2

                    FORM OF SUBCLASS A-2 FLOATING RATE NOTE

                                 AERCO LIMITED

                      SUBCLASS A-2 NOTE, due July 15, 2023

No._______
$_________
                                                              [CUSIP][ISIN][CCN]

                           GLOBAL BEARER CERTIFICATE

     AERCO LIMITED, a limited liability company organized under the laws of Jersey, Channel Islands (herein referred to as the "Issuer"), for value received, hereby promises to pay to the BEARER, upon surrender hereof, the principal sum set forth on the grid schedule attached hereto and made a part hereof (provided, however that the aggregate principal amount hereof and of all other Subclass A-2 Notes outstanding, collectively, shall not exceed TWO HUNDRED AND NINETY MILLION DOLLARS ($290,000,000)) on July 15, 2023 (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fluctuating interest rate per annum equal to the sum of LIBOR plus 0.32% per annum (the "Stated Interest Rate") from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, payable on each Payment Date. Interest on this Subclass A-2 Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period.

     This Subclass A-2 Note is one of a duly authorized issue of Notes of the Issuer, designated as its "Subclass A-2 Notes, due July 15, 2023", issued under the Trust Indenture dated as of July 15, 1998 (as amended or supplemented from time to time, the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee"). This Subclass A-2 Note is freely negotiable and transfer of this Subclass A-2 Note shall be by delivery hereof. The Indenture also provides for the issuance of Subclass A-1 Notes, Subclass B-1 Notes, Subclass C-1 Notes, Subclass D-1 Notes and Subclass E-1 Notes (collectively, the "Initial Notes"). All capitalized terms used in this Subclass A-2 Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Subclass A-2 Noteholders. This Subclass A-2 Note is subject to all terms of the Indenture.

     The Issuer will pay or redeem the Outstanding Principal Balance of this Subclass A-2 Note prior to the Final Maturity Date on the Payment Dates and in the amounts specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Sections 3.08 and 3.09 of the Indenture.

                                     A-2-2

     The Issuer may redeem all or part of the Outstanding Principal Balance of this Subclass A-2 Note prior to the Final Maturity Date on the Payment Dates, in the amounts and under the circumstances specified in the Indenture.

     Other than in the case of a redemption for taxation reasons specified in the Indenture, upon any redemption of any amount of the Outstanding Principal Balance of this subclass A-2 Note (i) with the application of funds other than the Available Collections Amount (including proceeds from Refinancing Notes and proceeds from third parties), such amount shall be redeemed at a Redemption Price equal to the product of the applicable Redemption Premium applicable thereto and the outstanding Principal Balance thereof and (ii) with the application of the Available Collections Amount, such amount shall be redeemed at a Redemption Price equal to the Outstanding Principal Balance thereof.

     Any amount of Redemption Premium or interest on this Subclass A-2 Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at a fluctuating interest rate per annum equal to the Stated Interest Rate from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.08 of the Indenture.

     If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Initial Notes other than the Subclass D-1 and Subclass E-1 Notes is not declared effective by the Commission, on or before April 12, 1999 in accordance with the terms of the Registration Rights Agreement dated as of July 15, 1998 between the Issuer and Morgan Stanley & Co. International Limited, thereafter an additional incremental interest amount will accrue on each subclass of Notes other than the Subclass D-1 and Subclass E-1 Notes, at an annual rate of 0.5%. Such additional incremental interest amounts on the Notes other than the Subclass D-1 and Subclass E-1 Notes will be payable in cash on each Payment Date until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     The indebtedness evidenced by the Subclass A-2 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims and this Subclass A-2
Note is issued subject to such provisions. Each Holder of this Subclass A-2 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

     The maturity of this Subclass A-2 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

                                     A-2-3

     This Subclass A-2 Note is and will be secured, on a subordinated basis, by the collateral pledged as security therefor as provided in the Security Documents.

     Subject to and in accordance with the terms of the Indenture, there will be distributed monthly on each Payment Date commencing on August 17, 1998, to the Holder hereof, in the manner specified in Section 3.08 of the Indenture, such Holder's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Subclass A-2 Notes held by such Holder) of the aggregate amount distributable to all Holders of Subclass A-2 Notes on such Payment Date.

     All amounts payable in respect of this Subclass A-2 Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof. The final payment with respect to this Subclass A-2 Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. At such time, if any, as this Subclass A-2 Note is issued in the form of one or more Definitive Registered Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Registered Note on the applicable Record Date at its address appearing on the Register maintained with respect to Subclass A-2 Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Registered Notes of Subclass A-2 having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York. The final payment with respect to any such Definitive Registered Note, however, shall be made only upon presentation and surrender of such Definitive Registered Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. Any reduction in the principal amount of this Subclass A-2 Note (or any one or more predecessor Subclass A-2 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Subclass A-2 Note and of any Subclass A-2 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass A-2 Note, whether or not noted hereon.

     The Holder of this Subclass A-2 Note agrees, by acceptance hereof, to pay over to the Cash Manager any money (including principal, Redemption Premium and interest) paid to it in respect of this Subclass A-2 Note in the event that the Cash Manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Cash Manager in making such payment.

     The Indenture permits the amendment or modification of the Indenture and the Subclass A-2 Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holder (voting as a single class); provided that, without the consent of each Swap Provider and each Holder of any Notes affected thereby, no such amendment may (i) modify the provisions of the Indenture

                                     A-2-4

or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal and Redemption Premium, if any, payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of such subclass of Notes required to approve any amendment or waiver of Section
9.01 of the Indenture or (iii) alter the manner or priority of payment of such subclass of Notes (each, a "Basic Terms Modification"). Any such amendment or modification shall be binding on every Holder hereof, whether or not notation thereof is made upon this Subclass A-2 Note. The Indenture also permits the Trustee to agree, without the consent of any Noteholder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature or (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses incurred among the Accounts by the Cash Manager.

     The subordination provisions contained in Section 3.08, Section 3.09 and
Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Noteholder of the subclass affected thereby and each Noteholder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

     The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Holders of all of the Subclass A-2 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Subclass A-2 Note and of any Subclass A-2 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass A-2 Note, whether or not notation of such constant or waiver is made upon this Subclass A-2 Note.

     The term "Issuer" as used in this Subclass A-2 Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Subclass A-2 Notes under the Indenture.

     The Subclass A-2 Notes are issuable only in bearer form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Subclass A-2 Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

                                     A-2-5

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Subclass A-2 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Subclass A-2 Note to be signed manually or by facsimile by its Responsible Officer.

Date: __________                    AERCO LIMITED


                                    By: ________________________________
                                        Name:
                                        Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Subclass A-2 Notes due July 15, 2023 designated above and referred to in the within-mentioned Indenture.


Date: ___________                   BANKERS TRUST COMPANY, not in its
                                      individual capacity but solely as Trustee


                                    By: ________________________________
                                            Authorized Signatory

                                     A-2-6

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                      EVIDENCED BY THIS SUBCLASS A-2 NOTE

     The initial principal amount of indebtedness evidenced by this Subclass A-2 Note shall be $_________. The following decreases/increases in the principal amount evidenced by this Subclass A-2 Note have been made:

            Decrease in     Increase in     Total Principal
            Principal       Principal       Amount of this        Notation Made
Date of     Amount of       Amount of       Subclass A-2 Note     by or on
Decrease/   this Subclass   this Subclass   Following such        Behalf of
Increase    A-2 Note        A-2 Note        Decrease/Increase     Trustee
---------   -------------   -------------   ------------------    -------------

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

                                    EXHIBIT

                    FORM OF SUBCLASS B-1 FLOATING RATE NOTE

                                 AERCO LIMITED

                      SUBCLASS B-1 NOTE, due July 15, 2023


No.______                                                 [CUSIP][ISIN][CCN]

$________

                           GLOBAL BEARER CERTIFICATE

     AERCO LIMITED, a limited liability company organized under the laws of Jersey, Channel Islands (herein referred to as the "Issuer"), for value received, hereby promises to pay to the BEARER, upon surrender hereof, the principal sum set forth on the grid schedule attached hereto and made a part hereof (provided, however that the aggregate principal amount hereof and of all other Subclass B-1 Notes outstanding, collectively, shall not exceed EIGHTY-FIVE MILLION DOLLARS ($85,000,000)) on July 15, 2023 (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fluctuating interest rate per annum equal to the sum of LIBOR plus 0.60% per annum (the "Stated Interest Rate") from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, payable on each Payment Date. Interest on this Subclass B-1
Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period.

     This Subclass B-1 Note is one of a duly authorized issue of Notes of the Issuer, designated as its "Subclass B-1 Notes, due July 15, 2023", issued under the Trust Indenture dated as of July 15, 1998 (as amended or supplemented from time to time, the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee"). This Subclass B-1 Note is freely negotiable and transfer of this Subclass B-1 Note shall be by delivery hereof. The Indenture also provides for the issuance of Subclass A-1 and A-2 Notes, Subclass C-1 Notes, Subclass D-1 Notes and Subclass E-1 Notes (collectively, the "Initial Notes"). All capitalized terms used in this Subclass B-1 Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Guarantor, the Trustee and the Subclass B-1 Noteholders. This Subclass B-1 Note is subject to all terms of the Indenture.

     The Issuer will pay or redeem the Outstanding Principal Balance of this Subclass B-1 Note prior to the Final Maturity Date on the Payment Dates and in the amounts specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Sections 3.08 and 3.09 of the Indenture.

                                        B-1-2

     The Issuer may redeem all or part of the Outstanding Principal Balance of this Subclass B-1 Note prior to the Final Maturity Date on the Payment Dates, in the amounts and under the circumstances specified in the Indenture.

     Other than in the case of a redemption for taxation reasons specified in the Indenture, upon any redemption of any amount of the Outstanding Principal Balance of this Subclass B-1 Note (i) with the application of funds other than the Available Collections Amount (including proceeds from Refinancing Notes and proceeds from third parties), such amount shall be redeemed at a Redemption Price equal to the product of the applicable Redemption Premium applicable thereto and the Outstanding Principal Balance thereof and (ii) with the application of the Available Collections Amount, such amount shall be redeemed at a Redemption Price equal to the Outstanding Principal Balance thereof.

     Any amount of Redemption Premium or interest on this Subclass B-1 Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at a fluctuating interest rate per annum equal to the Stated Interest Rate form the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under section 3.08 of the Indenture.

     If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Initial Notes other than the Subclass D-1 and Subclass E-1 Notes is not declared effective by the Commission, on or before April 12, 1999 in accordance with the terms of the Registration Rights Agreement dated as of July 15, 1998 between the Issuer and Morgan Stanley & Co. International Limited, thereafter an additional incremental interest amount will accrue on each subclass of Notes other than the Subclass D-1 and Subclass E-1 Notes, at an annual rate of 0.5%. Such additional incremental interest amounts on the Notes other than the Subclass D-1 and Subclass E-1 Notes will be payable in cash on each Payment Date until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     The indebtedness evidenced by the Subclass B-1 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims, and this Subclass B-1 Note is issued subject to such provisions. Each Holder of this Subclass B-1 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes an directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

     The maturity of this Subclass B-1 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture. The Subclass B-1 Noteholders shall not be permitted to deliver a Default Notice or to exercise any

                                        B-1-3

remedy in respect of any such Event of Default until all interest and principal on the Class A Notes have been paid in full.

     This Subclass B-1 Note is and will be secured, on a subordinated basis, by the collateral pledged as security therefor as provided in the Security Documents.

     Subject to and in accordance with the terms of the Indenture, there will be distributed monthly on each Payment Date commencing on August 17, 1998, to the Holder hereof, in the manner specified in Section 3.08 of the Indenture, such Holder's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Subclass B-1 Notes held by such Holder) of the aggregate amount distributable to all Holders of Subclass B-1 Notes on such Payment Date.

     All amounts payable in respect of this Subclass B-1 Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof. The final payment with respect to this Subclass B-1 Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. At such time, if any, as this Subclass B-1 Note is issued in the form of one or more Definitive Registered Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Registered Note on the applicable Record Date at its address appearing on the Register maintained with respect to Subclass B-1 Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Registered Notes of Subclass B-1 having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York. The final payment with respect to any such Definitive Registered Note, however, shall be made only upon presentation and surrender of such Definitive Registered Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. Any reduction in the principal amount of this Subclass B-1 Note (or any one or more predecessor Subclass B-1 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Subclass B-1 Note and of any Subclass B-1 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass B-1 Note, whether or not noted hereon.

     The Holder of this Subclass B-1 Note agrees, by acceptance hereof, to pay over to the Cash Manager any money (including principal, Redemption Premium and interest) paid to it in respect of this Subclass B-1 Note in the event that the Cash Manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Cash Manager in making such payment.

     The Indenture permits the amendment or modification of the Indenture and the Subclass B-1 Notes by the Issuer with the consent of the Holders of a majority of the

                                      B-1-4

Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, without the consent of each Swap Provider and each Holder of any Notes affected thereby, no such amendment may (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal and Redemption Premium, if any, payable in respect of such subclass of Notes,
(ii) reduce the percentage of the aggregate Outstanding Principal Balance of such subclass of Notes required to approve any amendment or waiver of
Section 9.01 of the Indenture or (iii) alter the manner or priority of payment of any subclass of Notes (each, a "Basic Terms Modification"). Any such amendment or modification shall be binding on every Holder hereof, whether or not notation thereof is made upon this Subclass B-1 Note. The Indenture also permits the Trustee to agree, without the consent of any Noteholder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature or (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses incurred among the Accounts by the Cash Manager.

     The subordination provisions contained in Section 3.08, Section 3.09 and
Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Noteholder of the subclass affected thereby and each Noteholder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section
3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

     The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Holders of all of the Subclass B-1 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Subclass B-1 Note and of any Subclass B-1 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass B-1 Note, whether or not notation of such consent or waiver is made upon this Subclass B-1 Note.

     The term "Issuer" as used in this Subclass B-1 Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Subclass B-1 Notes under the Indenture.

     The Subclass B-1 Notes are issuable only in bearer form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                                     B-1-5

     This Subclass B-1 Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Subclass B-1 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Subclass B-1 Note to be signed manually or by facsimile by its Responsible Officer.

Date: __________                    AERCO LIMITED


                                    By: ________________________________
                                        Name:
                                        Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Subclass B-1 Notes due July 15, 2023 designated above and referred to in the within-mentioned Indenture.


Date: ___________                   BANKERS TRUST COMPANY, not in its
                                      individual capacity but solely as Trustee


                                    By: ________________________________
                                            Authorized Signatory

                                     B-1-6

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                      EVIDENCED BY THIS SUBCLASS B-1 NOTE

     The initial principal amount of indebtedness evidenced by this Subclass B-1 Note shall be $_________. The following decreases/increases in the principal amount evidenced by this Subclass B-1 Note have been made:

            Decrease in     Increase in     Total Principal
            Principal       Principal       Amount of this        Notation Made
Date of     Amount of       Amount of       Subclass B-1 Note     by or on
Decrease/   this Subclass   this Subclass   Following such        Behalf of
Increase    B-1 Note        B-1 Note        Decrease/Increase     Trustee
---------   -------------   -------------   ------------------    -------------

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

                                   EXHIBIT C

                    FORM OF SUBCLASS C-1 FLOATING RATE NOTE


                                 AERCO LIMITED

                      SUBCLASS C-1 NOTE, due July 15, 2023


No. ____                                                    [CUSP][ISIN][CCN]
$_________


                           GLOBAL BEARER CERTIFICATE

     AERCO LIMITED, a limited liability company organized under laws of Jersey, Channel Islands, (herein referred to as the "Issuer") for value received, hereby promises to pay to the BEARER, upon surrender hereof, the principal sum set forth on the grid schedule attached hereto and made a part hereof (provided, however that the aggregate principal amount hereof and of all other Subclass C-1 Notes outstanding, collectively, shall not exceed EIGHTY-FIVE MILLION DOLLARS ($85,000,000)) on July 15, 2023 (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fluctuating interest rate per annum equal to the sum of LIBOR plus 1.35% per annum (the "Stated Interest Rate") from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, payable on each Payment Date. Interest on this Subclass C-1 Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period.

     This Subclass C-1 Note is one of a duly authorized issue of Notes of the Issuer, designated as its "Subclass C-1 Notes, due July 15, 2023", issued under the Trust Indenture dated as of July 15, 1998 (as amended or supplemented from time to time, the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee"). This Subclass C-1 Note is freely negotiable and transfer of this Subclass C-1 Note shall be by delivery hereof. The Indenture also provides for the issuance of Subclass A-1 and A-2 Notes, Subclass B-1 Notes, Subclass D-1 Notes and Subclass E-1 Notes (collectively, the "Initial Notes"). All capitalized terms used in this Subclass C-1 Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Subclass C-1 Noteholders. This Subclass C-1
Note is subject to all terms of the Indenture.

     The Issuer will pay or redeem the Outstanding Principal Balance of this Subclass C-1 Note prior to the Final Maturity Date on the Payment Dates and in the amounts specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Sections 3.08 and 3.09 of the Indenture.

                                     C-1-2

     The Issuer may redeem all or part of the Outstanding Principal Balance of this Subclass C-1 Note prior to the Final Maturity Date on the Payment Dates, in the amounts and under the circumstances specified in the Indenture.

     Other than in the case of redemption for taxation reasons specified in the Indenture, upon any redemption of any amount of the Outstanding Principal Balance of this Subclass C-1 Note (i) with the application of funds other than the Available Collections Amount (including proceeds from Refinancing Notes and proceeds from third parties), such amount shall be redeemed at a Redemption Price equal to the product of the applicable Redemption Premium applicable thereto and the Outstanding Principal Balance thereof and (ii) with the application of the Available Collections Amount, such amount shall be redeemed at a Redemption price equal to the Outstanding Principal Balance thereof.

     Any amount of Redemption Premium or interest on this Subclass C-1 Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at a fluctuating interest rate per annum equal to the Stated Interest Rate from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.08 of the Indenture.

     If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Initial Notes other than the Subclass D-1 and Subclass E-1 Notes is not declared effective by the Commission, on or before April 12, 1999 in accordance with the terms of the Registration Rights Agreement dated as of July 15, 1998 between the Issuer and Morgan Stanley & Co. International Limited, thereafter an additional incremental interest amount will accrue on each subclass of Notes other than the Subclass D-1 and Subclass E-1 Notes, at an annual rate of 0.5%. Such additional incremental interest amounts on the Notes other than the Subclass D-1 and Subclass E-1 Notes will be payable in cash on each Payment Date until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     The indebtedness evidenced by the Subclass C-1 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims and this Subclass C-1
Note is issued subject to such provisions. Each Holder of this Subclass C-1 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

     The maturity of this Subclass C-1 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture. The Subclass C-1 Noteholders shall not be permitted to deliver a Default Notice or to exercise any

                                     C-1-3

remedy in respect of any such Event of Default until all interest and principal on the Class A Notes and the Class B Notes have been paid in full.

     This Subclass C-1 Note is and will be secured, on a subordinated basis, by the collateral pledged as security therefor as provided in the Security Documents.

     Subject to and in accordance with the terms of the Indenture, there will be distributed monthly on each Payment Date commencing on August 17, 1998, to the Holder hereof, in the manner specified in Section 3.08 of the Indenture, such Holder's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Subclass C-1 Notes held by such Holder) of the aggregate amount distributable to all Holders of Subclass C-1 Notes on such Payment Date.

     All amounts payable in respect of this Subclass C-1 Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof. The final payment with respect to this Subclass C-1 Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. At such time, if any, as this Subclass C-1 Note is issued in the form of one or more Definitive Registered Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Registered Note on the applicable Record Date at its address appearing on the Register maintained with respect to Subclass C-1 Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Registered Notes of Subclass C-1 having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York. The final payment with respect to any such Definitive Registered Note, however, shall be made only upon presentation and surrender of such Definitive Registered Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. Any reduction in the principal amount of this Subclass C-1 Note (or any one or more predecessor Subclass C-1 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Subclass C-1 Note and of any Subclass C-1 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass C-1 Note, whether or not noted hereon.

     The Holder of this Subclass C-1 Note agrees, by acceptance hereof, to pay over to the Cash Manager any money (including principal, Redemption Premium and interest) paid to it in respect of this Subclass C-1 Note in the event that the Cash Manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Cash Manager in making such payment.

     The Indenture permits the amendment or modification of the Indenture and the Subclass C-1 Notes by the Issued with the consent of the Holders of a majority of the

                                     C-1.4

Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, without the consent of each Swap Provider and each Holder of any Notes affected thereby, no such amendment may (i) modify the provisions of the Indenture and the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal and Redemption Premium, if any, payable in respect of such subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of such subclass of Notes required to approve any amendment or waiver of Section 9.01 of the Indenture or (iii) alter the manner or priority of payment of such subclass of Notes (each, a "Basic Terms Modification"). Any such amendment or modification shall be binding on every Holder hereof, whether or not notation thereof is made upon this Subclass C-1 Note. The Indenture also permits the Trustee to agree, without the consent of any Noteholder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature or (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses incurred among the Accounts by the Cash Manager.

     The subordination provisions contained in Section 3.08, Section 3.09 and
Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Noteholder of the subclass affected thereby and each Noteholder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

     The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Holders of all of the Subclass C-1 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Subclass C-1 Note and of any Subclass C-1 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass C-1 Note, whether or not notation of such consent or waiver is made upon this Subclass C-1 Note.

     The term "Issuer" as used in this Subclass C-1 Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Subclass C-1 Notes under the Indenture.

     The Subclass C-1 Notes are issuable only in bearer form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                                     C-1-5

     This Subclass C-1 Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Subclass C-1 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Subclass C-1 Note to be signed manually or by facsimile by its Responsible Officer.

Date: __________                    AERCO LIMITED


                                    By: ________________________________
                                        Name:
                                        Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Subclass C-1 Notes due July 15, 2023 designated above and referred to in the within-mentioned Indenture.


Date: ___________                   BANKERS TRUST COMPANY, not in its
                                      individual capacity but solely as Trustee


                                    By: ________________________________
                                            Authorized Signatory

                                     C-1-6

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                      EVIDENCED BY THIS SUBCLASS C-1 NOTE

     The initial principal amount of indebtedness evidenced by this Subclass C-1 Note shall be $_________. The following decreases/increases in the principal amount evidenced by this Subclass C-1 Note have been made:

            Decrease in     Increase in     Total Principal
            Principal       Principal       Amount of this        Notation Made
Date of     Amount of       Amount of       Subclass C-1 Note     by or on
Decrease/   this Subclass   this Subclass   Following such        Behalf of
Increase    C-1 Note        C-1 Note        Decrease/Increase     Trustee
---------   -------------   -------------   ------------------    -------------

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

_________   _____________   _____________   __________________    _____________

                                   EXHIBIT D

                      FORM OF SUBCLASS D-1 FIXED RATE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AERCO LIMITED OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE (A) THROUGH (E) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                   EXHIBIT D

                      FORM OF SUBCLASS D-1 FIXED RATE NOTE


                                 AERCO LIMITED

                   8.50% SUBCLASS D-1 NOTE, due July 15, 2023


No. ____
$_________



     AERCO LIMITED, a limited liability company organized under the laws of Jersey, Channel Islands (herein referred to as the "Issuer"), for value received, hereby promised to pay to GPA GROUP PLC, the principal sum of ________________________________________________________ DOLLARS ($_________)
on July 15, 2023 (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at the rate of 8.50% per annum (the "Stated Interest Rate") from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, payable on each Payment Date. Interest on this Subclass D-1 Note for each Interest Accrual Period shall be calculated on the basis of a 360-day year and one-twelfth of an annual interest payment and, in the case of a payment other than on an Interest
Payment Date, on the basis of a 360-day year consisting of twelve 30-day months.

     This Subclass D-1 Note is one of a duly authorized issue of Notes of the Issuer, designated as its "Subclass D-1 Notes, due July 15, 2023", issued under the Trust Indenture dated as of July 15, 1998 (as amended or supplemented from time to time, the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee"). The Indenture also provides for the issuance of Subclass A-1 and A-2 Notes, Subclass B-1 Notes, Subclass C-1 Notes and
Subclass E-1 Notes (collectively, the "Initial Notes"). All capitalized terms used in this Subclass D-1 Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Subclass D-1 Noteholders. This Subclass D-1 Note is subject to all terms of the Indenture.

     The Issuer will pay or redeem the Outstanding Principal Balance of this Subclass D-1 Note prior to the Final Maturity Date on the Payment Dates and in the amounts specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Sections 3.08 and 3.09 of the Indenture.

The Issuer may redeem all or part of the Outstanding Principal Balance of this Subclass D-1 Note prior to the Final Maturity Date on the Payment Dates, in the amounts and under the circumstances specified in the Indenture.

                                     D-1-3

     Other than the case of a redemption for taxation reasons specified in the Indenture, upon any redemption of any amount of the Outstanding Principal Balance of this Subclass D-1 Note (i) prior to July 15, 2003, such amount shall be redeemed at a Redemption Price equal to the higher of (A) the discounted present value of the Scheduled Principal Payment Amounts allocable in accordance with Section 3.09 of the Indenture in respect of, and interest from the Redemption Date to, but not including, July 15, 2003, plus the product of the Redemption Premium applicable thereto and the assumed Outstanding Principal Balance thereof on July 15, 2003, discounted at a rate equal to the Treasury Yield plus 1.00% and (B) the Outstanding Principal Balance thereof and (ii) on or after July 15, 2003, such amount shall be redeemed at a Redemption Price equal to the product of the Redemption Premium applicable thereto and the Outstanding Principal Balance thereof.

     Any amount of Redemption Premium or interest on this Subclass D-1 Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at a fluctuating interest rate per annum equal to the Stated Interest Rate from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.08 of the Indenture.

     The indebtedness evidenced by the Subclass D-1 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims, and this Subclass D-1
Note is issued subject to such provisions. Each Holder of this Subclass D-1 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

     The maturity of this Subclass D-1 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture. The Subclass D-1 Noteholders shall not be permitted to deliver a Default Notice or to exercise any remedy in respect of any such Event of Default until all interest and principal on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.

     This Subclass D-1 Note is and will be secured, on a subordinated basis, by the collateral pledged as security therefor as provided in the Security Trust Agreement.

     Subject to and in accordance with the terms of the Indenture, there will be distributed monthly on each Payment Date commencing on August 17, 1998, to the Holder hereof, in the manner specified in Section 3.08 of the Indenture, such Holder's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Subclass D-1 Notes held by such Holder) of the aggregate amount distributable to all Holders of Subclass D-1 Notes on such Payment Date.

     All amounts payable in respect of this Subclass D-1 Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the

                                     D-1-4

Holder hereof. The final payment with respect to this Subclass D-1 Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. At such time, if any, as this subclass D-1
Note is issued in the form of one or more Definitive Registered Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Registered Note on the applicable Record Date at its address appearing on the Register maintained with respect to Subclass D-1 Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Registered Notes of Subclass D-1 having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York. The final payment with respect to any such Definitive Registered Note, however, shall be made only upon presentation and surrender of such Definitive Registered Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. Any reduction in the principal amount of this Subclass D-1 Note (or any one or more predecessor Subclass D-1 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Subclass D-1 Note and of any Subclass D-1 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass D-1 Note, whether or not noted hereon.

     The Holder of this Subclass D-1 Note agrees, by acceptance hereof, to pay over to the Cash Manager any money (including principal, Redemption Premium and interest) paid to it in respect of this Subclass D-1 Note in the event that the Cash Manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Cash Manager in making such payment.

     This Subclass D-1 Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. When this Subclass D-1 Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Subclass D-1 Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). No service charge shall be made for any registration of transfer or exchange of this Subclass D-1 Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

     Prior to the registration of transfer of this Subclass D-1 Note, the Issuer and the Trustee may deem and treat the Person in whose name this Subclass D-1 Note (as of the

                                     D-1-5

day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect of this Subclass D-1 Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

     The Indenture permits the amendment or modification of the Indenture and the Subclass D-1 Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, without the consent of each Swap Provider and each Holder of any Notes affected thereby, no such amendment may (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal and Redemption Premium, if any, payable in respect of such subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section 9.01 of the Indenture or (iii) alter the manner or priority of payment of any subclass of Notes (each, a "Basic Terms Modification"). Any such amendment or modification shall be binding on every Holder hereof, whether or not notation thereof is made upon this Subclass D-1 Note. The Indenture also permits the Trustee to agree, without the consent of any Noteholder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature or (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses incurred among the Accounts by the Cash Manager.

     The subordination provisions contained in Section 3.08, Section 3.09 and
Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Noteholder of the subclass affected thereby and each Noteholder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

     The Indenture also contains provisions permitting the Holder of Notes representing a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Holders of all of the Subclass D-1 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Subclass D-1 Note and of any Subclass D-1 Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Subclass D-1 Note, whether or not notation of such consent or waiver is made upon this Subclass D-1 Note.

     The term "Issuer" as used in this Subclass D-1 Note includes any successor to the Issuer under the Indenture.

                                     D-1-6

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Subclass D-1 Notes under the Indenture.

     The Subclass D-1 Notes are issuable only in bearer form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Subclass D-1 Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Subclass D-1 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                                     D-1-7

     IN WITNESS WHEREOF, the Issuer has caused this Subclass D-1 Note to be signed manually or by facsimile by its Responsible Officer.

Date: __________                    AERCO LIMITED


                                    By: ________________________________
                                        Name:
                                        Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Subclass D-1 Notes due July 15, 2023 designated above and referred to in the within-mentioned Indenture.


Date: ___________                   BANKERS TRUST COMPANY, not in its
                                      individual capacity but solely as Trustee


                                    By: ________________________________
                                            Authorized Signatory

                                     D-1-8

                           [FORMS OF] TRANSFER NOTICE

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s) assign(s) and transfer(s) unto

Insert Taxpayer Identification No. ________________


______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date: ________________________________  ________________________________________
                                                Signature of Transferor

                                        NOTE: The signature to this assignment
                                        must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                                   EXHIBIT E

                      FORM OF SUBCLASS E-1 FIXED RATE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL, OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AERCO LIMITED OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE (A) THROUGH (E) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                  EXHIBIT E

                      FORM OF SUBCLASS E-1 FIXED RATE NOTE

                                 AERCO LIMITED

                     20.00% SUBCLASS E-1 NOTE, due July 15, 2023

No._______
$______________________

                                                   July 15, 1998

     AERCO LIMITED, a limited liability company organized under the laws of Jersey, Channel Islands (herein referred to as the "Issuer"), for value received, hereby promises to pay to GPA GROUP PLC, the principal sum of __________________ DOLLARS ($________________) on July 15, 2023 (the "Final
Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof, initially at the rate of 20.00% per annum (subject to adjustment as discussed below) from the date hereof until the Outstanding Principal Balance is paid or duly provided for, payable on each Payment Date; provided, however, that the obligation of the Issuer to pay interest hereon is subject to the availability of Available Collections therefor after making payments entitled to priority under Section 3.08 of the Indenture.

     Interest on this Subclass E-1 Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year and one-twelfth of an annual interest payment and, in the case of a payment other than on a Payment Date, on the basis of a 360-day year consisting of twelve 30-day months.

     This Subclass E-1 Note is one of a duly authorized issue of Notes of the Issuer, designated as its "20.00% Subclass E-1 Notes due July 15, 2023", issued under the Indenture dated as of July 15, 1998 (as amended or supplemented from time to time, the "Indenture"), among the Issuer and Bankers Trust Company, as trustee (the "Trustee"). This Indenture also provides for the issuance of Subclass A-1 Notes, Subclass A-2 Notes, Subclass B-1 Notes, Subclass C-1 Notes and Subclass D-1 Notes (collectively with the Subclass E-1 Notes, the "Initial Notes"). All capitalized terms used in this Subclass E-1 Note and note defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Subclass E-1 Noteholders. This Subclass E-1 Note is Subject to all terms of the Indenture.

                                      E-1-3

     Subject as provided below, the amount of interest accruing in respect of this Subclass E-1 Note on each Payment Date shall be the amount as referred to above multiplied by the Index (as defined below) applicable to the month in which such Payment Date falls divided by the Base Index and calculated to four decimal places. If interest is required to be calculated for a period not ending on a Payment Date such interest shall be multiplied by the Index applicable to the month in which such interest accrues divided by the Base Index and calculated to four decimal places.

     "Index" means, subject as provided below, the United States Consumer Price Index for all Urban Consumers published by the United States Department of Labor (1982-84 = 100). Any reference to the Index applicable to a particular month (the "relevant month") shall be construed as a reference to the Index issued in the month prior to the relevant month.

     "Base Index" means 163 namely the Index issued in June 1998 or such other value as shall be substituted for this as provided below.

     If at any time and from time to time the Index shall be changed by the substitution of a new base therefor (so that the base of 100 ceases to be the base for 1982-84 or such other date or month as may already have been substituted) then with effect from the date or month as from and including which such substitution takes effect:

     (a) the definition of Index shall be deemed to refer to the new date or month in substitution for 1982-84 (or as the case may be for such other date or month as may have been substituted); and

     (b) the definition of "Base Index" shall be amended in such manner as in the opinion of the Trustee after consultation with the Issuer is most appropriate to implement such change.

     The Issuer will pay or redeem the Outstanding Principal Balance of this Subclass E-1 Note prior to the Final Maturity Date on the Payment Dates and in the amounts specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Sections 3.08 and 3.09 of the Indenture.

     The Issuer may redeem all or part of the Outstanding Principal Balance of this Subclass E-1 Note prior to the Final Maturity Date on the Payment Dates, in the amounts and under the circumstances specified in the Indenture.

     Upon any redemption of any amount of the Outstanding Principal Balance of this Subclass E-1 Note, such amount shall be redeemed at a Redemption Price equal to the Outstanding Principal Balance thereof, without premium or penalty.

     Any amount of interest on this Subclass E-1 Note that is not paid when due shall, to the fullest extent permitted by applicable law, accrue and bear interest at an

                                     E-1-4

interest rate per annum as stated herein, payable on the next succeeding Payment Date under priority (xxvii) under Section 3.08 of the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority thereunder.

     The indebtedness evidenced by the Subclass E-1 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Subclass E-1 Note is issued subject to such provisions. Each Holder of this Subclass E-1 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

     The maturity of this Subclass E-1 Note is subject to acceleration upon the occurrence and during the continuance of Events of Default specified in the Indenture. The Class E Noteholders shall not be permitted to deliver a Default Notice or to exercise any remedy in respect of any such Event of Default until all interest and principal on the Subclass A-1 Notes, the Subclass A-2 Notes, the Subclass B-1 Notes, the Subclass C-1 Notes and the Subclass D-1 Notes have been paid in full.

     This Subclass E-1 Note is and will be secured, on a subordinated basis, by the collateral pledged as security therefor as provided in the Security Documents.

     Subject to and in accordance with the terms of the Indenture, there will be distributed monthly in arrears on each Payment Date commencing on August 17, 1998, to the Holder hereof, in the manner specified in Section 3.08 of the Indenture, such Holder's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of Subclass E-1 Notes held by such Holder) of the aggregate amount distributable to all Holders of Subclass E-1 Notes on such Payment Date.

     All amounts payable in respect of this Subclass E-1 Note shall be payable in U.S. dollars in immediately available funds at the Corporate Trust Office of the Trustee or as otherwise directed in the manner provided in the Indenture to the Holder hereof. Any reduction in the principal amount of this Subclass E-1 Note (or any one or more predecessor Subclass E-1 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Subclass E-1 Note and of any Subclass E-1 Note issued upon the exchange or in lieu of or upon the refinancing of this Subclass E-1 Note, whether or not noted hereon.

     The Holder of this Subclass E-1 Note agrees, by acceptance hereof, to pay over to the Cash Manager any money (including principal, Redemption Premium and interest) paid to it in respect of this Subclass E-1 Note in the event that the Cash Manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Cash Manager in making such payment.

                                     E-1-5

     This Subclass E-1 Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. When this Subclass E-1 Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Subclass E-1 Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). No service charge shall be made for any registration of transfer or exchange of this Subclass E-1 Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

     Prior to the registration of transfer of this Subclass E-1 Note, the Issuer and the Trustee may deem and treat the Person in whose name this Subclass E-1 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect of this Subclass E-1 Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

     The Indenture permits the amendment or modification of the Indenture and the Subclass E-1 Note by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, without the consent of each Swap Provider and each Holder of any Notes affected thereby, no such amendment may (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal and Redemption Premium, if any, payable in respect of any subclass of Notes,
(ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section 9.01 of the Indenture or (iii) alter the manner or priority of payment of such subclass of Notes (each, a "Basic Terms Modification"). Any such amendment or modification shall be binding on every Holder hereof, whether or not notation thereof is made upon this Subclass E-1 Note. The Indenture also permits the Trustee to agree, without the consent of any Noteholder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature or (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses incurred among the Accounts by the Cash Manager.

     The subordination provisions contained in Section 3.08, Section 3.09 and
Article X of the Indenture may not be amended or modified without the consent of each Noteholder of any subclass affected thereby and each Noteholder of any subclass of Notes

                                     E-1-6


ranking senior thereto. In no event shall the provisions set forth in Section
3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

     The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Holders of all of the Subclass E-1 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Subclass E-1 Note and of any Subclass E-1 Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Subclass E-1 Note, whether or not notation of such consent or waiver is made upon this Subclass E-1 Note.

     Each Holder of this Subclass E-1 Note, by acceptance hereof, appoints and authorizes GPA Group plc (together with its successors hereunder, the "Class E Note Representative") to take such action on its behalf and to exercise such powers and discretion under this Subclass E-1 Note, the Indenture and the other Related Documents as are delegated to the Class E Note Representative by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Subclass E-1 Note or the Indenture, the Class E Note Representative shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Holders of Class E Notes (the "Required Holders"), and each Holder of this Subclass E-1 Note, by acceptance hereof, agrees that such instructions shall be binding upon it and all Holders of Class E Notes; provided, however, that nothing contained in this paragraph shall affect in any way the right of the Holder hereof to vote in favor of taking or refraining from taking any action in respect of, or any amendment or modification of, this Subclass E-1 Note or the Indenture which, by the terms of this Subclass E-1 Note or the Indenture, requires the consent of each Class E Noteholder.

     The Class E Note Representative may resign at any time by giving written notice thereof to each Class E Noteholder, the Trustee and the Security Trustee and may be removed at any time with or without cause by the Required Holders. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Class E Note Representative. If no successor Class E Note Representative shall have been so appointed by the Required Holders, and shall have accepted such appointment, within 30 days after the retiring Class E Note Representative's giving of notice of resignation or the Required Holders' removal of the retiring Class E Note Representative, then the retiring Class E Note Representative may, on behalf of the Class E Noteholders, appoint a successor Class E Note Representative, which shall be the Holder at such time of the largest aggregate principal amount of Class E Notes the Outstanding. Upon the acceptance of any appointment as Class E Note Representative hereunder by a successor Class E Note Representative, such successor Class E Note Representative shall so notify in

                                     E-1-7

writing each Class E Noteholder, the Trustee and the Security Trustee and thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Class E Note Representative hereunder and under the other Related Documents, and the retiring Class E Note Representative shall be discharged from its duties and obligations under this Subclass E-1 Note, the Indenture and the other Related Documents.

     The Term "Issuer" as used in this Subclass E-1 Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Subclass E-1 Notes under the Indenture.

     The Subclass E-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     The Subclass E-1 Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York including all matters of construction, validity and performance.

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Subclass E-1 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                                     E-1-8

     IN WITNESS WHEREOF, the Issuer has caused this Subclass E-1 Note to be signed manually or by facsimile by its Responsible Officer.

Date: __________                    AERCO LIMITED


                                    By: ________________________________
                                        Name:
                                        Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Subclass E-1 Notes due July 15, 2023 designated above and referred to in the within-mentioned Indenture.


Date: ___________                   BANKERS TRUST COMPANY, not in its
                                      individual capacity but solely as Trustee


                                    By: ________________________________
                                            Authorized Signatory

                                     E-1-9

                           [FORMS OF] TRANSFER NOTICE

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s) assign(s) and transfer(s) unto

Insert Taxpayer Identification No. ________________


______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date: ________________________________  ________________________________________
                                                Signature of Transferor

                                        NOTE: The signature to this assignment
                                        must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                        FORM OF CERTIFICATE OF TRANSFER

AerCo Limited
22 Grenville Street
St. Helier
Jersey JE4 8PX
Channel Islands

Bankers Trust Company
Four Albany Street
Mail Shop 5091
New York, New York 10006
USA

                 RE: 20.00% SUBCLASS E-1 NOTES OF AERCO LIMITED

     Reference is hereby made to the Indenture, dated as of July 15, 1998 (the "Indenture"), between AerCo Limited, as issuer (the "Company"), and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

     ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $______ in such Note[s] or interests (the "Transfer"), to _____________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF DEFINITIVE REGISTERED NOTES PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Definitive Registered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Definitive Registered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Definitive Registered Notes will be subject to the restrictions on transfer enumerated in the Private Placement Legend set forth in the Indenture and applicable to the 144A Global Note and/or printed on the Definitive Registered Note and otherwise specified in the Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF DEFINITIVE REGISTERED NOTES PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Registered Notes will be subject to the restrictions on Transfer enumerated in the Private Placement Legend set forth in the Indenture and applicable to the Regulation S Global Note and/or printed on the Definitive Registered Note and otherwise specified in the Indenture and the Securities Act.

3. [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Definitive Registered Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend set forth in the Indenture and applicable to the Global Notes, on Definitive Registered Notes bearing the Private Placement Legend and in the Indenture.

4. [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Definitive Registered Notes will not be subject to the restrictions on transfer enumerated in the Private Placement Legend set forth in the Indenture and applicable to the Global Notes or Definitive Registered Notes bearing the Private Placement Legend and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



1.                                             ________________________________
                                               [Insert Name of Transferor]




2.                                             By: ___________________________
                                                   Name:
                                                   Title:




          Dated: ________________________

                         FORM OF ANNEX A TO CERTIFICATE
                                  OF TRANSFER


1.   The Transferor owns and proposes to transfer the Definitive Registered
     Notes.

2.   that the Transferee will hold:

                                  [CHECK ONE]

     (a)  [ ]  Definitive Registered Notes bearing the Private Placement Legend;

     (b) [ ] Definitive Registered Notes that do not bear the Private Placement Legend;

     in accordance with the terms of the Indenture.

                                   EXHIBIT F

                              CONCENTRATION LIMITS



                                                             Percentage of Most
                                                              Recent Appraised
                                                            Value of Portfolio
               Lessee Concentration Limits                          (2)
               ---------------------------                  --------------------
Single Lessee rated BBB/Baa2 (or the equivalent) or better                   15%
Other single Lessees......................................                   10%
Five largest Lessees......................................                   35%

                                                             Percentage of Most
                                                              Recent Appraised
                                                            Value of Portfolio
               Country Concentration Limits                         (2)
               ----------------------------                 --------------------
United States.............................................                   25%
Countries rated BBB/Baa2 (or the equivalent) or better (1)                   20%
Other.....................................................                   15%

                                                             Percentage of Most
                                                              Recent Appraised
                                                            Value of Portfolio
               Region Concentration Limits                          (2)
               ---------------------------                  --------------------
Developed Market Region (3)...............................  50%
Emerging Market Region (3)................................  25%
Other (3).................................................  20% (4)
Asia/Pacific (3)..........................................  55%

(1) Based on the sovereign foreign currency debt rating assigned by the Rating Agencies to the country in which a Lessee is habitually based at the time the relevant Lease is executed.
(2) Percentage to be obtained by dividing the aggregate most recent Appraised Values of all Aircraft operating or to be operated by Lessees habitually based in the applicable country or region by the aggregate most recent Appraised Values of all Aircraft then owned by AerCo Group.
(3) The designations of Emerging Markets and Developed Markets are as determined and published by Capital International Perspective S.A. from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, the regulatory environment, exchange controls and perceived investment risk. The current designations are as set out below:

         Region                                      Country
         ------                                      -------

DEVELOPED MARKETS

Europe..................  European Union (except Greece and Luxembourg), Norway and
                          Switzerland
North America...........  Canada and United States
Pacific.................  Australia, Hong Kong, Japan, New Zealand and Singapore

EMERGING MARKETS

Asia....................  China, India, Indonesia, South Korea, Malaysia, Pakistan,
                          Philippines, Sri Lanka, Taiwan and Thailand
Europe and Middle East..  Czech Republic, Greece, Hungary, Israel, Jordan, Poland,
                          Russia and Turkey
Latin America...........  Argentina, Brazil, Chile, Colombia, Mexico, Peru and Venezuela

OTHER

All other countries (generally those that have small or under-developed capital markets, including Fiji)

(4) In addition, within the Other designation, no more than 10% of the most recent Appraised Value of the Portfolio shall be leased to Lessees habitually based in "Other" countries rated below BBB/Baa2 (or the equivalent) and no more than 5% of the most recent Appraised Value of the Portfolio shall be leased to Lessees habitually based in "Other" countries in Africa.

PRI Guidelines

(a) Prohibited Countries:

     Burma
     Cuba
     Iran
     Iraq
     Libya
     North Korea
     Sudan
     Syria

(b) Countries with respect to which PRI must be procured:


Angola              Congo              Mongolia
Armenia             Equatorial Guinea  Niger
Azerbaijan          Eritrea            Sao Tome & Principe
Belarus             Ethiopia           Somalia
Benin               Grenada            Sudan
Bhutan              Kazakhstan         Syria
Cameroon            Kirilsati          Turkmenistan
Cape Verde Islands  Kyrgistan          Uzbekistan
Chad                Liberia
Comoros             Moldova

                             EXHIBIT G

                  AGENTS FOR SERVICE OF PROCESS


Party                  Jurisdiction  Appointed Agent
-----                  ------------  ---------------
AerCo Limited          Jersey        Corporation Service Company
                                     375 Hudson Street
                                     New York, NY 10014
                                     U.S.A.

Bankers Trust Company  New York      Bankers Trust Company
                                     4 Albany Street
                                     10th Floor
                                     New York, NY 10006
                                     U.S.A.

                                   EXHIBIT H

                              INSURANCE PROVISIONS


        Minimum Limits
       -----------------
Model  (liability cover)
-----
 F100  U.S.$300 million
 B737  U.S.$400 million
 MD83  U.S.$400 million
 A320  U.S.$400 million
 A300  U.S.$550 million
 B767  U.S.$550 million
 B757  U.S.$450 million
 B747  U.S.$750 million
  DC8  U.S.$450 million

                                   EXHIBIT I

                      FORM OF MONTHLY REPORT TO THE ISSUER
                             AND EACH RATING AGENCY

        (i) With respect to each Payment Date,

                      A. The balances on deposit on the Calculation Date immediately preceding the prior Payment Date;

                      B. The aggregate amounts of deposits and withdrawals between such Calculation Date and the Calculation Date immediately preceding such Payment Date; and

                      C. The balances on deposit in the Expense Account, Collection Account and Lessee Funded Account on the Calculation Date immediately preceding such Payment Date.

        (ii) Analysis of Expense Account Activity

        Balance on the preceding Calculation Date

                      Net Transfer to the Expense Account from the Collection Account during the period between prior Calculation Date and the relevant Calculation Date

                      Payments during the period between the prior Calculation Date and the relevant Calculation Date:

                      (1)  Payments on prior Payment Date;

                      (2)  Other payments;

                      Balance on the relevant Calculation Date

        (iii) Analysis of Collection Account Activity

                      Balance on the preceding Calculation Date;

                      - Required Expense Amount (including on preceding Payment Date);
                      -    Net Transfer to Lessee Funded Account during period;
                      -    Collections during period;
                      -    Transfer from the Aircraft Purchase Account;
                      -    Drawings under Credit Facilities;
                      -    Aggregate Note Payments;
                      -    Swap Payments;

                      - Repayments of drawings under credit or liquidity enhancement facilities;

                      Balance on relevant Calculation Date (separately stating components of the Liquidity Reserve Amount)

                      Analysis of current Payment Date distributions

         (iv) Payments on the Notes

                (a)  Floating Rate Notes (by class and, if
                     applicable, subclass)

                  -    Applicable LIBOR for the
                       current Interest Accrual Period;
                  -    Applicable Margin for the
                       current Interest Accrual Period;
                  -    Applicable Interest Rate for
                       current Interest Accrual Period;
                  -    Interest Amount Payable;
                  -    Step-Up Interest;
                  -    Opening Outstanding Principal Balance;
                  -    Minimum Principal Payment Amount;
                  -    Scheduled Principal Payment Amount;
                  -    Supplemental Principal Payment Amount;
                  -    Redemption Amount;
                  -    amount allocable to principal;
                  -    amount allocable to Premium;
                  -    Closing Outstanding Principal Balance;


                (b)  Fixed Rate Notes (by class and, if applicable, subclass)


                  -    Interest Amount Payable;
                  -    Opening Outstanding Principal Balance;
                  -    Minimum Principal Payment Amount;
                  -    Scheduled Principal Payment Amount;
                  -    Redemption Amount
                  -    amount allocable to principal;
                  -    amount allocable to Premium;
                  -    Closing Outstanding Principal Balance;

            (v)  Floating Rate Note information for next Interest
                 Accrual Period (by subclass):

                         Applicable LIBOR;
                         Applicable Margin;
                         Applicable Interest Rate

            (vi) Payments per $100,000 Initial Outstanding
                 Principal Balance of Notes (by subclass):

                         Opening Outstanding Principal Balance;
                         Total Principal Payments;
                         Closing Outstanding Principal Balance;
                         Total Interest;
                         Total Premium

                                EXHIBIT J

                   FORM OF CERTIFICATE OF TRANSFER



   AerCo Limited
   22 Grenville Street
   St. Helier
   Jersey

   Bankers Trust Company
   Four Albany Street
   New York, New York 10006
   Attention:  Corporate Trust and Agency Group


        Re: Subclass -- Notes due 2023 of AerCo Limited


        Reference is hereby made to the Indenture, dated as of July 15, 1998 (the "Indenture"), between AerCo Limited, as issuer (the "Issuer") and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

        [CHECK ALL THAT APPLY]


   1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS CORRESPONDING TO THE RULE 144A GLOBAL NOTE OR DEFINITIVE REGISTERED NOTES PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interests or Definitive Registered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interests or Definitive Registered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Any such Transfer of a Book-Entry Interest in the Regulation S Global Note for Definitive Registered Notes shall only occur under the circumstances specified in the Indenture. Upon consummation of the proposed Transfer in accordance with the terms of the

   Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

   2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS CORRESPONDING TO THE REGULATION S GLOBAL NOTE OR DEFINITIVE REGISTERED NOTES PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and
   (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Any such Transfer of a Book-Entry Interest in the Regulation S Global Note for Definitive Registered Notes shall only occur under the circumstances specified in the Indenture. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                                _______________________________
                                                [Insert Name of Transferor]


                                                By:____________________________
                                                Name:
                                                Title:

   Dated: ____________________ , ______

                         FORM OF ANNEX A TO CERTIFICATE
                                  OF TRANSFER


   1. The Transferor owns and proposes to transfer the following:

        [CHECK ONE OF (a) OR (b)]

         (a)  [ ] Book-Entry Interests corresponding to the

                (i)  [ ] Rule 144A Global Note (CUSIP _______), or

               (ii)  [ ]  Regulation S Global Note (CUSIP _______), or

        (b)   [ ] Definitive Registered Note.



   2. that the Transferee will hold:

                        [CHECK ONE]

         (a)  [ ] Book-Entry Interests corresponding to the:

                (i)  [ ] Rule 144A Global Note (CUSIP _______), or

               (ii)  [ ] Regulation S Global Note (CUSIP _______), or

         (b)  [ ] Definitive Registered Notes;

        in accordance with the terms of the Indenture.

                                EXHIBIT K

                         CORE LEASE PROVISIONS


   1.   Representations and Warranties, etc.

                representations and warranties or a legal opinion or such other comfort acceptable to the lessor as to, without limitation, the due execution of such lease by the related lessee and the validity of such lessee's obligations thereunder, due authorization of such lease and procurement of relevant licenses and permits in connection therewith;

   2.   Subleasing

                permission to sublease only if the primary lessee thereunder remains obligated to make payments on such primary lease, except with respect to the specific classes of sublessees and under the specific conditions provided in such lease;

   3.   Permitted Encumbrances

                provisions requiring the lessee not to create any Encumbrances in respect of the aircraft or the related engines, except for exceptions thereto consistent with the reasonable commercial practices of leading international aircraft operating lessors, including Encumbrances not affecting the use or operation of the aircraft arising in the ordinary course of the lessee's business;

   4.   No Right to Sell

                the lease shall not permit a lessee to sell any aircraft except, with respect to an aircraft the subject of a purchase option, pursuant to an agreement entered into by such lessee prior to the exercise of such purchase option to sell or otherwise transfer ownership of such aircraft upon the exercise of such purchase option;

   5.   Events of Loss

                provisions stipulating that the lease will terminate in the event of a Total Loss of the relevant aircraft;

   6.   Return of Aircraft

                provisions for redelivery of the relevant aircraft, including, if applicable, replacement engines and parts, on expiry or termination of the lease (other than any expiration or termination coincident with the purchase of the relevant aircraft pursuant to exercise of a purchase option by the relevant lessee or in cases in which such lease provides for retention of the relevant Aircraft by the lessee or for delivery to a third party), specifying the required return condition and any obligation upon the Lessee to remedy or compensate the lessor, directly or indirectly, for any material deviations from such return condition, in each case considering the other terms of the relevant lease and to the extent consistent with the reasonable commercial practices of leading international aircraft operating lessors;

   7.   Termination Events

                provisions setting forth the conditions under which the Lessor may terminate a lease and repossess the relevant aircraft, at any time after the expiration of any agreed grace period or remedy period, in each case consistent with the reasonable commercial practices of leading international aircraft operating lessors;

   8.   Assignment

                provisions prohibiting the assignment by the Lessee of any benefits or obligations under the lease to any Person, subject to exceptions consistent with the reasonable commercial practices of leading international aircraft operating lessors;

   9.   Disclaimer of Conditions or Warranty

                provisions acknowledging that when the Lessee gives formal notice of acceptance of the relevant aircraft, it takes delivery of such aircraft with no condition, warranty or representation of any kind having been given by or on behalf of the lessor in respect of such aircraft, except as to matters expressly set forth in the lease;

   10.  Net Lease

                provisions stating the Lessee's obligation to make rental payments is absolute and unconditional under any and all circumstances and regardless of other events or similar provisions.

                                   APPENDIX A

                               CLASS PERCENTAGES


See Tab No. 14.

                                   APPENDIX B

                           TARGET PRINCIPAL BALANCES



See Tab No. 14.